Exhibit 10.1
Execution Version

AMENDMENT AND RESTATEMENT AGREEMENT, dated as of December 19, 2019 (this “Amendment”), by and among BALDWIN RISK PARTNERS, LLC, a Delaware limited liability company (the “Borrower”), CADENCE BANK, N.A. (“Cadence”) as the Existing Agent (as defined below), JPMorgan Chase Bank, N.A. (“JPMorgan”), as the Successor Agent (as defined below) and the several banks and other financial institutions listed on the signature pages hereto (the “Lenders”) to the that certain Third Amended and Restated Credit Agreement dated as of March 13, 2019, among Borrower, the Existing Agent, the several banks and other financial institutions or entities parties thereto (the “Existing Lenders”) (as amended by Amendment No. 1 thereto dated as of September 21, 2019, the “Credit Agreement”); capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, Borrower desires to amend and restate the Credit Agreement on the terms set forth herein;
WHEREAS, Section 14.8 of the Credit Agreement provides that the relevant Loan Parties and the Required Lenders may amend and restate the Credit Agreement and the other Loan Documents for certain purposes and make certain other modifications with the consent of each affected Lender thereby;
WHEREAS, each Lender has agreed, on the terms and conditions set forth herein, to replace the existing Revolving Credit Commitments and WC Revolving Loan Commitments under the Credit Agreement with replacement Revolving Credit Commitments, in the aggregate not to exceed $225,000,000 at any one time outstanding, on the terms and conditions set forth in Exhibit A hereto;
WHEREAS, each Lender has agreed to the amendment and restatement of the Credit Agreement on the terms and conditions set forth herein, including with respect to the establishment of their respective Revolving Credit Commitments as set forth on the Commitment Schedule;
WHEREAS, pursuant to Section 13.6 of the Credit Agreement, Cadence intends to resign as Agent under the Credit Agreement and the other Loan Documents, the Required Lenders desire to appoint JPMorgan as successor Agent under the Credit Agreement, the Amended Credit Agreement and the other Loan Documents and JPMorgan desires to be appointed as successor Agent under the Credit Agreement and the other Loan Documents;
WHEREAS, the Successor Agent, the Existing Agent and the Borrower desire to enter into that certain Resignation, Consent and Appointment Agreement, dated as of the Amended and Restatement Effective Date (as defined below) (the “Resignation, Consent and Appointment Agreement”);
WHEREAS, JPMorgan Chase Bank, N.A., has agreed to act as lead arranger in connection with this Amendment and the transactions contemplated hereby (in such capacity, the “Amendment and Restatement Lead Arranger”);

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
Section I.Amendment and Restatement. As of the Amendment and Restatement Effective Date (as defined below) and upon the satisfaction of the conditions set forth in Section 5, hereof the (a) Credit Agreement (including all schedules and exhibits thereto) is hereby amended and restated in the form of the Credit Agreement attached as Exhibit A hereto, and (b) the Successor Agent is authorized to enter into (i) an amendment and restatement of the Third Amended and Restated Security Agreement, dated March 13, 2019 among Borrower, the Existing Agent, Borrower, and the Grantors (as defined therein) in the form of the Fourth Amended and Restated Security Agreement attached as Exhibit B hereto, (ii) an amendment and restatement of the Third Amended and Restated Equity Pledge Agreement dated March 13, 2019, among Borrower, the Existing Agent and the Pledgors (as defined therein) in the form of the Fourth Amended and Restated Equity Pledge Agreement attached as Exhibit C hereto, and (iii) the Continuing and Unconditional Guaranty dated December 19, 2019 among the Guarantors (as defined in Exhibit A) and the Successor Agent in the form attached as Exhibit D hereto.
Section 2.    Reallocation of Revolving Credit Exposure and Revolving Commitments. Each Lender confirms that on the Amendment and Restatement Effective Date, upon the satisfaction of the conditions set forth in Section 5 hereof, it shall have a Commitment in the principal amount set forth opposite its name on the Commitment Schedule attached to the form of Credit Agreement attached as Exhibit A hereto and that the Lenders shall sell and assign, or purchase and assume, such interests, rights and obligations with respect to the Revolving Credit Exposure and the Commitments, as shall be necessary, in order that, after giving effect to all such sales and assignments, and purchases and assumptions, each Lender will hold the principal amount of Revolving Credit Exposure and Commitments set forth opposite the name of such Lender on the Commitment Schedule attached to the form of Credit Agreement attached as Exhibit A hereto. Each Lender hereby waives the right to request compensation for any funding losses pursuant to the Credit Agreement as a result of the sale or purchase of any Loans on the Amendment and Restatement Effective Date. None of Loans outstanding on the Amendment and Restatement Effective Date shall be treated as Loans under the Working Capital Sub-Facility.
Section 3.    Resignation and Appointment of Administrative Agent and Collateral Agent. Effective as of the Amended and Restated Effective Date and immediately prior to the effectiveness of this Amendment pursuant to Section 5 hereof, pursuant to Section 13.6 of the Credit Agreement and the Resignation, Consent and Appointment Agreement:
(a)    Cadence hereby resigns as Agent under the Credit Agreement and the other Loan Documents;

(b)    the Existing Lenders constituting Required Lenders (as determined immediately prior to the effectiveness of this Amendment pursuant to Section 5 hereof) shall (i) accept the resignation of Cadence as Agent under the Credit Agreement and the other Loan Documents ( the “Existing Agent”) and waive any notice requirements in connection therewith, (ii)

appoint JPMorgan as the Agent under the Credit Agreement and the other Loan Documents (the “Successor Agent”), and (iii) authorize and approve the Resignation, Consent and Appointment Agreement and such other documents and instruments to be executed and delivered and actions to be taken by the Existing Agent and Successor Agent to effect the foregoing;

(c)    JPMorgan hereby accepts such appointment as Successor Agent under the Resignation, Consent and Appointment Agreement, the Credit Agreement and the other Loan Documents and shall act as Agent under the Credit Agreement and the other Loan Documents as of the Amended and Restated Effective Date; and
(d)    the Borrower and each other Loan Party consents to the foregoing resignation and appointment and agrees to deliver the documents and agreements set forth on Schedule I to this Amendment within the applicable time periods specified thereon (or by such later time as the Successor Agent may agree).
Section 4.    Representations and Warranties; No Default or Potential Default; Solvency. In order to induce the Lenders to enter into this Amendment and to amend and restate the Credit Agreement in the manner provided herein, Borrower and each other Loan Party represent and warrant to each Lender that:

a)
after giving effect to this Amendment, each of the representations and warranties in the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date;

b)	at the time of and immediately after giving effect to this Amendment, no Default or Potential Default has occurred and is continuing; and

c)	after giving effect to this Amendment and the transactions contemplated hereby, Borrower and its Subsidiaries on a consolidated basis are Solvent.
Section 5.    Effectiveness. Section 1 of this Amendment shall become effective on the date (such date, if any, the “Amendment and Restatement Effective Date”) that the following conditions have been satisfied:
(i)    Consents. The Successor Administrative Agent shall have received executed signature pages hereto from (i) the Borrower, (ii) the Lenders, (iii) Existing Lenders constituting the Required Lenders (as determined immediately prior to the effectiveness of this Amendment pursuant to Section 5 hereof) and (iv) the Existing Agent;
(ii)    Interest and Fees. Borrower shall have paid (x) to the Amendment and Restatement Lead Arranger (as defined in Exhibit A) in immediately available funds, all fees and expenses owing to the Amendment and Restatement Lead Arranger and due and payable on the Amendment and Restatement Effective Date as separately agreed to in writing by Borrower and the Amendment and Restatement Lead Arranger, (y) to the extent invoiced prior to the Amendment and Restatement Effective Date, all reasonable out-of-pocket expenses of the Amendment and Restatement Lead Arranger and the Successor Administrative Agent in connection with this Amendment and the transaction contemplated hereby (including the reasonable fees and expenses of Cahill Gordon & Reindel LLP, counsel to the Amendment and Restatement Lead Arranger and the Successor Administrative Agent) and (z) for the account of each Existing Lender any accrued and unpaid interest and fees owing as of the Amendment and Restatement Effective Date to such Existing Lender (immediately prior to the effectiveness of this Amendment pursuant to Section 5 hereof);
(iii)    Legal Opinions. The Successor Administrative Agent shall have received a favorable legal opinion of (i) Davis Polk & Wardwell LLP, counsel to the Loan Parties, (ii) Morris, Nichols, Arsht & Tunnell LLP, Delaware counsel to the Loan Parties, and (iii) Hill Ward Henderson, Florida counsel to the Loan Parties, in each case, covering such matters as the Successor Administrative Agent may reasonably request and otherwise reasonably satisfactory to the Successor Administrative Agent;
(iv)    Officer’s Certificate. The Successor Administrative Agent shall have received a certificate of an authorized officer of Borrower dated the Amendment and Restatement Effective Date certifying that (a) after giving effect to this Amendment, each of the representations and warranties in the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date and (b) at the time of and immediately after giving effect to this Amendment, no Default or Potential Default has occurred and is continuing;
(v)    Closing Certificates. The Successor Administrative Agent shall have received (i) a certificate of good standing of each Loan Party as of a recent date, from the applicable Secretary of State or similar Governmental Authority and (ii) a certificate of a duly authorized officer of each Loan Party dated the Amendment and Restatement Effective Date and certifying (A) that attached thereto are the organizational documents (including charter documents, by-laws or equivalents thereof) of each Loan Party, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of each Loan Party authorizing the execution, delivery and performance of this Amendment and, in the case of Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended since the date adopted and are in full force and effect, and (C) as to the incumbency and specimen signature of each officer executing any Loan Document on behalf of each Loan Party and countersigned by another officer as to the incumbency and specimen signature of a duly authorized officer executing the certificate referred to above;

(vi)    Solvency Certificate. The Successor Administrative Agent shall have received a solvency certificate from a financial officer of Borrower (after giving effect to this Agreement and the transactions contemplated hereby) substantially in the form attached as Exhibit F;
(vii)    Promissory Notes. The Successor Administrative Agent shall have received a Note executed by Borrower in favor of each Lender requesting a Note at least three Business Days in advance of the Amendment and Restatement Effective Date;
(viii)    KYC Documents. The Successor Administrative Agent shall have received documentation and other information reasonably requested at least five business days in advance of the Amendment and Restatement Effective Date in writing by the Lenders in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least three Business Days prior to the Amendment and Restatement Effective Date (or such shorter period as the Administrative Agent shall otherwise agree);
(ix)    Committed Loan Notice. A Committed Loan Notice relating to the borrowings contemplated hereunder (if any);
(x)    Resignation, Consent and Appointment Agreement. The Successor Administrative Agent shall have received the Resignation, Consent and Appointment Agreement, executed by Borrower, the Existing Agent and the Successor Agent.
(xi)    Perfection Certificate. The Successor Administrative Agent shall have received the Perfection Certificate, executed by Borrower and the Grantors.
(xii)    Security Documents. The Successor Administrative Agent shall have received: (i) the Fourth Amended and Restated Security Agreement, executed by the Successor Agent, Borrower and the Grantors named therein in the form attached as Exhibit B hereto amending and restating the Third Amended and Restated Security Agreement, dated March 13, 2019 among Borrower, the Existing Agent, and the Grantors party thereto, (ii) the Fourth Amended and Restated Equity Pledge, executed by the Successor Agent, Borrower, and the Pledgors named therein in the form attached as Exhibit C hereto amending and restating the Third Amended and Restated Pledge Agreement dated March 13, 2019, among, Borrower, the Existing Agent and the Pledgors party thereto and (iii) the Continuing and Unconditional Guaranty executed by the Guarantors named therein and the Successor Agent in the form attached as Exhibit D hereto.
(xiii)    Other Deliverables. The Successor Administrative Agent shall have received the other documents and agreements set forth on Part A of Schedule I to this Amendment.
Section 6.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
Section 7.    Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
Section 8.    Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
Section 9.    Effect of Amendment. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Successor Administrative Agent or any other Agent, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of such agreement or any other Loan Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and reaffirmed in all respects and shall continue in full force and effect. As of the date hereof, each Loan Party reaffirms its obligations under the Loan Documents to which it is party and its prior grant and the validity of the Liens and security interests granted by it pursuant to the Collateral Documents with all such Liens and security interests continuing in full force and effect after giving effect to this Amendment to secure the payment of all obligations of each of the Loan Parties under the Credit Agreement and other Loan Documents, in each case, as amended and restated by this Amendment. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the Amendment and Restatement Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment. The parties hereto acknowledge and agree that the amendment and restatement of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended, restated, amended and restated and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the Amendment and Restatement Effective Date. Each of the Loan Parties hereby (i) consents to this Amendment, and (ii) confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement as amended and restated hereby.
Section 10.    Submission To Jurisdiction; Waivers. Each of the parties hereto hereby irrevocably and unconditionally:
(a)    agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Agent by any Secured Party relating to this

Agreement, any other Loan Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York;
(b)    submits, for itself and its property, to the exclusive jurisdiction of any U.S. federal or New York state court sitting in New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Documents, the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Successor Agent or any of its Related Parties may only) be heard and determined in such state court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction;
(c)    waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.;
(d)    consents to service of process in the manner provided for notices in Section 9.01 of the Credit Agreement. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law; and
(e)    Sections 9.09 and 9.10 of the Amended and Restated Credit Agreement shall apply to this Amendment to the same extent as if fully set forth herein.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.
BALDWIN RISK PARTNERS, LLC,
a Delaware limited liability company
By:    /s/ Kristopher A. Wiebeck
    Name:Kristopher A. Wiebeck
    Title:Authorized Representative

[Signature Page to BRP A&R Agreement]

JPMORGAN CHASE BANK, N.A.,
as Successor Administrative Agent, Successor Collateral Agent, as a Lender and an L/C Issuer
By:    /s/ Edyn Hengst
Name: Edyn Hengst    Title: Authorized Representative

[Signature Page to BRP A&R Agreement]

CADENCE BANK, N.A.,
as Existing Administrative Agent
By:    /s/ Leslie Fredericks
Name: Leslie Fredericks    Title: Senior Vice President

[Signature Page to BRP A&R Agreement]

BANK OF AMERICA, N.A.,
as a Lender
By:    /s/ Cameron Cardozo
Name: Cameron Cardozo    Title: Senior Vice President

[Signature Page to BRP A&R Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender
By:    /s/ William R. Goley
Name: William R. Goley    Title: Managing Director

[Signature Page to BRP A&R Agreement]

LAKE FOREST BANK AND TRUST COMPANY, N.A., a subsidiary of Wintrust Financial Corporation, as a Lender
By:    /s/ Lena Dawson
Name: Lena Dawson    Title: Senior Vice President

[Signature Page to BRP A&R Agreement]

SCHEDULE I

PART A

TO BE DELIVERED ON OR PRIOR TO AMENDMENT AND RESTATEMENT EFFECTIVE DATE

(i)    UCC-1 Financing Statements with respect to the Collateral referenced in the Security Documents;

(ii)    Lien search reports from the state and county UCC records, tax lien records, bankruptcy records for each of the jurisdictions where Borrower or any Guarantor is organized or authorized to do business or does business, which show no Liens on the Collateral other than Permitted Liens, including from the Florida Secretary of State and Delaware Secretary of State;

PART B

TO BE DELIVERED WITHIN 60 DAYS AFTER AMENDMENT AND RESTATEMENT EFFECTIVE DATE

(iii)    Certificates of Insurance or other proof, satisfactory to Successor Agent, that Borrower and Guarantors have the insurance coverage required by Section 5.08 of the Credit Agreement;

(v)    all collateral assignments of insurance policies required by Section 5.08 of the Credit Agreement, if any;

(vi)    appropriate collateral filings with respect to registered intellectual property and notice of change of agency, as required by Agent; and

(vi)    all deposit control agreements required by Section 5.14 of the Credit Agreement, if any.

[EXHIBITS]

Execution Version

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

dated as of
December 19, 2019
among

BALDWIN RISK PARTNERS, LLC

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, N.A.,
as Agent

___________________________

JPMORGAN CHASE BANK, N.A.,
as Sole Bookrunner and Sole Lead Arranger

WELLS FARGO BANK, NATIONAL ASSOCIATION
and
BANK OF AMERICA, N.A.
as Co-Syndication Agents

CADENCE BANK, N.A.
as Documentation Agent

TABLE OF CONTENTS
Page
ARTICLE I

DEFINITIONS

SECTION 1.01.	Defined Terms 1

SECTION 1.02.	Pro Forma Basis 30

SECTION 1.03.	Classification of Loans and Borrowings 30

SECTION 1.04.	Terms Generally 30

SECTION 1.05.	Accounting Terms; GAAP 31

SECTION 1.06.	Interest Rates; LIBOR Notification 31

SECTION 1.07.	Status of Obligations 32

SECTION 1.08.	Effect of this Agreement on the Prior Credit Agreement and the Other Existing Loan Documents 32
ARTICLE II

THE CREDITS

SECTION 2.01.	Commitments 32

SECTION 2.02.	Loans and Borrowings 33

SECTION 2.03.	Requests for Borrowings 33

SECTION 2.04.	[Reserved]. 34

SECTION 2.05.	[Reserved]. 34

SECTION 2.06.	Letters of Credit 34

SECTION 2.07.	Funding of Borrowings 38

SECTION 2.08.	Interest Elections 38

SECTION 2.09.	Termination and Reduction of Commitments; Increase in Commitments. 39

SECTION 2.10.	Repayment and Amortization of Loans; Evidence of Debt 40

SECTION 2.11.	Mandatory Repayments and Prepayments 41

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SECTION 2.12.	Prepayment of Loans 41

SECTION 2.13.	Fees 42

SECTION 2.14.	Interest 42

SECTION 2.15.	Alternate Rate of Interest; Illegality 43

SECTION 2.16.	Increased Costs 44

SECTION 2.17.	Break Funding Payments 45

SECTION 2.18.	Withholding of Taxes; Gross-Up 46

SECTION 2.19.	Payments Generally; Allocation of Proceeds; Sharing of Setoffs 48

SECTION 2.20.	Mitigation Obligations; Replacement of Lenders. 50

SECTION 2.21.	Defaulting Lenders 51

SECTION 2.22.	Returned Payments 52

SECTION 2.23.	Banking Services and Hedge Agreements 53
ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01.	Existence, Good Standing, and Authority to do Business 53

SECTION 3.02.	Subsidiaries; other Equity Securities 53

SECTION 3.03.	Authorization, Compliance, and No Default 53

SECTION 3.04.	Binding Effect 53

SECTION 3.05.	Litigation 54

SECTION 3.06.	Taxes 54

SECTION 3.07.	Environmental Matters 54

SECTION 3.08.	Ownership of Assets; Intellectual Property 54

SECTION 3.09.	Debt 54

SECTION 3.10.	Liens; Priority 54

SECTION 3.11.	Insurance 55

SECTION 3.12.	Full Disclosure 55

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SECTION 3.13.	Place of Business 55

SECTION 3.14.	Use of Proceeds 55

SECTION 3.15.	Employee Benefits 56

SECTION 3.16.	Laws Relating to Employment 56

SECTION 3.17.	Trade Names 57

SECTION 3.18.	Transactions with Family Members 57

SECTION 3.19.	Government Regulation 57

SECTION 3.20.	Capitalization 57

SECTION 3.21.	Compliance with Laws; Certain Operations 58

SECTION 3.22.	Solvency 58

SECTION 3.23.	Financials 58

SECTION 3.24.	Absence of Undisclosed Liabilities 58

SECTION 3.25.	Employee Matters 58

SECTION 3.26.	Compliance with Anti-Corruption Law 59

SECTION 3.27.	Compliance with Anti-Terrorism Law 59
ARTICLE IV

CONDITIONS

SECTION 4.01.	To Closing 59

SECTION 4.02.	To Prior Agent 60

SECTION 4.03.	To Revolving Loans 62

SECTION 4.04.	No Waiver 62
ARTICLE V

AFFIRMATIVE COVENANTS

SECTION 5.01.	Items to be Furnished 62

SECTION 5.02.	Books and Records 64

SECTION 5.03.	Inspections 64

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SECTION 5.04.	Taxes 64

SECTION 5.05.	Payment of Obligations and Compliance with Contracts 64

SECTION 5.06.	Indemnification 64

SECTION 5.07.	Maintenance of Existence, Assets and Business 66

SECTION 5.08.	Insurance. 66

SECTION 5.09.	Further Assurances 67

SECTION 5.10.	Compliance with Laws 67

SECTION 5.11.	Expenses 68

SECTION 5.12.	Application of Insurance Proceeds, Eminent Domain, Proceeds and Conditions to Disbursement 68

SECTION 5.13.	Use of Proceeds 69

SECTION 5.14.	Bank Accounts 69
ARTICLE VI

NEGATIVE COVENANTS

SECTION 6.01.	Debt; Disqualified Stock 69

SECTION 6.02.	Liens 69

SECTION 6.03.	Compliance with Laws and Documents 69

SECTION 6.04.	Loans, Advances and Investments 69

SECTION 6.05.	Distributions 70

SECTION 6.06.	Acquisitions, Mergers and Dissolutions 71

SECTION 6.07.	Assignment 71

SECTION 6.08.	Fiscal Year and Accounting Methods 71

SECTION 6.09.	Sale of Assets 71

SECTION 6.10.	New Businesses 71

SECTION 6.11.	Employee Plans 72

SECTION 6.12.	Transactions with Affiliates; JV Subsidiaries 72

SECTION 6.13.	Taxes 72

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SECTION 6.14.	Prepayment of Debt; Subordinated Debt 72

SECTION 6.15.	Lease Obligations 72

SECTION 6.16.	Capital Expenditures 72

SECTION 6.17.	JV Subsidiaries 72

SECTION 6.18.	Amendments or Changes in Agreements 72

SECTION 6.19.	Negative Pledge 73

SECTION 6.20.	Hedge Agreements 73

SECTION 6.21.	Violation of Anti-Terrorism or Anti-Corruption Laws 73

SECTION 6.22.	Financial Covenants 73
ARTICLE VII

DEFAULT

SECTION 7.01.	Payment of Obligation 74

SECTION 7.02.	Covenants 74

SECTION 7.03.	Debtor Relief 74

SECTION 7.04.	Judgments and Attachments 74

SECTION 7.05.	Misrepresentation 75

SECTION 7.06.	Default Under Other Agreements 75

SECTION 7.07.	Validity and Enforceability of Loan Documents 75

SECTION 7.08.	Change of Control 75

[SECTION 7.09.	[Reserved] 75

SECTION 7.10.	Failure of Security Documents 75

SECTION 7.11.	Ownership of Guarantors 75

SECTION 7.12.	Subordination Agreements 75
ARTICLE VIII

THE AGENT

SECTION 8.01.	Authorization and Action. 75

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SECTION 8.02.	Agent’s Reliance, Indemnification, Etc. 77

SECTION 8.03.	Posting of Communications. 78

SECTION 8.04.	The Agent Individually 79

SECTION 8.05.	Successor Agent. 79

SECTION 8.06.	Acknowledgements of Lenders and Issuing Banks. 80

SECTION 8.07.	Collateral Matters. 81

SECTION 8.08.	Credit Bidding 81

SECTION 8.09.	Certain ERISA Matters 82

SECTION 8.10.	Flood Laws 83
ARTICLE IX

MISCELLANEOUS

SECTION 9.01.	Notices 83

SECTION 9.02.	Waivers; Amendments 85

SECTION 9.03.	Expenses; Indemnity; Damage Waiver 86

SECTION 9.04.	Successors and Assigns 87

SECTION 9.05.	Survival 90

SECTION 9.06.	Counterparts; Integration; Effectiveness; Electronic Execution. 90

SECTION 9.07.	Severability 91

SECTION 9.08.	Right of Setoff 91

SECTION 9.09.	Governing Law; Jurisdiction; Consent to Service of Process 91

SECTION 9.10.	WAIVER OF JURY TRIAL 92

SECTION 9.11.	Headings 92

SECTION 9.12.	Confidentiality 92

SECTION 9.13.	Several Obligations; Nonreliance; Violation of Law 93

SECTION 9.14.	USA PATRIOT Act 93

SECTION 9.15.	Disclosure 93

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SECTION 9.16.	Appointment for Perfection 93

SECTION 9.17.	Interest Rate Limitation 94

SECTION 9.18.	No Fiduciary Duty, etc 94

SECTION 9.19.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions 94
ARTICLE X

SECURITY

SECTION 10.01.	Collateral; After-Acquired Property 95

SECTION 10.02.	Financing Statements 95

SECTION 10.03.	Equity Pledge Agreement 95

SECTION 10.04.	Priority 96

SECTION 10.05.	Guarantors 96

SECTION 10.06.	Acknowledgement Regarding Any Supported QFCs 96

SCHEDULES:
Commitment Schedule

Schedule 1.01	– Guarantors

Schedule 3.02	– Subsidiaries

Schedule 3.05(a)	– Litigation

Schedule 3.05(b)	– Outstanding Judgments

Schedule 3.11	– Insurance

Schedule 3.18	– Transactions With Family Members

Schedule 3.20(a)	– Capitalization

Schedule 3.20(b)-(c)	– Planned Issuances; Voting And Transfer Rights; Preemptive Rights And Registration Rights

Schedule 9.01	– Disqualified Stock

Schedule 9.15	– Existing Lease Obligations
EXHIBITS:

Exhibit A	– Assignment and Assumption

Exhibit B-1	– Loan Request

Exhibit B-2	– Interest Election Request

Exhibit D-1	– U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit D-2	– U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit D-3	– U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Exhibit D-4	– U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Exhibit E	– Compliance Certificate

Exhibit F	– [Reserved]

Exhibit G	– Form of Note

-vii-

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 19, 2019 (the Amended and Restated Effective Date) (as it may be amended, restated or modified from time to time, this “Agreement”), among BALDWIN RISK PARTNERS, LLC, as Borrower, the other Loan Parties party hereto, the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as administrative agent and collateral agent (in such capacity, the “Agent”). This Agreement amends, supersedes and restates that certain Third Amended and Restated Loan Agreement between Borrower, Cadence Bank, N.A. and the Lenders party thereto dated March 13, 2019, as amended by amendment No. 1 thereto (the “Prior Loan Agreement”), respecting loans in the original principal amount of $105,000,000 (the “Original Loans”).
W I T N E S S E T H:
WHEREAS, Borrower, the Lenders, Cadence Bank, N.A. as administrative agent and collateral agent (the “Former Agent”), and the other parties to the Prior Loan Agreement have agreed to amend and restate in its entirety the Prior Loan Agreement and replace it in its entirety with this Agreement, without constituting a novation, to continue to make Loans and to further secure the payment and performance of the Obligations by continuing to pledge and grant a security interest and Lien on the Collateral as security for the Obligations;
WHEREAS, pursuant to the Amendment and Restatement Agreement, dated as of the date hereof (the “Amendment and Restatement Agreement”), among Borrower, other Loan Parties, the Lenders party thereto and Chase and upon satisfaction of the conditions contained therein, the Prior Loan Agreement shall be deemed to be amended and restated and replaced in its entirety, without constituting a novation, by this Agreement;
WHEREAS, the Former Agent, as administrative agent and collateral agent under the Prior Loan Agreement, has assigned all of its rights and obligations under the Prior Loan Agreement to the Agent and all of its rights and obligations under the Existing Security Documents to the Agent pursuant to the Agency Transfer Agreement (as defined below); and
WHEREAS, Borrower has requested that the Lenders make the Loans and issue and participate in the Letters of Credit provided for herein.
NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:
ARTICLE I

Definitions
SECTION 1.01.    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, is bearing interest at a rate determined by reference to the Alternate Base Rate.

“Accounting Firm” means a firm of independent certified public accountants acceptable to Agent (it being understood and agreed that any accounting firms of recognized national standing are acceptable).
“Acquisition Total Leverage Holiday” has the meaning set forth in Section 6.22(a).
“Acquisition Senior Leverage Holiday” as defined in Section 6.22(c).
“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period or for any ABR Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.
“Affiliate” of a Person means any other Person that directly or indirectly controls, or is controlled by, or is under common control with, that Person, and, with respect to any Person that is a natural Person, such Person’s spouse and the siblings, ascendants and descendants of such Person and his or her spouse. For purposes of this definition “control,” “controlled by,” and “under common control with” mean possession, directly or indirectly, of power to direct (or cause the direction of) management or policies of a Person, whether through ownership of Voting Interests or other ownership interests, by contract, or otherwise. Under no circumstances shall Agent or any Lender be deemed to be an Affiliate of Borrower or any Guarantors or Borrower’s or Guarantor’s Affiliates.
“Agency Transfer Agreement” means the Successor Agent Agreement, dated as of the Amended and Restated Effective Date, by and among the Loan Parties, the Former Agent, and the Agent.
“Agent” has the meaning assigned to such term in the preamble hereto.
“Agent Indemnitee” has the meaning assigned to it in Section 9.03(c).
“Aggregate Commitment” initially means $225,000,000. Each Lender’s portion of the Aggregate Commitment, in accordance with the Lender’s Commitment, is set forth on the Commitment Schedule, as it may be amended from time to time.
“Aggregate Revolving Credit Exposure” means, at any time, the aggregate Revolving Credit Exposure of all the Lenders at such time.
“Agreement” has the meaning assigned to such term in the preamble hereto.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1%, and (c) the Adjusted LIBO Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.15 (for the avoidance of doubt, only until any amendment has become effective pursuant to Section 2.15(c)), then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
“Amendment and Restatement Agreement” has the meaning set forth in the recitals hereto.
“Amended and Restated Effective Date” means December 19, 2019.
“Anti-Corruption Laws” means the US Foreign Corrupt Practices Act, the UK Bribery Act 2010 and any other applicable anti-corruption laws or regulations.
“Anti-Terrorism Law” means any Law related to money laundering or financing terrorism including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (“USA PATRIOT Act”) of 2001 (Title III of Pub. L. 107- 56), The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) and Executive Order 13224 (effective September 24, 2001).
“Applicable Margin” means the applicable percentages per annum for ABR Loans, Eurodollar Loans and the commitment fee on Unfunded Commitments, as applicable, as based upon the below pricing grid, as such rates are calculated by the Agent from time to time:

Category	Total Net Leverage	Applicable Margin for Eurodollar Loans	Applicable Margin for ABR Loans	Commitment Fee on Unfunded Commitments
4	< 2.50x	200 bps	100 bps	25 bps
3	≥ 2.50x < 3.00x	225 bps	125 bps	30 bps
2	≥ 3.00 < 3.75	250 bps	150 bps	35 bps
1	≥ 3.75	300 bps	200 bps	40 bps

For purposes of the foregoing, (a) the Applicable Margin shall be determined as of the end of each fiscal quarter of Borrower, based upon Borrower’s annual or quarterly consolidated financial statements delivered pursuant to Section 5.01 starting with the first full fiscal quarter ending after the Amended and Restated Effective Date and (b) each change in the Applicable Margin resulting from a change in the ratio shall be effective during the period commencing on and including the date of delivery to the Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that if Borrower fails to deliver the annual or quarterly consolidated financial statements required to be delivered by it pursuant to Section 5.01 the ratio shall be deemed to be in Category 1 during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered. From the Amended and Restated Effective Date until the first redetermination, the Applicable Margin will be deemed to be Category 4.
If at any time the Agent determines that the financial statements upon which the Applicable Margin was determined were incorrect (whether based on a restatement, fraud or otherwise), or any ratio or compliance information in a Compliance Certificate or other certification was incorrectly calculated, relied on incorrect information or was otherwise not accurate, true or correct, Borrower shall be required to retroactively pay any additional amount that Borrower would have been required to pay if such financial statements, Compliance Certificate or other information had been accurate and/or computed correctly at the time they were delivered.
“Applicable Parties” has the meaning assigned to it in Section 8.03(c).
“Applicable Percentage” means, at any time with respect to any Lender, a percentage equal to a fraction the numerator of which is such Lender’s Commitment at such time and the denominator of which is the Aggregate Commitments at such time (provided that, if the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon such Lender’s share of the Aggregate Revolving Credit Exposure at such time); provided that, in accordance with Section 2.21, so long as any Lender shall be a Defaulting Lender, such Defaulting Lender’s Commitment shall be disregarded in the calculations above.
“Applicable Rate” means (a) in the case of an ABR Loan, the Alternate Base Rate plus the Applicable Margin; and (b) in the case of a Eurodollar Loan, the LIBO Rate plus the Applicable Margin.
“Approved Electronic Platform” has the meaning assigned to it in Section 8.03(a).
“Approved Fund” has the meaning assigned to the term in Section 9.04(b).
“Arranger” means JPMorgan Chase Bank, N.A., in its capacity as sole bookrunner and sole lead arranger hereunder.
“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Agent.

“Availability” means, at any time, an amount equal to (a) the Aggregate Commitments minus (b) the Aggregate Revolving Credit Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).
“Availability Period” means the period from and including the Amended and Restated Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time, which is described in the EU Bail-In Legislation Schedule.
“Banking Product Obligations” has the meaning provided in “Obligations”
“Bankruptcy Code” means Title 11 of the United States Code.
“Bankruptcy Event” means, with respect to any Person, when such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business, appointed for it, or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may be a SOFR-Based Rate) that has been selected by the Agent and Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement; provided, further that any such Benchmark Replacement shall be administratively feasible as determined by the Agent in its sole discretion.

“Benchmark Replacement Adjustment” means the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBO Screen Rate permanently or indefinitely ceases to provide the LIBO Screen Rate; or
(2)     in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:
(1)    a public statement or publication of information by or on behalf of the administrator of the LIBO Screen Rate announcing that such administrator has ceased or will cease to provide the LIBO Screen Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate;
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Screen Rate, a resolution authority with jurisdiction over the administrator for the LIBO Screen Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Screen Rate, in each case which states that the administrator of the LIBO Screen Rate has ceased or will cease to provide the LIBO Screen Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate; and/or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate announcing that the LIBO Screen Rate is no longer representative.
“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Agent, the Required Lenders or Borrower, as applicable, by notice to Borrower, the Agent and the Lenders, as the case may be.
“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 2.15 and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 2.15.
“Beneficial Owner” has the meaning given such term in Rule 13d-3 under the Exchange Act.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”
“BKS” means Baldwin Krystyn Sherman Partners, LLC.
“Borrower” means Baldwin Risk Partners, LLC, a Delaware limited liability company.
“Borrower Collateral” is defined in Section 10.01(a).
“Borrower Debt Security” means any security or instrument representing borrowed funds that must be repaid by Borrower or any Guarantor, including, without limitation,

notes, bonds, bills, certificates of deposit, money market instruments, commercial paper and debentures.
“Borrowing” means Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
“BRP Group” means BRP Group, Inc., a Delaware corporation.
“BRP Operating Agreement” means Borrower’s Third Amended and Restated Limited liability Company Agreement, as amended, restated, supplemented or otherwise modified from time to time.
“Business Day” means any day which is not a Saturday, Sunday, or other day on which commercial banks in New York are authorized or obligated to close.
“Capital Expenditures” means, without duplication, the following: (a) the aggregate amount of Borrower’s and Guarantors’ expenditures for fixed or capital assets determined in accordance with GAAP (including replacements, capitalized repairs and improvements), plus (b) to the extent not included in clause (a), the aggregate principal portion of all of Borrower’s and Guarantors’ payments under any Capital Lease required to be capitalized in accordance with GAAP (excluding the portion thereof allocable to interest expense).
“Capital Lease” means any lease (or sublease or other similar arrangement conveying the right to use) of property, real or personal, which is required to be classified and accounted for as a liability for a capital lease on a balance sheet of such Person under GAAP, and the amount of such lease shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash Distributions” means a Distribution made in cash, but excluding (from time to time, with the consent of Agent) any Distribution made in connection with a redemption pursuant to Article 10 of the BRP Operating Agreement to the extent all cash distributed was contributed to Borrower by BRP Group in accordance with the BRP Operating Agreement.
“Cash Equivalents” means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of less than one year from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of less than one year from the date of acquisition, bankers’ acceptances with maturities of less than one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $100,000,000, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) immediately above, (v) commercial paper having the highest rating obtainable from Moody’s or S&P and in each case maturing within nine months after the date of acquisition and (vi) interests in money market mutual funds which invest solely in assets and securities of the type described in clauses (i) through (v) immediately above.
“Change in Law” means the occurrence after the Amended and Restated Effective Date (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of any of the following: (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.16(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Amended and Restated Effective Date; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means, without the prior written consent of the Agent, the occurrence of any of the following, in a single transaction or any series of transactions: (a) the sale, transfer, conveyance, lease or other disposition (other than by way of merger or consolidation) to any Person (other than to Borrower or any Guarantor) of all or substantially all of the assets of Borrower; (b) the adoption of a plan relating to the dissolution, liquidation or winding-up of Borrower or any Guarantor; (c) the consummation of any sale, issuance, transfer, exchange, exercise or conversion of Equity Securities, or any merger, consolidation, recapitalization, reorganization or other transaction, which results in a Person (other than BRP Group) becoming the managing member of Borrower; and (d) (i) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of BRP Group’s assets and the assets of its subsidiaries, taken as a whole, to any person, other than BRP Group or one of its subsidiaries; or (ii) BRP Group becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of acquisition, merger, amalgamation, consolidation, transfer, conveyance or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Interests of BRP Group, other than by virtue of the reincorporation of BRP Group in another jurisdiction, so long as the Beneficial Owners of the Voting Interests of BRP Group immediately prior to such transaction hold a majority of the voting power of the Voting Interests of such holding company or reincorporation entity immediately thereafter.
Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control under clause (d)(ii) above if (i) BRP Group becomes a direct or indirect wholly owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Interests of such holding company immediately following that transaction are substantially the same as the holders of BRP Group Voting Interests immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Interests of such holding company. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.
For purposes of this definition of “Change of Control,” (x) any transfer of any of the Voting Interests of an entity that holds Voting Interests of any Person will be deemed to be a transfer of such Voting Interests of such Person, (y) the definition of “Person” shall also include two or more Persons acting as a partnership, limited partnership, syndicate, joint venture, co- investing or other group.
“Charges” has the meaning assigned to such term in Section 9.17.
“Chase” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.
“Closing Date” means March 13, 2019.
“Closing Statement” means that certain closing/flow of funds statement dated the Closing Date and executed by Borrower and Former Agent. The Lenders acknowledge that the Closing Statement is not shared with the Lenders as it sets forth the amount of certain fees paid to Agent under the applicable Fee Letter that the parties have agreed are confidential.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” has the meaning assigned to such term in Section 10.03.
“Commercial LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding commercial Letters of Credit plus (b) the aggregate amount of all LC Disbursements relating to commercial Letters of Credit that have not yet been reimbursed by or on behalf of Borrower. The Commercial LC Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate Commercial LC Exposure at such time.
“Commitment” means, with respect to each Lender, the sum of such Lender’s obligation to make Loans to Borrower pursuant to Section 2.01. The initial amount of each Lender’s Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 9.04(b)(ii)(C), pursuant to which such Lender shall have assumed its Commitment, as applicable.
“Commitment Schedule” means the Schedule attached hereto identified as such.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” has the meaning assigned to such term in Section 8.03(c).
“Compliance Certificate” means a certificate in form and substance acceptable to Agent signed by a Responsible Officer. The form of Compliance Certificate as of the Amended and Restated Effective Date is attached hereto as Exhibit E.
“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Agent in accordance with:
(1)    the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:
(2)    if, and to the extent that, the Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time;
provided, further, that, if the Agent decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.”
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Continuing and Unconditional Guaranty” means a Continuing and Unconditional Guaranty of the Obligations, in form and substance acceptable to Agent in its sole discretion.
“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business-day adjustment) as the applicable tenor for the applicable Interest Period with respect to the LIBO Rate.
“Covered Party” has the meaning assigned to such term in Section 10.06.

“Credit Extension” means each of (a) a Loan and (b) an L/C Credit Extension.
“Credit Party” means the Agent, the Issuing Bank or any other Lender.
“Current Financials” means (a) until the first delivery of consolidated financial statements of Borrower and its Subsidiaries pursuant to Section 5.01, the Financial Statements, and (b) from and after the first delivery of consolidated financial statements of Borrower and its Subsidiaries under Section 5.01, the consolidated financial statements of Borrower and its Subsidiaries most recently delivered to Agent under Section 5.01 as of the date of determination.
“Debt” means (without duplication), with respect to Borrower and any Guarantor, (a) all obligations required by GAAP to be classified upon such Borrower’s or any Guarantor’s balance sheet as liabilities, (b) all obligations of such Borrower or Guarantor for borrowed money (whether as a direct obligor on a promissory note, a reimbursement obligor on a letter of credit, a guarantor, or otherwise), excluding the accounting impact of any discount to the GAAP book value of the Debt instrument resulting from the allocation of proceeds from such borrowed money between the Debt instrument and concurrently issued equity interests granted by such Borrower or Guarantor, (c) liabilities to the extent secured (or for which and to the extent the holder of the Debt has an existing right, contingent or otherwise, to be so secured) by any Lien existing on property owned or acquired by such Borrower or Guarantor, (d) Capital Leases and other obligations of such Borrower or Guarantor that have been (or under GAAP should be) capitalized for financial reporting purposes, (e) all obligations of such Borrower or Guarantor to purchase, redeem, retire, defease or otherwise make any payment in respect of Disqualified Stock, and (f) all guarantees, endorsements, and other contingent liabilities with respect to Debt of others. With respect to Borrower, Debt means the aggregate of the Debt of Borrower and all Guarantors and any Subsidiaries thereof.
“Debt Service Coverage Ratio” means, when determined, the ratio of:
(a)    EBITDA less Capital Expenditures, less cash Taxes (including, without any limitation, any payment(s) made in cash for Tax on net income or any Cash Distributions to Borrower or its members for purposes of paying income tax liabilities), each for the most recently completed four fiscal quarter period for which Current Financials have been (or are required to have been) delivered hereunder, to
(b)    Interest Expense paid in cash plus the principal amount of all Debt scheduled to be paid, during     the most recently completed four fiscal quarter period.
“Debt Service Coverage Ratio For Distributions” means, when determined, the ratio of:
(a)    EBITDA less Capital Expenditures, less cash Taxes (including, without any limitation, any payment(s) made in cash for Tax on net income or any Cash Distributions to Borrower or its members for purposes of paying income tax liabilities), less Distributions (other than Distributions in respect of Taxes), each for the most recently completed four fiscal quarter period for which Current Financials have been (or are required to have been) delivered hereunder, to

(b)    Interest Expense paid in cash plus the principal amount of all Debt scheduled to be paid, during     the most recently completed four fiscal quarter period.
“Debtor Relief Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, fraudulent transfer, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar Laws in effect from time to time affecting the rights of creditors generally.
“Default (a/k/a an Event of Default)” is defined in Article VII.
“Default Rate” shall mean the lesser of (a) three percent (3.00%) per annum plus the Applicable Rate and (b) the Maximum Rate.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Agent, or (d) has become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action.
“Delaware Divided LLC” means any Delaware LLC which has been formed on the consummation of a Delaware LLC Division.
“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.
“Disqualified Stock” shall mean any Equity Security that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, or (b) is convertible into or exchangeable for (i) Debt securities or (ii) any Equity Security referred to in clause (a) above; provided, however, that any Equity Securities that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Securities are convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Securities upon the occurrence of a change in control shall not constitute Disqualified Stock if such Equity Securities provide that the issuer thereof will not redeem any such Equity Securities pursuant to such provisions prior to the repayment in full of the Obligations (other than contingent indemnification obligations) and the termination of Lender’s commitments to lend hereunder. Notwithstanding the foregoing, in no event shall any Units (as defined in the BRP Operating Agreement) be deemed to be Disqualified Stock, regardless of any Redemption Right (as defined in the BRP Operating Agreement) with respect thereto.
“Distribution” for any Person means, with respect to any Equity Securities of that Person, (i) the declaration or payment of any dividend or distribution on or with respect to such Equity Securities, (ii) the retirement, redemption, purchase, withdrawal, or other acquisition for value of such Equity Securities (including the purchase of warrants, rights, or other options to acquire such interests), or (iii) any other payment by that Person with respect to such Equity Securities.
“dollars” or “$” refers to lawful money of the U.S.
“Early Opt-in Election” means the occurrence of:
(1)    (i) a determination by the Agent or Borrower or (ii) a notification by the Required Lenders to the Agent (with a copy to Borrower) that the Required Lenders have determined, in each case of clauses (i) and (ii), that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.15 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and
(2)    (i) the election by the Agent or Borrower or (ii) the election by the Required Lenders, in each case of clauses (i) and (ii), to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Agent, Borrower or such Lenders of written notice of such election to the Agent, Borrower and the Lenders, as the case may be.
“Earnout” means a post-closing purchase price payment obligation of a Loan Party related to a Permitted Acquisition, Permitted Minority Acquisition, Follow On Control Purchase or other similar purchase transaction.
“EBITDA” means, without duplication, for any four fiscal quarter period, Borrower’s consolidated Net Income for such period plus (to the extent deducted or excluded in the Net Income):
(a)    depreciation, amortization, Interest Expense and income taxes in accordance with GAAP, plus

(b)    expenses associated with the closing of the Loans under this Agreement, including those set forth on the Closing Statement, plus
(c)    any non-cash charges or losses, plus
(d)    any extraordinary, unusual, non-recurring or exceptional expenses, losses or charges, including any loss (including all reasonable fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions, other than in the ordinary course of business, plus
(e)    an amount equal to Borrower’s ratable share of the EBITDA of each JV Subsidiary, during the applicable measurement period, plus
(f)    expenses associated with the closing of any Permitted Acquisition and any Permitted Joint Venture, plus
(g)    any salaries and wages earned by employees classified as a part of the New Producer Program; provided that the aggregate amount of such net operating costs set forth in this clause (g) shall not exceed 10% of EBITDA (calculated after taking account of the add-back in this clause (g)) in any four fiscal quarter period. The calculated pro forma impact will be derived from the income statement separately maintained for financial reporting purposes for the New Producer Program and should not include any net operating costs from employees otherwise excluded or separate from the New Producer Program;
minus (without duplication) the sum of:
(i)    non-cash gains or income, including any non-cash gain attributable to the mark-to-market movement in the valuation of hedging obligations or other derivative instruments,
(ii)    any extraordinary, unusual, non-recurring or exceptional income or gain,
(iii)    any gain (including all fees and expenses or income relating thereto) attributable to asset dispositions, other than in the ordinary course of business, and
(iv)    any gain or income from abandoned, closed, disposed or discontinued operations and any gains on disposal of abandoned, closed or discontinued operations.
Notwithstanding the foregoing, EBITDA for any period shall:
(w)    for avoidance of doubt, exclude “EBITDA” for any entity acquired or invested in via a Permitted Minority Acquisition (other than to the extent of cash distributions or dividends received by Borrower or a Guarantor therefrom);
(x)    exclude “EBITDA” on a pro forma basis for such period of each Person (or business unit, division or group of such Person) which is sold, transferred or otherwise disposed of by Borrower or any Guarantor during such period;
(y)    include “EBITDA” on a pro forma basis for such period of each Person (or business unit, division or group of such Person) that is acquired in a Permitted Acquisition, directly or indirectly, by Borrower or any Guarantor during such period (and thereafter up to and including the applicable date of determination, which, for the avoidance of doubt, for purposes of determining compliance with the Financial Covenants, shall be the last day of each fiscal quarter of Borrower); provided that, in respect of any Permitted Acquisition that is a Material Acquisition, the “EBITDA” is verified by a Quality of Earnings Report from CBIZ, Inc. or such other diligence firm reasonably acceptable to Agent. The pro forma information shall include the historical financial results of the acquired Person on a pro forma trailing four fiscal quarter basis and shall assume that the consummation of such acquisition (and the incurrence, refinancing, or assumption of any Debt in connection with such acquisition) occurred on the first day of the trailing four fiscal quarter period; and
(z)    unless an entity is wholly-owned by Borrower or a Guarantor and the entity executes and delivers to Agent the documents described in subsections (A) through (E) of Section (e) of the definition of Permitted Acquisition, exclude “EBITDA” for any such entity acquired in a Permitted Acquisition, other than as set forth in subsection (e) in this definition above. For avoidance of doubt, an entity that is a Guarantor on the Amended and Restated Effective Date hereunder and remains a Guarantor shall not have its “EBITDA” excluded under this subsection (z).
Notwithstanding subsection (w) above, if Borrower completes a Permitted Minority Acquisition with respect to an entity, and then within a reasonable time thereafter acquires control of said entity via an additional purchase of Equity Securities in the entity (a “Follow On Control Purchase”), then Borrower’s ratable share of “EBITDA” for such entity shall then be included hereunder from the date of the closing of the Follow On Control Purchase (or, if such entity executes and delivers a Continuing and Unconditional Guaranty and becomes a Guarantor hereunder, then all of the “EBITDA” of such entity shall then be included hereunder from the date of the closing of the Follow On Control Purchase), subject to the other terms and conditions of this Agreement and the following additional conditions: (i) at the time Borrower enters into an agreement for the Follow On Control Purchase, and at the time of the closing of such purchase (and immediately prior to and after giving effect to the closing of such purchase), there exists no Default, Event of Default or Potential Default hereunder or under any of the other Loan Documents, (ii) the business of the entity continues to be substantially similar to or ancillary to the business of Borrower or a Guarantor, (iii) the purchase is not hostile, (iv) the purchase results in Borrower or a Guarantor owning a controlling interest of the Voting Interests in the entity, and subsequent to the closing of the Follow On Control Purchase, Borrower or a Guarantor must directly own and control the percentage of the outstanding Voting Interests at all times necessary to elect a majority of the Board of Managers/Directors and direct the management policies and decisions of such entity and exert operational control over such entity, and (v) said entity executes and delivers to Agent the documents identified in subsections (A) through (E) of Section (e) of the definition of Permitted Acquisition. Further, if all of the above conditions are satisfied with respect to the entity subject to a Follow On Control Purchase, Agent agrees to also include Borrower’s ratable share of “EBITDA” of the entity on a pro forma basis for the period during which the Follow On Control Purchase occurred (with the pro forma information including the historical financial results of the entity on a pro forma trailing four fiscal quarter basis and shall assume that the consummation of such acquisition (and the incurrence, refinancing, or assumption of any Debt in connection with such acquisition) occurred on the first day of the trailing four fiscal quarter period), provided that, in respect of such entity, if the aggregate cash payment for the Permitted Minority Acquisition together with the Follow On Control Purchase is not less than $20.0 million, then “EBITDA” was verified by a Quality of Earnings Report from CBIZ, Inc. or such other diligence firm reasonably acceptable to Agent at the time of the original Permitted Minority Acquisition of such entity.
“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Electronic System” means any electronic system, including e-mail, e-fax, web portal access for Borrower and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Agent or the Issuing Bank and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.
“Eligible Equity Securities” means Equity Securities in Borrower previously issued by Borrower that are not owned or held (directly or indirectly) by Baldwin Insurance Group Holdings, LLC, The Villages Invesco, LLC, or any of their Affiliates.
“Eminent Domain Event” means any Governmental Authority or any Person acting under a Governmental Authority institutes proceedings to condemn, seize or appropriate all or part of any asset of Borrower or any Guarantor.
“Eminent Domain Proceeds” means all amounts received by Borrower or any Guarantor as a result of any Eminent Domain Event.
“Employee Plan” means an “employee pension benefit plan” (as defined in section 3(2) of ERISA) established, maintained or contributed to by Borrower or any Guarantor.
“Environmental and Safety Law” means any Law that relates to public health and safety, nuisance, worker health and safety, protection of the environment, pollution or contamination or to standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, sale, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any Hazardous Substances.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any violation of any Environmental and Safety Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Substances, (c) any exposure to any Hazardous Substances, (d) the release or threatened release of any Hazardous Substances into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permits” means (a) any statutory or regulatory exemption for which Borrower or any Guarantor qualifies, or (b) any permit, license, confirmation letter, or variance letter issued to or for the benefit of Borrower or any Guarantor (or under which a Borrower or Guarantor operates) by the Environmental Protection Agency, the Florida Department of Environmental Protection, or any other Governmental Authority in connection with or pursuant to any Environmental and Safety Law.
“Equity Pledge Agreement” means that certain Fourth Amended and Restated Equity Pledge Agreement dated December 19, 2019, by and among Borrower and the other pledgors from time to time party thereto, as pledgors, and Agent, as secured party for the ratable benefit of the Lenders, as amended, restated, supplemented or otherwise modified from time to time.
“Equity Securities” means, with respect to any Person (other than an individual):
(a)    all of such Person’s issued and outstanding capital stock (including but not limited to common stock and preferred stock), partnership interests, membership interests, equity interests, profits interests, warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or other equity or profits interests of such Person;
(b)    all of the (i) securities convertible into or exchangeable for shares of capital stock, partnership interests, membership interests, equity interests or profits interests of such Person, and (ii) warrants, rights or options for the purchase or acquisition from such Person of any such shares or interests; and
all of the other equity or profit interests in such Person, whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“Equityholder” means each of, and Equityholders means collectively, with respect to any Person or Persons (other than an individual), the holders of Equity Securities of such Person or Persons, respectively.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and related rules and regulations.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Eurodollar,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Adjusted LIBO Rate.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Continuing and Unconditional Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Continuing and Unconditional Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an ECP at the time the Continuing and Unconditional Guaranty of such Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Continuing and Unconditional Guaranty or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the applicable Commitment or, in the case of an applicable interest in a Loan not funded pursuant to a prior Commitment, on the date such Lender acquires such applicable interest in such Loan (in each case, other than pursuant to an assignment request by Borrower under Section 2.20(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.18, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.18(f) and (d) any withholding Taxes imposed under FATCA.

“Existing Security Documents” means, collectively, (i) the Third Amended and Restated Security Agreement dated March 31, 2019 executed by each Original Pledgor, and the Amended and Restated Intellectual Property Security Agreement dated May 31, 2018 executed by each Original Pledgor, (ii) a pledge of equity interests in the subsidiaries of Borrower, as evidenced by the Third Amended and Restated Equity Pledge Agreement dated March 31, 2019, executed by each Original Pledgor, (iii) that certain UCC-1 financing statement filed in the Florida Secured Transaction Registry on October 16, 2015 having filing number 20150537019X, (iv) that certain UCC-1 financing statement filed in the Delaware Department of State’s UCC Filing Section on October 9, 2015 having filing number 20154906078, (v) that certain UCC-1 financing statement filed in the Florida Secured Transaction Registry on April 20, 2016 having filing number 20160737450X, (vi) that certain UCC-1 financing statement filed in the Delaware Department of State’s UCC Filing Section on April 19, 2016 having filing number 20162312633, (vii) that certain UCC-1 financing statement filed in the Delaware Department of State’s UCC Filing Section on June 5, 2018 having filing number 20183802770, (viii) that certain UCC-1 financing statement filed in the Florida Secured Transaction Registry on June 5, 2018 having filing number 201805440819 (ix) that certain UCC-1 financing statement filed in the Delaware Department of State’s UCC Filing Section on March 15, 2019 having filing number 20191822605, (x) that certain UCC-1 financing statement filed in the Florida Secured Transaction Registry on March 15, 2019 having filing number 201908030192, (xi) that certain UCC-1 financing statement filed in the Florida Secured Transaction Registry on October 29, 2019 having filing number 201900018193.
“FATCA” means Sections 1471 through 1474 of the Code as of the Amended and Restated Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof and any agreement entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreement, treaty or convention among Governmental Authorities (including any related laws, regulations or official administrative guidance) implementing the foregoing.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that, if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.
“Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Fee Letter” means any fee letter between Borrower and Agent in connection with the syndication of the Loans or concerning fees to be paid in connection with this Agreement, including any amendments, restatements, supplements, waivers or modifications hereof or thereof. By its execution of this Agreement, each Lender agrees that Agent may elect to treat as confidential and not share with any Lenders any Fee Letter.
“Financial Covenants” means the covenants set forth in Section 6.22.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of Borrower.
“Financial Statements” is defined in Section 3.23(a)(ii).
“First Amendment Effective Date” means September 21, 2019.
“Flood Laws” has the meaning assigned to such term in Section 8.10.
“Follow On Control Purchase” has the definition set forth in the final paragraph of the definition of “EBITDA” in this Section 1.01.
“Follow On Minority Purchase” means the redemption by a Guarantor or purchase by Borrower of Equity Securities in Guarantor previously issued by Guarantor that does not result in any Change of Control of said Guarantor.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Former Agent” has the meaning set forth in the recitals hereto.
“Funding Account” means the deposit account of Borrower to which the Agent is authorized by Borrower in writing to transfer the proceeds of any Borrowings requested or authorized pursuant to this agreement.
“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, set out in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Galati Marine” means BKS Partners Galati Marine Solutions, LLC.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government and includes a private mediation or arbitration board or panel.
“Guarantor” means individually, and Guarantors means collectively, each current and future wholly-owned Subsidiary (directly or indirectly) of Borrower, including, without any limitation, the entities identified on Schedule 1.01 hereto, and any additional entity that executes a Continuing and Unconditional Guaranty or a joinder to a Continuing and Unconditional Guaranty; provided that, for the avoidance of doubt, to the extent any Guarantor ceases to be a wholly-owned Subsidiary in accordance with the terms of this Agreement, such entity shall continue to be a Guarantor.
“Hazardous Substance” means (a) any substance the presence of which requires removal, remediation or investigation under any applicable Environmental and Safety Law, (b) any substance that is defined or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance under any applicable Environmental and Safety Law, or (c) petroleum, petroleum products, oil, N.O.R.M. and other radioactive material, chlorides and asbestos.
“Hedge Agreement” means any agreement between Borrower or any of its Subsidiaries and any Lender or any affiliate of Lender now existing or hereafter entered into, which provides for and interest rate, credit, commodity or equity swap, cap, floor, collar, spot or forward foreign exchange transaction, currency swap, cross-currency rate swap, currency option, or any similar transaction or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrower’s exposure to fluctuations in interest or exchange rates, loan, credit, exchange, security or currency valuations or commodity prices, including, without any limitation, any ISDA Master Agreement.
“IBA” has the meaning assigned to such term in Section 1.06.
“Immigration Laws” means and includes the Immigration Reform and Control Act of 1986 and any and all other federal, state, municipal or other Laws enforced or under the jurisdiction of the U.S. Immigration and Customs Enforcement or otherwise pertaining to or relating to foreign nationals who come to the United States either temporarily or permanently, including (a) the associated legal rights, duties and obligations of aliens and their employers in the United States, (b) employer verification obligations and procedures involved with the employment of foreign nationals, (c) application processes and procedures involved with naturalization of foreign nationals who wish to become United States citizens, and (d) legal issues relating to people who cross U.S. borders by means of fraud or other illegal means, and those who traffic or otherwise illegally transport aliens into the United States, together with any and all regulations promulgated thereunder.
“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate.”
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.
“Indemnified Party” has the meaning set forth in Section 5.06.

“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).
“Information” has the meaning assigned to such term in Section 9.12.
“Insurance Proceeds” means all cash proceeds in respect of any insurance policy maintained by Borrower or any Guarantor, including (a) proceeds relating to Borrower Collateral, and (b) any business interruption insurance proceeds, but explicitly excluding any such proceeds of any life insurance policies.
“Intellectual Property Security Agreement” or “IP Security Agreement” means that certain Second Amended and Restated Intellectual Property Security Agreement dated the March 13, 2019, by and between Borrower and Guarantors as debtor, and Agent, as secured party for the ratable benefit of the Lenders, as amended, restated, supplemented or otherwise modified from time to time.
“Interest Election Request” means a request by Borrower to convert or continue a Borrowing in accordance with Section 2.08, which shall be substantially in the form of Exhibit B-2 hereto or any other form approved by the Agent.
“Interest Expense” means, for any period, total interest expense of Borrower and Guarantors for such period in respect of all outstanding Debt of Borrower and Guarantors, whether paid, accrued, expensed or capitalized, determined on a consolidated basis in accordance with GAAP.
“Interest Payment Date” means (a) with respect to any ABR Loan, the first Business Day of each calendar month and the Maturity Date, and (b) with respect to any Eurodollar Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date.
“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Eurodollar Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time; provided that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“IPO” means that certain underwritten public offering of shares of Class A common stock of BRP Group completed on October 23, 2019.
“IRS” means the United States Internal Revenue Service.
“Issuing Bank” means, individually and collectively, each of Chase, in its capacity as the issuer of Letters of Credit hereunder and its successors in such capacity as provided in Section 2.06(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.06 with respect to such Letters of Credit). At any time there is more than one Issuing Bank, all singular references to the Issuing Bank shall mean any Issuing Bank, either Issuing Bank, each Issuing Bank, the Issuing Bank that has issued the applicable Letter of Credit, or both (or all) Issuing Banks, as the context may require.
“Issuing Bank Sublimit” means, as of the Amended and Restated Effective Date, (i) $1,500,000 and (ii) such amount as shall be designated to the Agent and Borrower in writing by an Issuing Bank; provided that any Issuing Bank shall be permitted at any time to increase or reduce its Issuing Bank Sublimit upon providing five (5) days’ prior written notice thereof to the Agent and the Borrower.
“JV Subsidiary” means a Subsidiary of a Loan Party formed to engage in a joint venture.
“Landlord Subordination of Lien” means with respect to any real property leased by a Borrower or Guarantor, a Landlord Subordination of Lien in Proper Form, by and among Agent, such Borrower or Guarantor and the landlord.
“Laws” means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, and the terms of any license or permit issued by any Governmental Authority.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).
“LC Disbursement” means any payment made by an Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of the Commercial LC Exposure and the Standby LC Exposure at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate LC Exposure at such time.
“Lenders” means the Persons listed on the Commitment Schedule and any other Person that shall have become a Lender hereunder pursuant to Section 2.09 or an Assignment and Assumption or otherwise, other than any such Person that ceases to be a Lender hereunder pursuant to an Assignment and Assumption or otherwise.
“Letter of Credit Agreement” has the meaning assigned to it in Section 2.06(b).
“Letters of Credit” means any standby or commercial letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder.
“Letter of Credit Fee” has the meaning assigned to it in Section 2.13(b).
“LIBO Rate” means, with respect to any Eurodollar Borrowing for any applicable Interest Period or for any ABR Borrowing, the LIBO Screen Rate at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that, if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”), then the LIBO Rate shall be the Interpolated Rate, subject to Section 2.15 in the event that the Agent shall conclude that it shall not be possible to determine such Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error). Notwithstanding the above, to the extent that “LIBO Rate” or “Adjusted LIBO Rate” is used in connection with an ABR Borrowing, such rate shall be determined as modified by the definition of Alternate Base Rate. Notwithstanding the foregoing, under no circumstances will the LIBO Rate hereunder be less than 0.00%,.
“LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Borrowing for any Interest Period or for any ABR Borrowing, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars) for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion); provided that, if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Lien” means, with respect to any property, (a) any mortgage, deed of trust, lien (statutory or other), pledge, encumbrance, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind or any filing of any financing statement under the UCC or any other similar notice of Lien under any similar notice or recording statute of any Governmental Authority, including any easement, servitude, right-of-way or other encumbrance on title to real property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Litigation” means, with respect to Borrower or any Guarantor, any claim, action, arbitration, suit, investigation or administrative or other proceeding pending against or affecting such Borrower or Guarantor by or before any court, arbitrator or Governmental Authority.
“Loan” means individually, and “Loans” means collectively, the Original Loans as modified in accordance with the terms of this Agreement, including any Revolving Loan, and any other amount loaned or advanced to or for the benefit of Borrower by a Lender under this Agreement.
“Loan Documents” means the Original Loan Documents as modified hereby or herein or pursuant to documents delivered hereunder or pursuant hereto, specifically including (a) this Agreement, any certificates delivered under this Agreement and the Schedules to this Agreement, (b) the Notes, (c) the Security Documents, (d) any Subordination Agreement, (e) the Closing Statement, (f) any Loan Request, (g) any Compliance Certificate, (h) any Continuing and Unconditional Guaranty or other guaranty, (i) any Hedge Agreement (whether executed and delivered on the Closing Date or at any later date), (j) the Agency Transfer Agreement, (k) all other agreements, documents, and instruments in favor of Agent or any Lender from time to time delivered to Agent or any Lender in connection with or under this Agreement, and (l) all renewals, extensions, modifications, supplements, restatements, and replacements of, or substitutions for, any of the foregoing.
“Loan Party” means any of Borrower and any Guarantor.
“Loan Request” means a request for a Loan substantially the form of Exhibit B-1 or another form acceptable to Agent signed by a Responsible Officer of Borrower.
“Material Acquisition” means any Permitted Acquisition that includes a minimum cash payment at the close of such transaction of not less than $20.0 million.
“Material Adverse Event” means any circumstance or event that, individually or collectively with other circumstances or events, would reasonably be expected to result in (a) a material impairment of the ability of Borrower or any Guarantor to perform their payment or other material obligations under any Loan Document, (b) a material impairment of the ability of Agent or Lender to enforce its rights or remedies, or Borrower’s or Guarantors’ material obligations, under the Loan Documents, (c) a material and adverse effect on the business, income, operations, assets, liabilities, property or financial condition of Borrower and Guarantors, taken as a whole, or (d) a material and adverse effect on the Collateral taken as a whole.
“Maturity Date” means the earliest to occur of the following: (a) September 23, 2024 and (b) the acceleration of the maturity of the Loans pursuant to this Agreement.
“Maximum Rate” has the meaning assigned to such term in Section 9.17.
“Moody’s” means Moody’s Investors Service, Inc.
“Mortgage” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Agent, for the benefit of the Agent and the other Secured Parties, on real property of a Loan Party, including any amendment, restatement, modification or supplement thereto.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Income” means, for any period, Borrower’s consolidated net income for such period after taxes (in conformity with GAAP) but before dividends and any noncontrolling interest, excluding, without duplication, extraordinary items such as (a) net gain or loss during such period arising from the sale, exchange, or other disposition of capital assets (including fixed assets and capital stock) other than in the ordinary course of business, (b) any impairment charge or write-up or write-down of assets including investments in debt and equity securities or as a result of a change in law or regulation, (c) provision for taxes on any extraordinary item, (d) any net after-tax gains or losses (and all fees and expenses or charges relating thereto) attributable to the early extinguishment of Debt or hedging obligations or other derivative instruments, (e) the cumulative effect of a change in accounting principles during such period to the extent included in net income, and (f) any unrealized or realized gain or loss due solely to fluctuations in currency values and the related tax effects, determined in accordance with GAAP.
“Net Proceeds” means (a) with respect to any sale, lease, transfer or other disposition of any asset by any Person, the aggregate amount of cash proceeds from such transaction received by, or paid to or for the account of, such Person, net of customary and reasonable out-of-pocket costs, fees, and expenses, and (b) with respect to the issuance of Equity Securities, debt securities, Subordinated Debt, or similar instruments, or any other incurrence of Debt, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection with such issuance. Net Proceeds include any cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable, purchase price adjustment receivable, or otherwise, but only as and when received.

“New Producer Program” means the salary and benefits in the first twelve months of employment for specific sales personnel hired by Borrower of which the performance of such personnel is being tracked separately for financial reporting purposes.
“Note” means individually, and Notes means collectively any promissory note issued to any Lender and evidencing any Loan or all or any other portion of the Obligation, and any promissory notes issued in substitution or replacement thereof.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day(or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Obligation or Obligations” means, collectively, (a) the Loans, LC Exposure and all Debt, liabilities and obligations (including indemnities), and all renewals, increases and extensions thereof, or any part thereof, now or in the future owed to any Lender or Agent (or any Affiliate thereof) by Borrower or any Guarantor under any Loan Document, together with all interest accruing thereon, reasonable fees, costs and expenses (including, without limitation, all reasonable attorneys’ fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Documents or in connection with the protection of rights or exercise of remedies under the Loan Documents including interest and fees accruing during the pendency of any bankruptcy, insolvency, recievership or other similar proceeding, regardless of whether allowed or allowable in such proceeding, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of Borrower and Guarantors under or pursuant to the Loan Documents, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, including all extensions, renewals, refinancings, modifications, amendments, replacements, consolidations, conversions or increases to any of the foregoing, (c) Swap Agreement Obligations owing to Agent or one or more Lenders or their respective Affiliates; provided, however, that the definition of “Obligations” shall not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor, (d) all obligations and other liabilities of Borrower or any Guarantor to Agent or any Lender or any of their affiliates in respect of any of the following services (such services, “Banking Services” and such obligations, the “Banking Product Obligations”) (i) any treasury or other cash management services, including, without limitation, any funds transfer, depository (including, without limitation, cash vault and check deposit), zero balance account and sweep, returned items processing, controlled disbursement, positive pay, lockbox, account reconciliation and information reporting, payables outsourcing, payroll processing, and trade finance services, and

(ii) card services, including, without limitation, credit card (including, without limitation, purchasing card and commercial card), prepaid card (including, without limitation, payroll, stored value and gift cards), merchant services processing, and debit card services, and (e) all costs of collection and protection of the rights of Agent (on behalf of the Lenders), including attorneys’ fees allowed by law, whether such collection or protection occurs prior to, during or after any bankruptcy proceedings filed by or against Borrower or any Guarantor.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Opinion of Borrower’s Legal Counsel” means a written opinion of Borrower’s legal counsel delivered to Agent for the benefit of Agent and Lenders in form and substance acceptable to Agent.
“Order” means any judgment, injunction, judicial or administrative order or decree granted, made, issued or otherwise promulgated by any Governmental Authority.
“Original Loan Documents” mean the Prior Loan Agreement dated March 13, 2019 respecting the Original Loans, any note delivered thereunder or pursuant thereto, any continuing and unconditional guaranty or other guaranty related thereto, the Existing Security Documents, and all other original loan documents executed thereunder or related thereto, as amended or modified.
“Original Loans” has the meaning assigned to such term in the preamble hereto.
“Original Pledgor” means each of Borrower, BRP Medicare Insurance Holdings, LLC, BRP Medicare Insurance, LLC, BRP Medicare Insurance II, LLC, BRP Medical Insurance III, LLC, Baldwin Krystyn Sherman Partners, LLC, BKS Partners Private Risk Group, LLC, BRP Main Street Insurance Holdings, LLC, BRP Ryan Insurance, LLC, BRP Bradenton Insurance, LLC, BRP Affordable Home Insurance, LLC, BKS D&M Holdings, LLC, BRP D&M Insurance, LLC, BRP Insurance Intermediary Holdings, LLC, AB Risk Specialist, LLC, KB Risk Solutions, LLC, BRP Black Insurance, LLC, BRP Colleague Inc., BKS Financial Services Holdings, LLC, BKS Financial Investments, LLC, BKS Securities, LLC, League City Office Building, LLC, Millennial Specialty Insurance, LLC, BRP Foundation, LLC, and The Villages Insurance Partners, LLC.
and any other pledgor under the Original Loan Documents.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit, or any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.20).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Paid in Full” or “Payment in Full” means, (i) the indefeasible payment in full in cash of all outstanding Loans and LC Disbursements, together with accrued and unpaid interest thereon, (ii) the termination, expiration, or cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Agent of a cash deposit, or at the discretion of the Agent a back up standby letter of credit satisfactory to the Agent and the Issuing Bank, in an amount equal to 105% of the LC Exposure as of the date of such payment), (iii) the indefeasible payment in full in cash of the accrued and unpaid fees, if any, (iv) the indefeasible payment in full in cash of all reimbursable expenses and other Obligations (other than (w) Unliquidated Obligations for which no claim has been made, (x) other obligations expressly stated to survive such payment and termination of this Agreement, (y) Swap Agreement Obligations and (z) Banking Product Obligations ), together with accrued and unpaid interest thereon, and(v) the termination of all Commitments.
“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Participant” has the meaning assigned to such term in Section 9.04(c).
“Participant Register” has the meaning assigned to such term in Section 9.04(c).
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereof, established under ERISA.
“Permitted Acquisition” means the acquisition by any Loan Party of any other Person, (whether by purchase of all or substantially all of the assets or Equity Securities, merger or other transaction or series of transactions); provided that each of the following conditions is satisfied with respect to such acquisition:
(a)    at the time such Loan Party enters into an agreement to acquire, and at the time of the closing of such acquisition (and immediately prior to and after giving effect to the closing of such acquisition), there exists no Default, Event of Default or Potential Default hereunder or under any of the other Loan Documents;

(b)    the business of the entity or business to be acquired, or the entity from which the assets are to be acquired, is substantially similar to or ancillary to the business of any Loan Party;
(c)    the acquisition is not hostile;
(d)    to the extent the acquisition is of an entity, the acquisition must be for a controlling interest of the Voting Interests in the entity, and subsequent to such acquisition, such Loan Party must directly own and control the percentage of the outstanding Voting Interests at all times necessary to elect a majority of the board of managers/directors and direct the management policies and decisions of such entity and exert operational control over such entity; and
(e)    if the acquired entity is either (i) wholly owned, directly or indirectly, by such Loan Party, or (ii) the acquisition is financed in whole or in part with the proceeds of the Revolving Loans, it executes and delivers to Agent (A) a joinder agreement to the Continuing and Unconditional Guaranty, in form and substance acceptable to Agent, becoming a Guarantor, (B) a joinder agreement to the Security Agreement, in form and substance acceptable to Agent, becoming a pledgor thereunder, (C) a joinder agreement to the IP Security Agreement, in form and substance acceptable to Agent, becoming a pledgor thereunder, (D) a joinder agreement to the Equity Pledge Agreement, in form and substance acceptable to Agent, pursuant to which such Loan Party’s equity interests of such acquired entity is pledged to Agent; and (E) such other documents, instruments and certificates as may be reasonably requested by Agent.
“Permitted Debt” means:
(a)    the Obligation;
(b)    Debt arising from endorsing negotiable instruments for collection in the ordinary course of business;
(c)    purchase money Debt and Capital Lease obligations incurred in the ordinary course of business which, in the aggregate, do not exceed $500,000 at any time;
(d)    trade payables and other current liabilities incurred in the ordinary course of business;
(e)    Permitted Pari Passu Debt;
(f)    other unsecured Debt in an aggregate amount not to exceed $250,000;
(g)    Debt acquired pursuant to a Permitted Acquisition that would otherwise constitute Permitted Debt;
(h)    Debt to current or former members of Borrower in connection with the repurchase or redemption of Equity Securities in Borrower from a minority equityowner so long as such Debt is subordinated to the Obligation pursuant to a Subordination Agreement;
(i)    guarantees in respect of Debt permitted under this definition; and
(j)    guarantees of purchase price, Earnout or related payments pursuant to the purchase agreement for any Permitted Acquisition or Permitted Minority Acquisition or Follow On Control Purchase or Follow On Minority Purchase, subject to compliance at all times with each of the following conditions: (A) each such guarantee is and shall be subordinate to the Obligation, and (B) any payment under any such guarantee may not be made if there is any Default or if the making of any such payment would result in any Default.

“Permitted Joint Venture” means the creation of and investment into a JV Subsidiary by a Loan Party; provided that the following conditions are satisfied:
(a)    at the time the Loan Party enters into an agreement to form such joint venture, and at the time of the closing of the formation of such joint venture (and immediately prior to and after giving effect to the closing of such joint venture), there exists no Default, Event of Default or Potential Default hereunder or under any of the other Loan Documents;
(b)    the business of the JV Subsidiary is substantially similar to or ancillary to the business of Borrower or a Guarantor;
(c)    the Loan Party must be the Beneficial Owner of at least fifty percent (50%) of the Voting Interests of the JV Subsidiary, and the Loan Party must have the right to elect a majority of the board of managers/directors and direct the management policies and decisions of the JV Subsidiary and exert operational control over the JV Subsidiary; and
(d)    [reserved].
“Permitted Liens” means:
(a)    Liens securing the Obligation;
(b)    Liens securing any Permitted Pari Passu Debt;
(c)    Liens which secure purchase money Debt and Capital Lease obligations permitted under clause (c) of the definition of Permitted Debt and which encumber only the assets acquired with such purchase money Debt, or the assets subject to such Capital Lease and any replacements or continuations of such Liens or leases permitted thereunder; provided, that the Debt incurred in connection with such acquisition and secured by such Lien shall not exceed one hundred percent (100%) of the amount of the purchase price of such items then being financed;
(d)    Pledges, deposits or Liens arising or made to secure payment of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits or to participate in any fund in connection with workers’ compensation, unemployment insurance, pensions or other social security programs;
(e)    Easements, rights-of-way, encumbrances and other restrictions on the use or value of real property or any other property or asset which do not materially impair the use thereof;
(f)    Liens for Taxes and Liens imposed by operation of law (including, without limitation, Liens of mechanics, materialmen, warehousemen, carriers and landlords, and similar Liens) provided that (i) the amount secured is not overdue by more than thirty (30) days and no Lien has been filed, or (ii) the validity or amount thereof is being contested in good faith by lawful proceedings diligently conducted, reserve or other provision required by GAAP has been made, levy and execution thereon have been (and continue to be) stayed, or payment is fully covered by insurance (subject to the customary deductible);
(g)    Rights of offset or statutory banker’s Liens arising in the ordinary course of business in favor of commercial banks, provided that any such Lien shall only extend to deposits and property in possession of such commercial bank;
(h)    Pledges for deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than Liens imposed by ERISA;

(i)    deposits to secure the performance of bids, trade contracts and leases (other than Debt), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(j)    any interest or title of a lessor under any lease for real property; and
(k)    Liens arising by virtue of the rendition, entry or issuance against Borrower or any Guarantor, or any property of Borrower or any Guarantor, of any judgment, writ, order or decree to the extent the rendition, entry, issuance or continued existence of such judgment, writ, order or decree (or any event or circumstance relating thereto) has not resulted in the occurrence of a Default or Material Adverse Event hereunder.
“Permitted Minority Acquisition” means the purchase by Borrower of Equity Securities of another entity where such purchase does not constitute a Permitted Acquisition; provided that each of the following conditions is satisfied with respect to such purchase:
(a)    at the time Borrower enters into an agreement to purchase, and at the time of the closing of such purchase (and immediately prior to and after giving effect to the closing of such acquisition), there exists no Default, Event of Default or Potential Default hereunder or under any of the other Loan Documents;
(b)    the business of the entity is substantially similar to or ancillary to the business of Borrower or a Guarantor; and
(c)    the purchase is not hostile.
“Permitted Pari Passu Debt” means any secured Debt incurred by Borrower or any other Loan Party and guarantees with respect thereto by any Loan Party; provided that (i) such Debt is issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Debt) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Revolving Loans or to directly fund new deals, (ii) such Debt is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets of any Loan Party other than the Collateral, (iii) such Debt does not have a maturity date prior to the Maturity Date at the time such Debt is incurred (or at the time the maturity date of such Debt is adjusted as a result of any amendment or modification to such Debt), (iv) such Debt is not guaranteed by any Affiliates of Borrower that are not Guarantors, (v) the terms and conditions of such Debt (excluding pricing, interest rate margins, rate floors, discounts, premiums, fees, and prepayment or redemption terms and provisions which shall be determined by Borrower) are not materially more restrictive to Borrower and its Subsidiaries (when taken as a whole) than the terms and conditions of this Agreement (when taken as a whole) (it being understood that to the extent that a materially more restrictive term is provided for the benefit of such Debt, no consent shall be required from Agent if Borrower agrees to add such terms to this Agreement), (vi) the holder (or a representative validly acting on behalf of the holders) of such Debt shall have become party to an intercreditor agreement on terms that are reasonably satisfactory to Agent and Lenders, (vii) the Senior Leverage Ratio for the most recently completed fiscal quarter of Borrower shall not be in excess of 4.50 to 1.00 on a pro forma basis as if such Debt had been incurred on the last day of such fiscal quarter, and (viii) Agent and Lenders consent in writing to the incurrence of such Debt, which consent shall not be unreasonably withheld.

“Person” means any natural person, sole proprietorship, partnership, limited partnership, corporation, limited liability company, business trust, investment fund or vehicle, joint stock company, trust, unincorporated association, joint venture, syndicate, Governmental Authority or other entity or organization.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“Pledged Equity Securities” means any and all Equity Securities issued by any Guarantor to Borrower or any Guarantor, or otherwise pledged under the Equity Pledge Agreement.
“Potential Default” means the occurrence of any event or the existence of any circumstance that would, with the giving of notice or lapse of time or both, become a Default.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Agent) or any similar release by the Federal Reserve Board (as determined by the Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Prior Loan Agreement” has the meaning assigned to such term in the preamble hereto.
“Projections” has the meaning assigned to such term in Section 3.23(c).
“Proper Form” means in form and substance reasonably satisfactory to Agent and their legal counsel.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning set forth in Section 10.06.
“Recipient” means, as applicable, (a) the Agent, (b) any Lender and (c) any Issuing Bank, or any combination thereof (as the context requires).
“Register” has the meaning assigned to such term in Section 9.04(b).
“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.
“Representative” means, with respect to any Person, any representative, officer, director, manager, employee, consultant, contractor, attorney or agent of such Person.
“Required Lenders” means, subject to Section 2.21, at any time, Lenders having Revolving Credit Exposure and Unfunded Commitments representing more than 50% of the sum of the Aggregate Revolving Credit Exposure and Unfunded Commitments at such time; provided that, (i) as long as there are only two Lenders, Required Lenders shall mean both Lenders and (ii) Required Lenders shall be at least two unaffiliated Lenders.
“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or operating, management or partnership agreement, or other organizational or governing documents of such Person and (b) any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Authority (including Environmental and Safety Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” means the president, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, or Chief Operating Officer of Borrower.
“Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and its LC Exposure at such time.
“Revolving Loan” means a Loan made pursuant to Section 2.01.
“S&P” means Standard & Poor’s Ratings Group (a division of The McGraw-Hill Companies, Inc.).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or, the U.S. Department of State, or by the Canadian Government, the United Nations Security Council, the European Union or any

European Union member state (whether designated by name or by reason of being included in a class of person), (b) any Person domiciled, registered as located or having its main place of business, operating, organized or resident in country or territory whose government is the subject of sanctions.
“Sanctions” means economic or financial sanctions laws and/or regulations, trade embargoes, prohibitions, restrictive measures, decisions, Executive Orders or notices from regulators implemented adapted, imposed, administered, enacted and/or enforced from time to time by the U.S. government, including those administered by OFAC, the U.S. Department of Commerce, the U.S. Department of State, the Canadian Government, the Norwegian State, the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom, and any authority acting on behalf of any of them in connection with any economic or financial sanctions laws and/or regulations, trade embargoes, prohibitions, restrictive measures, decisions, Executive Orders or notices from regulators implemented, adapted, imposed, administered, enacted and/or enforced from time to time by any of them.
“SEC” means the Securities and Exchange Commission of the U.S.
“Secured Parties” means (a) the Lenders, (b) the Agent, (c) each Issuing Bank, (d) each provider of Banking Services, to the extent the Banking Product Obligations in respect thereof constitute Obligations, (e) each counterparty to any Hedge Agreement, to the extent the obligations thereunder constitute Obligations and (f) the successors and assigns of each of the foregoing.
“Security Agreement” means that certain Fourth Amended and Restated Security Agreement dated December 19, 2019, by and among Borrower and Guarantors, as debtor and Agent, as secured party for the ratable benefit of the Lenders, pursuant to which Borrower and Guarantors granted Agent a Lien in the Collateral (as defined therein) to secure the Obligation, as amended, restated, supplemented or otherwise modified from time to time.
“Security Documents” means the Existing Security Documents (as modified hereby or by other Loan Documents delivered hereunder), the Security Agreement, the Intellectual Property Security Agreement, the Equity Pledge Agreement, and all related instruments and documents executed and delivered to Agent at the Closing or pursuant to Section 10 or Section 5.09, and all documents and UCC financing statements executed in connection with the foregoing to create or perfect a Lien on the Collateral.
“Senior Funded Debt” means, without duplication, when determined, (a) all obligations of Borrower and Guarantors to Lenders, Agent or the holder(s) of any Permitted Pari Passu Debt for borrowed money (whether as a direct obligor on a promissory note, a reimbursement obligor on a letter of credit, a guarantor, surety or other secondary obligor or otherwise), excluding the accounting impact of any discount to the GAAP book value of the Debt instrument resulting from the allocation of proceeds from such borrowed money between the Debt instrument and concurrently issued equity interests granted by such Person, plus (b) all purchase money Debt and Capital Lease obligations of Borrower and Guarantors.

“Senior Leverage Ratio” means, when determined, the ratio of (a) Senior Funded Debt minus unrestricted cash and Cash Equivalents up to $30,000,000 in the aggregate, to (b) EBITDA for the most recently completed four fiscal quarter period for which Current Financials have been (or are required to have been) delivered.
“Shareholder Collateral” is defined in Section 10.03.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.
“SOFR-Based Rate” means SOFR, Compounded SOFR or Term SOFR.
“Solvent” means, with respect to an entity or entity group, as applicable, that based upon the most recent annual operating plan or the Current Financials as provided under Section 5.01, (a) the aggregate fair market value of the subject entity or entity group’s assets exceeds the subject entity or entity group’s liabilities taken as a whole, (b) the subject entity or entity group has sufficient cash flow to enable them to pay their Debts as they mature, and (c) the subject entity or entity group does not have unreasonably small capital to conduct their businesses.
“Standby LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all standby Letters of Credit outstanding at such time plus (b) the aggregate amount of all LC Disbursements relating to standby Letters of Credit that have not yet been reimbursed by or on behalf of Borrower at such time. The Standby LC Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate Standby LC Exposure at such time.
“Statements” has the meaning assigned to such term in Section 2.19(f).
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) established by the Federal Reserve Board to which the Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentages shall include those imposed pursuant to Regulation D of the Federal Reserve Board. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D of the Federal Reserve Board or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subordinated Debt” means any Debt that is contractually subordinated in right of payment, collection, enforcement or lien rights to the prior Payment in Full of the Obligation pursuant to a Subordination Agreement or any Loan Document.

“Subordination Agreement” means individually, and Subordination Agreements means collectively, each subordination and intercreditor agreement by and among Agent, any holder of Subordinated Debt, as subordinated lender, and Borrower(s) who are obligated under such Subordinated Debt, in form and substance satisfactory to Agent.
“Subsidiary” of any Person means any corporation, partnership or other entity of which such Person is the Beneficial Owner of at least fifty percent (50%) of the Voting Interests.
“Supported QFC” has the meaning set forth in Section 10.06.
“Swap Agreement Obligations” means any and all obligations of the Loan Parties and their respective Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any Hedge Agreement permitted hereunder with a Lender or an Affiliate of a Lender, and (b) any cancellations, buy backs, reversals, terminations or assignments of any Hedge Agreement transaction permitted hereunder with a Lender or an Affiliate of a Lender.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a (47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments or other similar fees or charges imposed by any Governmental Authority, including any interest, additions to tax and penalties applicable thereto.
“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Total Funded Debt” means, without duplication, when determined, the following: (a) all obligations of Borrower and Guarantors for borrowed money (whether as a direct obligor on a promissory note, a reimbursement obligor on a letter of credit, a guarantor, surety or other secondary obligor or otherwise), excluding the accounting impact of any discount to the GAAP book value of the Debt instrument resulting from the allocation of proceeds from such borrowed money between the Debt instrument and concurrently issued equity interests granted by such Person, plus (b) all purchase money Debt and Capital Lease obligations (excluding any real property lease obligations) of Borrower and Guarantors.
“Total Leverage Ratio” means, when determined, the ratio of (a) Total Funded Debt minus unrestricted cash and Cash Equivalents up to $30,000,000 in the aggregate, to (b) EBITDA for the most recently completed four fiscal quarter period for which Current Financials have been (or are required to have been) delivered.

“Transactions” means the execution, delivery and performance by Borrower of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and L/C Credit Extensions hereunder.
“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, or the Alternate Base Rate.
“UCC” means the Uniform Commercial Code as adopted in Florida and as amended from time to time.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.
“Unfunded Commitment” means, with respect to each Lender, the Commitment of such Lender less its Revolving Credit Exposure.
“Unliquidated Obligations” means, at any time, any Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.
“U.S.” means the United States of America.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 10.06.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.18(f)(ii)(B)(3).
“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.
“Voting Interests” of any Person means the shares of capital stock, membership interests, partnership interests or other Equity Securities issued by such Person that have voting power (whether pursuant to applicable Laws, such Person’s charter, any shareholders, partnership, company or operating agreement or by any other contractual right) for the election, removal or replacement of, or otherwise have the power to designate, (a) the members of such Person’s board of directors, board of managers or other governing body performing similar functions, or (b) if such Person is a limited partnership, the general partner of such Person; provided, that the “Voting Interests” of any member-managed limited liability company shall be deemed to be the Equity Securities of such limited liability company that are held by its managing member(s).
“WC Revolving Loan” means a Loan made by WC Revolving Credit Lender (as defined in the Prior Credit Agreement) after the Closing Date in an amount not to exceed its WC Revolving Credit Commitment in one or more Loans under the Prior Credit Agreement.
“Working Capital Sub-Facility” has the meaning set forth in Section 2.01.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
SECTION 1.02.    Pro Forma Basis. To the extent Borrower or any Subsidiary makes any transaction for which pro forma effect is to be given pursuant to the definition of “EBITDA” or disposition of assets outside the ordinary course of business permitted by Section 6.05 during the period of four fiscal quarters of Borrower most recently ended, EBITDA shall be calculated after giving pro forma effect thereto and are determined on a basis consistent with the definition of “EBITDA” and otherwise consistent with Article 11 of Regulation S-X of the Securities Act of 1933, as amended, as interpreted by the SEC, and as certified by a Financial Officer, as if such acquisition or such disposition (and any related incurrence, repayment or assumption of Debt) had occurred on the first day of such four-quarter period.
SECTION 1.03.    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred by Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing”).
SECTION 1.04.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply) and all judgments, orders and decrees of all Governmental Authorities. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignments set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) any reference in any definition to the phrase “at any time” or “for any period” shall refer to the same time or period for all calculations or determinations within such definition, and (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.05.    Accounting Terms; GAAP.
(a)    Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if after the Amended and Restated Effective Date there occurs any change in GAAP or in the application thereof on the operation of any provision hereof and Borrower notifies the Agent that Borrower requests an amendment to any provision hereof to eliminate the effect of such change in GAAP or in the application thereof (or if the Agent notifies Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of any Loan Party at “fair value,” as defined therein and (ii) without giving effect to any treatment of Debt in respect of convertible debt instruments under Financial Accounting Standards Board Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Debt in a reduced or bifurcated manner as described therein, and such Debt shall at all times be valued at the full stated principal amount thereof.
(b)    Notwithstanding anything to the contrary contained in Section 1.05(a) or in the definition of “Capital Lease,” in the event of an accounting change after the Closing Date requiring additional leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on the Closing Date) that would have constituted capital leases in conformity with GAAP on the Closing Date shall be considered capital leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.
SECTION 1.06.    Interest Rates; LIBOR Notification. The interest rate on Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event or an Early Opt-In Election, Section 2.15(c) provides a mechanism for determining an alternative rate of interest. The Agent will promptly notify Borrower, pursuant to Section 2.15, in advance of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.15(c), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.15(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.
SECTION 1.07.    Status of Obligations. In the event that Borrower or any other Loan Party shall at any time issue or have outstanding any Subordinated Debt, Borrower shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Debt and to enable the Agent and the Lenders to have and exercise any payment blockage (for contractually subordinated Debt) or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Debt. Without limiting the foregoing, the Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Debt is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Debt in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Debt.
SECTION 1.08.    Effect of this Agreement on the Prior Credit Agreement and the Other Existing Loan Documents. Upon satisfaction of the conditions precedent to the effectiveness of this Agreement set forth in the Amendment and Restatement Agreement, this Agreement shall be binding on Borrower, the other Loan Parties, the Agent, the Lenders and the other parties party hereto, and the Prior Credit Agreement and the provisions thereof shall be replaced in their entirety by this Agreement and the provisions hereof, but shall not be novated hereby; provided that for the avoidance of doubt (a) the Obligations (as defined in the Prior Credit Agreement) (and other provisions under the Prior Credit Agreement that expressly survive termination thereof) of Borrower and the other Loan Parties under the Prior Credit Agreement that remain unpaid, not converted and outstanding as of the date of this Agreement shall continue to exist under and be evidenced by this Agreement and the other Loan Documents, (b) the Loan Documents shall continue to secure, guarantee, support and otherwise benefit the Obligations on the same terms as prior to the effectiveness hereof. Upon the effectiveness of this Agreement, each Loan Document (other than the Prior Credit Agreement) that was in effect immediately prior to the date of this Agreement shall continue to be effective in accordance with its terms unless otherwise expressly stated herein or therein. Each Loan Party hereby reaffirms and confirms, as of the date hereof (i) the covenants, guarantees, pledges, grants of Liens and agreements or other commitments contained in each Loan Document to which it is a party, including, in each case, such covenants, guarantees, pledges, grants of Liens and agreements or other commitments as in effect immediately after giving effect to this Agreement and the transactions contemplated hereby, (ii) its guarantee of the Obligations pursuant to the Continuing and Unconditional Guaranty, as applicable and (iii) its prior grant of Liens on the Collateral to secure the Obligations pursuant to the Security Documents and the effectiveness of this Agreement does not impair he validity, effectiveness or priority of Liens granted pursuant to any Security Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred, and (c) this Agreement is not intended to and shall not constitute a novation of the Prior Credit Agreement or any other Existing Loan Documents or of any Obligations created thereunder or secured thereby.
ARTICLE II

The Credits
SECTION 2.01.    Commitments. Subject to the terms and conditions set forth herein, each Lender severally (and not jointly) agrees to make one or more Loans (each a “Revolving Loan”) in dollars to Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (ii) the Aggregate Revolving Credit Exposure exceeding the Aggregate Commitments; provided that no more than $65,000,000 of aggregate Revolving Credit Exposure will be used for purposes specified in Section 3.14(a)(iv) (such sublimit, the “Working Capital Sub-Facility”); provided further that, for the avoidance of doubt, any Revolving Credit Exposure attributable to any Loans outstanding on the Amended and Restated Effective Date (after giving effect to the Amendment and Restatement Agreement) shall not constitute any portion of the Working Capital Sub-Facility. Within the foregoing limits and subject to the terms and conditions set forth herein, Borrower may borrow, prepay and reborrow Revolving Loans.
SECTION 2.02.    Loans and Borrowings.
(a)    Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)    Subject to Section 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as Borrower may request in accordance herewith, provided that all Borrowings made on the Amended and Restated Effective Date must be made as ABR Borrowings but may be converted into Eurodollar Borrowings in accordance with Section 2.08. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.15, 2.16, 2.17 and 2.18 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)    At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $100,000. ABR Borrowings may be in any amount. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 8 Eurodollar Borrowings outstanding.
(d)    Notwithstanding any other provision of this Agreement, Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03.    Requests for Borrowings. To request a Borrowing, Borrower shall notify the Agent of such request either in writing (delivered by hand or fax) by delivering a Loan Request signed by a Responsible Officer of Borrower or through Electronic System, if arrangements for doing so have been approved by the Agent, (a) in the case of a Eurodollar Borrowing, not later than 10:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than noon, New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 9:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Loan Request shall be irrevocable; provided further that any notice delivered under this paragraph may state that such notice is conditioned upon the effectiveness of other transactions permitted under this Agreement, in which case such notice for an ABR Borrowing may be revoked by Borrower (by notice to the Agent on or prior to the specified effective date) if such condition is not satisfied. Each such Loan Request shall specify the following information in compliance with Section 2.01:
(i)    the aggregate amount of the requested Borrowing, and a breakdown of the separate wires comprising such Borrowing;
(ii)    the date of such Borrowing, which shall be a Business Day;
(iii)    whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
(iv)    in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period;” and
(v)    whether such Borrowing is part of the Working Capital Sub-Facility.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Loan Request in accordance with this Section, the Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
SECTION 2.04.    [Reserved].
SECTION 2.05.    [Reserved].
SECTION 2.06.    Letters of Credit.
(a)    General. Subject to the terms and conditions set forth herein, Borrower may request the issuance of Letters of Credit denominated in dollars as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit (i) the proceeds of which would be made available to any Person (A) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (B) in any manner that would result in a violation of any Sanctions by any party to this Agreement, (ii) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Requirement of Law relating to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Amended and Restated Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Amended and Restated Effective Date and which the Issuing Bank in good faith deems material to it, or (iii) if the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed not to be in effect on the Amended and Restated Effective Date for purposes of clause (ii) above, regardless of the date enacted, adopted, issued or implemented.
(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), Borrower shall hand deliver or fax (or transmit through Electronic System, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than three Business Days (or such lesser number of days as the Issuing Bank and the Agent shall agree in their reasonable discretion)) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof, and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition, as a condition to any such Letter of Credit issuance, Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the Issuing Bank and using such Issuing Bank’s standard form or such other form as agreed between Borrower and the Issuing Bank (each, a “Letter of Credit Agreement”). A Letter of Credit shall be issued, amended, renewed or extended only if

(and upon issuance, amendment, renewal or extension of each Letter of Credit Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure shall not exceed $1,500,000, (ii) no Lender’s Revolving Credit Exposure shall exceed its Commitment and (iii) the Aggregate Revolving Credit Exposure shall not exceed the Aggregate Commitments. Notwithstanding the foregoing or anything to the contrary contained herein, no Issuing Bank shall be obligated to issue or modify any Letter of Credit if, immediately after giving effect thereto, the outstanding LC Exposure in respect of all Letters of Credit issued by such Person and its Affiliates would exceed such Issuing Bank’s Issuing Bank Sublimit. Without limiting the foregoing and without affecting the limitations contained herein, it is understood and agreed that Borrower may from time to time request that an Issuing Bank issue Letters of Credit in excess of its individual Issuing Bank Sublimit in effect at the time of such request, and each Issuing Bank agrees to consider any such request in good faith. Any Letter of Credit so issued by an Issuing Bank in excess of its individual Issuing Bank Sublimit then in effect shall nonetheless constitute a Letter of Credit for all purposes of the Credit Agreement, and shall not affect the Issuing Bank Sublimit of any other Issuing Bank, subject to the limitations on the aggregate LC Exposure set forth in clause (i) of this Section 2.06(b).
(c)    Expiration Date. Each Letter of Credit shall expire (or be subject to termination or non-renewal by notice from the Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, including, without limitation, any automatic renewal provision, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above). Notwithstanding the foregoing, any Letter of Credit issued in the final year of this Agreement may expire no later than one year after the Maturity Date so long as Borrower cash collateralizes an amount equal to 105% of the face amount of such Letter of Credit, concurrently with the issuance of such Letter of Credit, in the manner described in Section 2.06(j) and otherwise on terms and conditions reasonably acceptable to the Issuing Bank and the Agent..
(d)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of

Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)    Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, Borrower shall reimburse such LC Disbursement by paying to the Agent an amount equal to such LC Disbursement not later than 11:00 a.m., New York City time, on (i) the Business Day that Borrower receives notice of such LC Disbursement, if such notice is received prior to 9:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that Borrower receives such notice, if such notice is received after 9:00 a.m., New York City time, on the day of receipt; provided that Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If Borrower fails to make such payment when due, the Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from Borrower in respect thereof, and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Agent its Applicable Percentage of the payment then due from Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Agent of any payment from Borrower pursuant to this paragraph, the Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank, as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve Borrower of its obligation to reimburse such LC Disbursement.
(f)    Obligations Absolute. Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, Borrower’s obligations hereunder. None of the Agent, the Lenders or the Issuing Bank, or any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit, or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by Borrower to the extent permitted by applicable law) suffered by Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)    Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Agent and Borrower by telephone (confirmed by fax or through Electronic Systems) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.
(h)    Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans and such interest shall be due and payable on the date when such reimbursement is due; provided that, if Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.14(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)    Replacement and Resignation of an Issuing Bank.
(i)    An Issuing Bank may be replaced at any time by written agreement among Borrower, the Agent, the replaced Issuing Bank and the successor Issuing Bank. The Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.13(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(ii)    Subject to the appointment and acceptance of a successor Issuing Bank, the Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Agent, Borrower and the Lenders, in which case, such resigning Issuing Bank shall be replaced in accordance with Section 2.06(i)(i) above.
(j)    Cash Collateralization. If any Default shall occur and be continuing, on the Business Day that Borrower receives notice from the Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, Borrower shall deposit in an account with the Agent, in the name of the Agent and for the benefit of the Lenders (the “LC Collateral Account”), an amount in cash equal to 105% of the amount of the LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Default with respect to Borrower described in Section 7.03. Borrower also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.12(b) or 2.21. Each such deposit shall be held by the Agent as collateral for the payment and performance of the Obligations. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account and Borrower hereby grants the Agent a security interest in the LC Collateral Account and all moneys or other assets on deposit therein or credited thereto. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Agent and at Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other Obligations. If Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of a Default, such amount (to the extent not applied as aforesaid) shall be returned to Borrower within three (3) Business Days after all such Defaults have been cured or waived pursuant to the terms hereof.
(k)    LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.
(l)    Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, Borrower (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. Borrower hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of Borrower, and that Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
SECTION 2.07.    Funding of Borrowings.
(a)    Each Lender shall make each Loan to be made by such Lender hereunder on the proposed date thereof solely by wire transfer of immediately available funds by 4:00 p.m., New York City time, to the account of the Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage. Except in respect of the provisions of this Agreement covering the reimbursement of Letters of Credit, the Agent will make such Loans available to Borrower by promptly crediting the funds so received in the aforesaid account of the Agent to the Funding Account(s); provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Agent to the Issuing Bank.
(b)    Unless the Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Agent such Lender’s share of such Borrowing, the Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Agent, then the applicable Lender and Borrower each severally agree to pay to the Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to the Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of

Borrower, the interest rate applicable to ABR Revolving Loans. If such Lender pays such amount to the Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing; provided, that any interest received from Borrower by the Agent during the period beginning when Agent funded the Borrowing until such Lender pays such amount shall be solely for the account of the Agent.
SECTION 2.08.    Interest Elections.
(a)    Each Borrowing initially shall be of the Type specified in the applicable Loan Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Loan Request. Thereafter, Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)    To make an election pursuant to this Section, Borrower shall notify the Agent of such election either in writing (delivered by hand or fax) by delivering an Interest Election Request signed by a Responsible Officer of Borrower or through Electronic System, if arrangements for doing so have been approved by the Agent, by the time that a Loan Request would be required under Section 2.03 if Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable.
(c)    Each Interest Election Request (including requests submitted through Electronic System) shall specify the following information in compliance with Section 2.02:

(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
(iv)    if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”
If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if a Default has occurred and is continuing and the Agent, at the request of the Required Lenders, so notifies Borrower, then, so long as a Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
SECTION 2.09.    Termination and Reduction of Commitments; Increase in Commitments.
(a)    Unless previously terminated, all the Commitments shall terminate on the Maturity Date.
(b)    Borrower may at any time terminate the Commitments upon the Payment in Full of the Obligations.
(c)    Borrower may from time to time reduce the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $15,000,000 and (ii) Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.12. The Aggregate Revolving Credit Exposure would exceed the Aggregate Commitments.
(d)    Borrower shall notify the Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Agent shall advise the Lenders of the contents thereof. Each notice delivered by Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by Borrower (by notice to the Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.
(e)    Borrower shall have the right to increase the Commitments by obtaining additional Commitments, either from one or more of the Lenders or another lending institution, provided that (i) any such request for an increase shall be in a minimum amount of $15,000,000, (ii) Borrower may make a maximum of 3 such requests, (iii) after giving effect thereto, the sum of the total of the additional Commitments does not exceed $75,000,000, (iv) the Agent and the Issuing Bank have approved the identity of any such new Lender, such approvals not to be unreasonably withheld, delayed or conditioned, (v) any such new Lender assumes all of the rights and obligations of a “Lender” hereunder, and (vi) the procedures described in Section 2.09(f) below have been satisfied. Nothing contained in this Section 2.09 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder at any time.
(f)    Any amendment hereto for such an increase or addition shall be in form and substance satisfactory to the Agent and shall only require the written signatures of the Agent, Borrower and each Lender being added or increasing its Commitment, subject only to the approval of all Lenders if any such increase or addition would cause the Commitments to exceed $300,000,000. As a condition precedent to such an increase or addition, Borrower shall deliver to the Agent (i) a certificate of each Loan Party signed by an authorized officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase or addition, and (B) in the case of Borrower, certifying that, before and after giving effect to such increase or addition, (1) the representations and warranties contained in Article III and the other Loan Documents are true and correct, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, (2) no Default exists and (3) Borrower is in compliance (on a pro forma basis, including, for the avoidance of doubt, giving pro forma effect to any acquisition consummated in connection therewith) with the covenants contained in Section 6.22 and (ii) legal opinions and documents consistent with those delivered on the Amended and Restated Effective Date, to the extent requested by the Agent.

(g)    On the effective date of any such increase or addition, (i) any Lender increasing (or, in the case of any newly added Lender, extending) its Commitment shall make available to the Agent such amounts in immediately available funds as the Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase or addition and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its revised Applicable Percentage of such outstanding Revolving Loans, and the Agent shall make such other adjustments among the Lenders with respect to the Revolving Loans then outstanding and amounts of principal, interest, commitment fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of the Agent, in order to effect such reallocation and (ii)  Borrower shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase (or addition) in the Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurodollar Loan, shall be subject to indemnification by Borrower pursuant to the provisions of Section 2.17 if the deemed payment occurs other than on the last day of the related Interest Periods. Within a reasonable time after the effective date of any increase or addition, the Agent shall, and is hereby authorized and directed to, revise the Commitment Schedule to reflect such increase or addition and shall distribute such revised Commitment Schedule to each of the Lenders and Borrower, whereupon such revised Commitment Schedule shall replace the old Commitment Schedule and become part of this Agreement.
SECTION 2.10.    Repayment and Amortization of Loans; Evidence of Debt.
(a)    Borrower hereby unconditionally promises to pay to the Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, if any, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)    Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.
SECTION 2.11.    Mandatory Repayments and Prepayments.
(a)    Mandatory Prepayments of Proceeds. At Agent’s election, the following amounts shall either be applied to the Obligation in accordance with Section 2.02 or retained by Borrower:
(i)    all Net Proceeds from the sale, issuance, assignment, disposition or other transfer of any asset by Borrower or any Guarantor to any Person whether or not permitted by Section 6.09 (other than dispositions permitted under Section 6.09(a), (b), (c) or (f));
(ii)    all Insurance Proceeds and Eminent Domain Proceeds that relate to Borrower’s or any Guarantor’s assets and that Lenders are entitled to receive under Section 5.12 (other than Insurance Proceeds used to restore or replace assets of Borrower or any Guarantor as permitted under Section 5.12(c));
(iii)    [Reserved];
(iv)    all Net Proceeds of the issuance, sale, assignment, disposition or other transfer of any Borrower Debt Security by Borrower or any Guarantor to any Person other than Permitted Debt;
(v)    the ratable share of Borrower’s Net Proceeds from the sale, issuance, assignment, disposition or other transfer of any asset of any JV Subsidiary to any Person whether or not permitted by Section 6.09 (other than dispositions permitted under Section 6.09(a), (b), (c) or (f);
(vi)    the ratable share of BKS’ Net Proceeds from the sale, issuance, assignment, disposition or other transfer of any asset of Galati Marine to any Person whether or not permitted by Section 6.09 (other than dispositions permitted under Section 6.09(a), (b), (c) or (f); and
(vii)    All prepayments pursuant to this Section 2.11 will be deemed to be, first, a repayment of the Working Capital Sub-Facility.
SECTION 2.12.    Prepayment of Loans.
(a)    Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part without premium or penalty, subject to prior notice in accordance with paragraph (e) of this Section and, if applicable, payment of any break funding expenses under Section 2.17.
(b)    In the event and on such occasion that the Aggregate Revolving Credit Exposure exceeds the Aggregate Commitments, Borrower shall prepay the Revolving Loans, and/or LC Exposure (or, if no such Borrowings are outstanding, deposit cash collateral in the LC Collateral Account in an aggregate amount equal to such excess, in accordance with Section 2.06(j)).
(c)    All prepayments pursuant to this Section 2.12 will be deemed to be, first, a prepayment of the Working Capital Sub-Facility.
(d)    All prepayments required to be made pursuant to Section 2.12 shall be applied, first without a corresponding reduction in the Commitments and second to cash collateralize outstanding LC Exposure.
(e)    Borrower shall notify the Agent by telephone (confirmed by fax) or through Electronic System, if arrangements for doing so have been approved by the Agent, of any prepayment under this Section: (i) in the case of prepayment of a Eurodollar Borrowing, not later than 10:00 a.m., New York City time, three (3) Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 10:00 a.m., New York City time, one (1) Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice, the Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.14 and (ii) break funding payments pursuant to Section 2.17.
SECTION 2.13.    Fees.
(a)    Borrower agrees to pay to the Agent a commitment fee for the account of each Lender, which shall accrue at the Applicable Margin on the daily amount of the Unfunded Commitment of such Lender during the period from and including the Amended and Restated Effective Date to but excluding the date on which the Lenders’ Commitments terminate. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the Amended and Restated Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)    Borrower agrees to pay (i)  to the Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit (the “Letter of Credit Fee”), which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Amended and Restated Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between Borrower and the Issuing Bank on the daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Amended and Restated Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Notwithstanding anything to the contrary contained herein, while any Default exists, all overdue Letter of Credit Fees shall accrue at the otherwise Applicable Rate plus 3.00%.
(c)    Borrower agrees to pay to the Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between Borrower and the Agent.
(d)    All fees payable hereunder shall be paid on the dates due, in dollars in immediately available funds, to the Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.
SECTION 2.14.    Interest.
(a)    The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin.
(b)    The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.
(c)    Notwithstanding the foregoing, during the occurrence and continuance of a Default, the Agent or the Required Lenders may, at their option, by notice to Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender directly affected thereby” for reductions in interest rates), declare that (i) all Loans and any other amount outstanding under a Loan Document shall bear interest at the Default Rate.
(d)    Accrued interest on each Loan (for ABR Loans, accrued through the last day of the prior calendar month) shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.15.    Alternate Rate of Interest; Illegality.
(a)    If prior to the commencement of any Interest Period for a Eurodollar Borrowing:
(i)    the Agent reasonably determines in good faith (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including, without limitation, by means of an Interpolated Rate or because the LIBO Screen Rate is not available or published on a current basis) for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or
(ii)    the Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or Loan) (as reasonably determined by the Required Lenders in good faith) included in such Borrowing for such Interest Period;
then the Agent shall give notice thereof to Borrower and the Lenders through Electronic System as provided in Section 9.01 as promptly as practicable thereafter and, until the Agent notifies Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and any such Eurodollar

Borrowing shall be repaid or converted into an ABR Borrowing on the last day of the then current Interest Period applicable thereto, and (B) if any Loan Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.
(b)    If any Lender reasonably determines in good faith that any Requirement of Law has made it unlawful, or if any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, fund or continue any Eurodollar Borrowing, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, dollars in the London interbank market, then, on notice thereof by such Lender to Borrower through the Agent, any obligations of such Lender to make, maintain, fund or continue Eurodollar Loans or to convert ABR Borrowings to Eurodollar Borrowings will be suspended until such Lender notifies the Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower will upon demand from such Lender (with a copy to the Agent), either prepay or convert all Eurodollar Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, Borrower will also pay accrued interest on the amount so prepaid or converted.
(c)    Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Agent and Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all Lenders and Borrower, so long as the Agent has not received, by such time, written notice of objection to such proposed amendment from Lenders comprising the Required Lenders; provided that, with respect to any proposed amendment containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Agent written notice that such Required Lenders accept such amendment. No replacement of LIBO Rate with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date.
(d)    In connection with the implementation of a Benchmark Replacement, the Agent, in consultation with Borrower, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(e)    The Agent will promptly notify Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement

Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or Lenders pursuant to this Section 2.15, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.15.
(f)    Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and any such Eurodollar Borrowing shall be repaid or converted into an ABR Borrowing on the last day of the then current Interest Period applicable thereto, and (ii) if any Loan Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.
SECTION 2.16.    Increased Costs.
(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or
(ii)    impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then Borrower will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.
(c)    A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 2.17.    Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of a Default or as a result of any prepayment pursuant to Section 2.12), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(c)/(d) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by Borrower pursuant to Section 2.20 or 9.02(d), then, in any such event, Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Eurodollar Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Eurodollar Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
SECTION 2.18.    Withholding of Taxes; Gross-Up.
(a)    Payments Free of Taxes. All payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of the applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by any applicable withholding agent, then the applicable withholding agent shall make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, to the extent such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.18), the applicable Lender (or, in the case of a payment received by the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    Payment of Other Taxes by Borrower. Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Agent timely reimburse it for, Other Taxes.
(c)    Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.18, such Loan Party shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment, or other evidence of such payment reasonably satisfactory to the Agent.
(d)    Indemnification by Borrower. Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.18) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and, in each case, any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of any Loan Party to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to setoff and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to such Lender from any other source against any amount due to the Agent under this paragraph (e).
(f)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and the Agent, at the time or times reasonably requested by Borrower or the Agent, such properly completed and executed documentation reasonably requested by Borrower or the Agent, certifying as to any entitlement of such Lender to an exemption from, or a reduced rate of, withholding. In addition, any Lender, if reasonably requested by Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or the Agent as will enable Borrower or the Agent to determine whether such Lender is subject to backup withholding or information reporting requirements. Each Lender shall, whenever a lapse in time or change in circumstances renders such documentation (including any specific documents required below in Section 2.18(f)(ii) expired, obsolete or inaccurate in any respect, deliver promptly to the Borrower and the Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Agent) or promptly notify the Borrower and the Agent in writing of its legal ineligibility to do so. Notwithstanding any other provision of this Section 2.18, a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver. Each Lender authorizes the Agent to deliver to the Borrower and to any successor Agent any documentation provided by the Lender to the Agent pursuant to this Section 2.18(f).
(ii)    Without limiting the generality of the foregoing,
(A)    any Lender that is a U.S. Person shall deliver to Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to Borrower and the Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Agent), two duly executed copies of whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the U.S. is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and that no payment in connection with any Loan Document is effectively connected with such Lender’s conduct of a U.S. trade or business and (y) an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(4)    to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of such direct and indirect partner(s);
(C)    any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit Borrower or the Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or the Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or the Agent as may be necessary for Borrower and the Agent to comply with their obligations under FATCA and to determine whether such Lender has complied with such Lender’s obligations under FATCA and to determine the amount , if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Amended and Restated Effective Date.
(g)    Treatment of Certain Refunds. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.18 (including by the payment of additional amounts pursuant to this Section 2.18), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.18 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant

Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    Survival. Each party’s obligations under this Section 2.18 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document (including the Payment in Full of the Obligations).
(i)    Defined Terms. For purposes of this Section 2.18, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.
SECTION 2.19.    Payments Generally; Allocation of Proceeds; Sharing of Setoffs.
(a)    Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Sections 2.16, 2.17 or 2.18, or otherwise) prior to 2:00 p.m., New York City time, on the date when due or the date fixed for any prepayment hereunder, in immediately available funds, without setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Agent at its offices at 10 South Dearborn, Floor L2, Suite IL1-1145, Chicago, IL, 60603-2300, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.16, 2.17, 2.18 and 9.03 shall be made directly to the Persons entitled thereto. The Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Unless otherwise provided for herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.
(b)    All payments and any proceeds of Collateral received by the Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by Borrower), or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.12) or (ii) after a Default has occurred and is continuing and the Agent so elects or the Required Lenders so direct, shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements then due to the Agent and the Issuing Bank from Borrower (other than in connection with Banking Product Obligations or Swap Agreement Obligations), second, to pay any fees, indemnities, or expense reimbursements then due to the Lenders from Borrower (other than in connection with Banking Product Obligations or Swap Agreement Obligations), third, to pay interest then due and payable on the Loans ratably, fourth, to prepay principal on the Loans and unreimbursed LC Disbursements and to pay any amounts owing in respect of Swap Agreement Obligations and Banking Product Obligations up to and including the amount most recently provided to the Agent pursuant to Section 2.21, ratably, fifth, to pay an amount to the Agent equal to one hundred five percent (105%) of the aggregate LC Exposure, to be held as cash collateral for such Obligations, and sixth, to the payment of any other Obligation due to the Agent or any Lender from Borrower or any other Loan Party. Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by Borrower, or unless a Default is in existence, neither the Agent nor any Lender shall apply any payment which it receives to any Eurodollar Loan, except (i) on the expiration date of the Interest Period applicable thereto, or (ii) in the event, and only to the extent, that there are no outstanding ABR Loans and, in any such event, Borrower shall pay the break funding payment required in accordance with Section 2.17. The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.
Notwithstanding the foregoing, Obligations arising under Banking Product Obligations or Swap Agreement Obligations shall be excluded from the application described above and paid in clause sixth if the Agent has not received written notice thereof, together with such supporting documentation as the Agent may have reasonably requested from the applicable provider of such Banking Services or Hedge Agreements.
(c)    At the election of the Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees, costs and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder, whether made following a request by Borrower pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of Borrower maintained with the Agent. Borrower hereby irrevocably authorizes the Agent to charge, upon notice to Borrower, any deposit account of Borrower maintained with the Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.
(d)    If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Borrower in the amount of such participation. For purposes of clause (b) of the definition of “Excluded Taxes,” a Lender that acquires a participation pursuant to this Section 2.19(d) shall be treated as having acquired such participation on the earlier date(s) on which such Lender acquired the applicable interest(s) in the Commitment(s) or Loan(s) (as applicable) to which such participation relates.
(e)    Unless the Agent shall have received, prior to any date on which any payment is due to the Agent for the account of the Lenders or the Issuing Bank pursuant to the terms hereof or any other Loan Document (including any date that is fixed for prepayment by notice from Borrower to the Agent pursuant to Section 2.12(e)), notice from Borrower that Borrower will not make such payment or prepayment, the Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the NYFRB Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.
(f)    The Agent may from time to time provide Borrower with account statements or invoices with respect to any of the Obligations (the “Statements”). The Agent is under no duty or obligation to provide Statements, which, if provided, will be solely for Borrower’s convenience. Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees or other Obligations. If Borrower pays the full amount indicated on a Statement on or before the due date indicated on such Statement, Borrower shall not be in default of payment with respect to the billing period indicated on such Statement; provided, that acceptance by the Agent, on behalf of the Lenders, of any payment that is less than the total amount actually due at that time (including but not limited to any past due amounts)

shall not constitute a waiver of the Agent’s or the Lenders’ right to receive Payment in Full at another time.
SECTION 2.20.    Mitigation Obligations; Replacement of Lenders.
(a)    If any Lender requests compensation under Section 2.16, or if Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.16 or 2.18, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    If any Lender requests compensation under Section 2.16, or if Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender) pursuant to Section 2.18, or if any Lender becomes a Defaulting Lender, then Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.16 or 2.18) and obligations under this Agreement and other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) Borrower shall have received the prior written consent of the Agent (and in circumstances where its consent would be required under Section 9.04, the Issuing Bank), which consent shall not unreasonably be withheld, conditioned or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.18, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that (i) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by Borrower, the Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Agent and such parties are participants), and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.
SECTION 2.21.    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.13(a);
(b)    any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.19(b) or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder; third, to cash collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; fifth, if so determined by the Agent and Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Banks’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.01 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure is held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this

Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;
(c)    such Defaulting Lender shall not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 9.02(b)) and the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder or under any other Loan Document; provided that, except as otherwise provided in Section 9.02, this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;
(d)    if any LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i)    all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s Revolving Credit Exposure to exceed its Commitment;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, Borrower shall within one (1) Business Day following notice by the Agent cash collateralize, for the benefit of the Issuing Bank, Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;
(iii)    if Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.13(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)    if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.13(a) and 2.13(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and
(v)    if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.13(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized.
(e)    so long as such Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend, renew, extend or increase any Letter of Credit, unless it is satisfied that the related exposure and such Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by Borrower in accordance with Section 2.21(d), and LC Exposure related to any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.21(d)(i) (and such Defaulting Lender shall not participate therein).
If (i) a Bankruptcy Event or a Bail-In Action with respect to the Parent of any Lender shall occur following the Amended and Restated Effective Date and for so long as such event shall continue or (ii) the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Issuing Bank shall have entered into arrangements with Borrower or such

Lender, satisfactory to the Issuing Bank, to defease any risk to it in respect of such Lender hereunder.
In the event that each of the Agent, Borrower and the Issuing Bank agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on the date of such readjustment such Lender shall purchase at par such of the Loans of the other Lenders as the Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.
SECTION 2.22.    Returned Payments. If, after receipt of any payment which is applied to the payment of all or any part of the Obligations (including a payment effected through exercise of a right of setoff), the Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason (including pursuant to any settlement entered into by the Agent or such Lender in its discretion), then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender. The provisions of this Section 2.22 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.22 shall survive the termination of this Agreement.
SECTION 2.23.    Banking Services and Hedge Agreements. Each Lender or Affiliate thereof providing Banking Services for, or having Hedge Agreements with, any Loan Party or any Subsidiary or Affiliate of a Loan Party shall deliver to the Agent, promptly after entering into such Banking Services or Hedge Agreements, written notice setting forth the aggregate amount of all Banking Product Obligations and Swap Agreement Obligations of such Loan Party or Subsidiary or Affiliate thereof to such Lender or Affiliate (whether matured or unmatured, absolute or contingent). In furtherance of that requirement, each such Lender or Affiliate thereof shall furnish the Agent, from time to time after the aggregate amount exceeds $5,000,000, a significant change therein or upon a reasonable request therefor, a summary of the amounts due or to become due in respect of such Banking Product Obligations and Swap Agreement Obligations. The most recent information provided to the Agent shall be used in determining which tier of the waterfall, contained in Section 2.19(a), such Banking Product Obligations and/or Swap Agreement Obligations will be placed.
ARTICLE III

Representations and Warranties
Borrower represents and warrants to Lenders, as follows:
SECTION 3.01.    Existence, Good Standing, and Authority to do Business. Borrower and each Guarantor is a business entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, as set forth in the perfection certificates delivered to Agent by Borrower under the Security Agreement. Borrower and each Guarantor is duly qualified to transact business and is in good standing as a foreign entity in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing and where failure to do so would reasonably be expected to result in a Material Adverse Event. Except where the failure to do so is not a Material Adverse Event, Borrower and each Guarantor possesses all requisite authority, power, licenses, permits, and franchises (a) to own and operate its properties and assets and (b) to conduct its business as presently conducted and as presently planned to be conducted.

SECTION 3.02.    Subsidiaries; other Equity Securities . Borrower and Guarantors have no Subsidiaries or own any Equity Securities of any Person except as set forth on Schedule 3.02. Schedule 3.02 lists the jurisdiction of organization of each such Subsidiary or other Person.
SECTION 3.03.    Authorization, Compliance, and No Default. The execution and delivery by Borrower and each Guarantor of the Loan Documents to which they are a party and Borrower’s and each Guarantor’s performance of their obligations under the Loan Documents:
(a) are within its corporate, company or partnership power, (b) have been duly authorized by all necessary corporate, company or partnership action, (c) do not require action by, or filing with, any Governmental Authority or any action by any other Person (other than any action taken or filing made on or before the Amended and Restated Effective Date), (d) do not violate any provision of such Borrower’s or Guarantor’s organizational documents, (e) to the knowledge of Borrower, do not violate any material provision of Law or any order of any Governmental Authority, in each case applicable to such Borrower or Guarantor, (f) do not materially violate, or constitute a material breach of, any material agreements to which it is a party (and no default exists on the part of such Borrower or Guarantor under any such agreement to which it is a party), and (g) will not result in the creation or imposition of any Lien on any asset of Borrower or any Guarantor other than Liens in favor of Agent.
SECTION 3.04.    Binding Effect. Each Loan Document (a) has been duly executed and delivered by Borrower and each Guarantor which is a party to it, (b) constitutes the legal, valid and binding obligation of Borrower and Guarantor which is a party to it, and (c) is enforceable against Borrower, and each Guarantor which is a party to it in accordance with its respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.
SECTION 3.05.    Litigation. Except as disclosed on Schedule 3.05(a), neither Borrower nor any Guarantor is subject to, or has knowledge of the threat of, (i) any Litigation involving Borrower or any Guarantor or any assets of Borrower or any Guarantor, or (ii) any pending or, to the knowledge of Borrower, asserted or threatened claims for liability arising out of products sold or services rendered on or prior to the Amended and Restated Effective Date in each case, which could reasonably be expected to result in a Material Adverse Event. Neither Borrower nor any Guarantor knows of any valid basis for any such Litigation involving Borrower or any Guarantor, Borrower’s or any Guarantor’s assets or any products sold or services rendered by Borrower or any Guarantor. Except as disclosed on Schedule 3.05(b), there are no outstanding judgments, orders, injunctions, decrees, citations, stipulations or awards (whether rendered by a court, administrative agency, arbitral body or Governmental Authority) against or pertaining to Borrower or any Guarantor or, to Borrower’s knowledge, any assets of Borrower or any Guarantor.
SECTION 3.06.    Taxes. All material Tax returns required to be filed by Borrower and each Guarantor have been filed (or extensions have been granted) before delinquency, and all material Taxes imposed upon Borrower or any Guarantor that are due and payable have been paid before delinquency, other than Taxes which are being contested in good faith by lawful proceedings diligently conducted, against which reserve or other provision required by GAAP has been made.
SECTION 3.07.    Environmental Matters. Neither Borrower nor any Guarantor has any environmental condition or circumstance adversely affecting its assets, properties, or operations that could reasonably be expected to result in a Material Adverse Event. Neither Borrower nor any Guarantor has received written notice or report of, or written inquiry regarding, or is otherwise subject to or bound by any obligation to remedy any violation of any Environmental and Safety Law. Neither Borrower nor any Guarantor has received written notice or report of, or written inquiry regarding, or is otherwise subject to any liability under any Environmental and Safety Law arising out of or directly affecting the properties or operations of Borrower or any Guarantor or any obligation of Borrower or any Guarantor to remedy any violation of any Environmental and Safety Law. For Borrower and each Guarantor, each Environmental Permit necessary to conduct its operations is currently in effect, and such Borrower’s or such Guarantor’s conduct of its operations is in full compliance with the terms and restrictions of each such Environmental Permit. No facility of Borrower or any Guarantor is used for, or to the knowledge of Borrower has been used for, storage, treatment, or disposal of any Hazardous Substance in violation of any applicable Environmental and Safety Law.
SECTION 3.08.    Ownership of Assets; Intellectual Property. Borrower and each Guarantor have (a) indefeasible title to its owned real property, (b) a vested leasehold interest in all of its leased real property, and (c) good and marketable title to all of its owned personal property, all as reflected on the Current Financials (except for property that has been disposed of as permitted by Section 6.09) other than owned property the lack of valid title to which individually or collectively would not constitute a Material Adverse Event. All assets material to Borrower’s and Guarantors’ operations are owned by Borrower or a Guarantor or are leased or licensed. Borrower and each Guarantor owns or has the right to use all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, trade names, software licenses and other intellectual property rights necessary to continue to conduct its businesses as presently conducted by it and as proposed to be conducted by it immediately after the Amended and Restated Effective Date. To the knowledge of Borrower or Guarantor, Borrower and each Guarantor is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of any other Person, other than any infringements or claims that, if successfully asserted against or determined adversely to Borrower or any Guarantor, would not, individually or collectively, constitute a Material Adverse Event. To the knowledge of Borrower, no infringement or claim of infringement by any other Person of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property of Borrower or any Guarantor exists.
SECTION 3.09.    Debt. Borrower and Guarantors are not an obligor on any Debt other than Permitted Debt.
SECTION 3.10.    Liens; Priority. No Lien exists on any asset of Borrower or any Guarantor other than Permitted Liens. The Security Documents constitute and will constitute a valid first priority lien and security interest in favor of the Agent to secure the Obligations on all of the property described therein, except as to priority respecting Liens described in subsections (c) through (j) of the definition of Permitted Liens.
SECTION 3.11.    Insurance. Schedule 3.11 contains a list of all insurance policies held by Borrower and Guarantors. Borrower maintains for itself and the Guarantors insurance concerning Borrower’s and each Guarantor’s assets, businesses, operations, product liability, employees, officers, managers and directors, against such damages, losses, errors and omissions, casualties, liabilities and contingencies and of the types and in the amounts (and with co-insurance and deductibles) as are reasonable and customary for Borrower’s and Guarantors’ businesses.
SECTION 3.12.    Full Disclosure. Each representation and warranty made by Borrower or any Guarantor in this Agreement or any other Loan Document (as may be modified by the schedules hereto) is true and accurate in all material respects and does not fail to state any fact the omission of which would otherwise make any such information materially misleading. In the case of financial information and projections is based on reasonable estimates on the date the information is stated and does not fail to state any fact the omission of which would otherwise make any such information materially misleading, it being recognized by the Lenders that such financial information and projections to future events are not to be viewed as fact and that actual results during the period or periods covered by such financial information and projections may differ from such projected results and such differences may be material.

SECTION 3.13.    Place of Business. The location of each principal executive office or other material place of business of Borrower and each Guarantor is set out in the Loan Documents. The books and records of Borrower and each Guarantor concerning accounts and accounts receivable are located at one or more of such identified locations.
SECTION 3.14.    Use of Proceeds.
(a)    Revolving Loan. Borrower will use the proceeds of the Revolving Loans (i) to fund Permitted Acquisitions, Permitted Minority Acquisitions, Follow On Control Purchases, Permitted Joint Ventures, including without limitation any Earnout or similar consideration for such Permitted Acquisitions, (ii) subject to Section 3.14(e), to repurchase Eligible Equity Securities, and subject to Section 3.14(f), for Follow on Minority Purchases, (iii) to pay costs, fees and expenses incurred in connection with the closing of any Permitted Acquisitions, Follow On Control Purchases, Follow on Minority Purchases, or Permitted Joint Ventures, (iv) for Borrower’s and/or Guarantors’ general corporate and working capital purposes in the ordinary course of business, or (v) to refinance any existing Debt subject to the further requirement with respect to any Permitted Joint Venture that Agent has approved, in each case (in Agent’s sole and absolute discretion), the use of such proceeds of any Revolving Loan in excess of the caps set forth in clause (d) of the definition of “Permitted Joint Venture” by such Permitted Joint Venture.
(b)    [Reserved].
(c)    [Reserved].
(d)    Prohibited Uses of Proceeds. Neither Borrower nor any Guarantor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended. No part of the proceeds of the Loans will be used, directly or indirectly, for a purpose that violates any Law, including without limitation, the provisions of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System. Borrower represents and warrants that no portion of the Loans shall be used directly or indirectly to purchase ineligible securities, as defined by applicable regulations of the Federal Reserve Board, underwritten by any Affiliate of a Lender during the underwriting period and for thirty (30) days thereafter. No portion of the Loans will be used directly or indirectly except as expressly permitted by Section 3.14(a).
(e)    Repurchase of Eligible Equity Securities. Borrower may use Revolving Loan proceeds to repurchase Eligible Equity Securities only if (i) the repurchase price is based on Borrower’s most recent annual third-party valuation (either as of the date the repurchase agreement is entered into or as of the date any such repurchase is made), (ii) Borrower remains in compliance with all of the covenants set forth in Section 6.22 of this Agreement, before, at the time of, and as a result of any such repurchase, (iii) Borrower remains in compliance with the other covenants, terms and conditions in this Agreement and (iv) no Default exists at the time of, or will occur as a result of, the repurchase.

(f)    Follow on Minority Purchases. Borrower may use Revolving Loan proceeds for Follow On Minority Purchases only if (i) the purchase price is based on the most recent annual third-party valuation (either as of the date the purchase agreement is entered into or as of the date any such purchase is made) or, if prior to the first annual third-party valuation, the same EBITDA multiple that was used to calculate the purchase price, (ii) Borrower remains in compliance with all of the covenants set forth in Section 6.22 of this Agreement, before, at the time of, and as a result of any such purchase, (iii) Borrower and all Guarantors remain in compliance with the other covenants, terms and conditions in this Agreement and the other Loan Documents and (iv) no Default exists at the time of, or will occur as a result of, the purchase.
SECTION 3.15.    Employee Benefits.
(a)    (i) Borrower, and each Guarantor are in compliance with ERISA and the terms and conditions of each Employee Plan, (ii) no Employee Plan has incurred an “accumulated funding deficiency” (as defined in section 302 of ERISA or section 412 of the Code), (iii) neither Borrower nor any Guarantor has incurred liability under ERISA to the PBGC in connection with any Employee Plan (other than required insurance premiums, all of which have been paid), (iv) neither Borrower nor any Guarantor has withdrawn in whole or in part from participation in a “Multiemployer Plan”, (v) neither Borrower nor any Guarantor has engaged in any “prohibited transaction” (as defined in Section 406 of ERISA or section 4975 of the Code), and (vi) no “reportable event” (as defined in Section 4043 of ERISA) has occurred, excluding events for which the notice requirement is waived under applicable PBGC regulations.
(b)    All payments due from Borrower or any Guarantor for employee health and welfare insurance have been paid or accrued as a liability in its Current Financials.
SECTION 3.16.    Laws Relating to Employment.
(a)    Neither Borrower or any Guarantor is currently subject to any material complaints, charges or claims, or to any consent decrees, judgments, arbitration awards, or Orders, from any Governmental Authority concerning any federal, state or local Laws regarding employment and employment practices, the terms and conditions of employment, non-discrimination, equal employment opportunity, affirmative action, collective bargaining, payment of social security, occupational safety and health, wages and hours, plant closings, family and medical leave, workers’ compensation and any and all of the employment Laws, regulations or statutes cited below.
(b)    Borrower, Guarantors and their respective facilities, businesses, operations, assets and property have been in material compliance for the past three (3) years and are currently in compliance with all applicable Laws and Orders regarding employment and employment practices, the terms and conditions of employment, non-discrimination, equal employment opportunity, affirmative action, collective bargaining, payment of social security, occupational safety and health, wages and hours, plant closing, family and medical leave and workers’ compensation, including but not limited to the Immigration Reform and Control Act, Title VII of the Civil Rights Act of 1964, the Fair Labor Standards Act, the Federal Occupational Safety and Health Act, the Age Discrimination in Employment Act, the Worker Adjustment and Retraining

Notification Act of 1988, the Americans with Disabilities Act, the Family and Medical Leave Act, the National Labor Relations Act, the labor codes promulgated by the States and regulations promulgated thereunder or any other federal or state statute, ordinance or regulation governing, touching upon or concerning the employment relationship, in each case as amended and in effect as of the Amended and Restated Effective Date.
(c)    Borrower, and each Guarantor are and have always been in material compliance with all applicable Immigration Laws. Borrower’s and Guarantors’ employees and contractors have verified their legal right to work in the United States of America through Form I-9s or similar documents consistent with applicable Immigration Laws.
SECTION 3.17.    Trade Names. To the best knowledge of Borrower, neither Borrower nor any Guarantor has used or transacted business under any other corporate or trade name in the five-year period preceding the Amended and Restated Effective Date, except as disclosed in the Loan Documents.
SECTION 3.18.    Transactions with Family Members.
(a)    Except as set forth in Schedule 3.18, neither Borrower nor any Guarantor is a party to any material contract, agreement, arrangement or transaction, whether written or oral, with any spouse or immediate family member or Affiliate of any of the directors, managers, officers or key employees of Borrower or any Guarantor except as has been disclosed to Lenders in writing as of the Amended and Restated Effective Date.
(b)    For purposes of this Section 3.18, a contract, agreement, arrangement or transaction is “material” if it requires Borrower or any Guarantor to pay or provide products or services of more than $75,000 during the term of the governing agreement.
SECTION 3.19.    Government Regulation.
(a)    Neither Borrower nor any Guarantor is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” within the meaning of the Investment Company Act of 1940.
(b)    [Reserved].
(c)    Neither Borrower nor any Guarantor is subject to regulation as a “common carrier” or “contract carrier” or any similar classification by the Interstate Commerce Commission or under the laws of any state, or is subject to regulation under any other federal, state or local statute which limits its ability to incur Debt.
(d)    The making of the Loans by Lenders to Borrower, the application of the proceeds thereof and repayment thereof will not violate any provision of any statute or any rule, regulation or order issued by the SEC.

SECTION 3.20.    Capitalization.
(a)    Schedule 3.20(a) lists the owners of all authorized and outstanding Equity Securities of Borrower and all of the Equity Securities of each Guarantor, including options and other equity equivalents of Borrower and each Guarantor, as of (and after giving effect to) the Closing, together with the amount and percentage of such Equity Securities held by each such owner. All of the outstanding Equity Securities of Borrower and each Guarantor are validly authorized and issued, fully paid and nonassessable, and free and clear of any and all Liens (other than Liens in favor of Agent pursuant to the Security Documents).
(b)    Except as set forth on Schedule 3.20(b)-(c), (i) there are no outstanding or any present plans to issue any shares of capital stock or other Equity Securities, securities, rights, warrants or options convertible or exchangeable into or exercisable for any shares of capital stock or other Equity Securities, stock appreciation rights or phantom stock of Borrower or any Guarantor, (ii) neither Borrower nor any Guarantor is under any obligation, contingent or otherwise, to (A) redeem or otherwise acquire any shares of its capital stock or other Equity Securities or any securities, rights or options to acquire such capital stock, Equity Securities, stock appreciation rights or phantom stock or (B) make any capital contributions to, or investments in, any Person, and (iii) there are no agreements (other than any applicable Loan Documents) between any Persons, Equityholders, or managers or directors of Borrower or any Guarantor with respect to the voting or transfer of any Equity Securities of Borrower or any Guarantor owned or controlled by such parties or with respect to any other aspect of their affairs concerning Borrower or any Guarantor.
(c)    Except as set forth on Schedule 3.20(b)-(c), (i) there are no statutory or contractual shareholders’ or Equityholders’ preemptive rights with respect to the Equity Securities of Borrower or any Guarantor, (ii) neither Borrower nor any Guarantor has violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its Equity Securities, and (iii) there are no agreements granting registration rights to any Person with respect to any Equity Securities of Borrower or any Guarantor.
(d)    None of the items, agreements, arrangements or other disclosures set forth on Schedule 3.20(b)-(c) conflicts with the rights granted to Agent or any Lender in the Loan Documents or any related agreements executed simultaneously herewith.
SECTION 3.21.    Compliance with Laws; Certain Operations. Borrower and each Guarantor and, with respect to the business of Borrower and Guarantors, each of the officers, directors, managers and employees of Borrower and each Guarantor have complied in all material respects with all applicable Laws and all applicable requirements of any Governmental Authority or self-regulatory organization. No notices, citations, claims or orders have been filed or granted against Borrower or any Guarantor alleging or finding violation of, or liability or responsibility under, any such Law which have not been heretofore settled.
SECTION 3.22.    Solvency. Borrower and Guarantors taken together on a consolidated basis are, Solvent prior to, and after giving effect to, the transactions contemplated hereby. No transfer of property is being made and no obligation is being incurred in connection with such transactions with actual intent to hinder, delay or defraud any present or future creditors of Borrower and/or any Guarantor.

SECTION 3.23.    Financials.
(a)    Borrower has provided to Lenders (i) the audited consolidated balance sheet of Borrower as of December 31, 2018, and the related audited consolidated statements of income, stockholders’ equity for the fiscal years then ended, and (ii) the unaudited consolidated balance sheet of Borrower as of September 30, 2019, and the related unaudited consolidated statements of income for the four fiscal quarter period then ended (collectively, the “Financial Statements”).
(b)    The Financial Statements (i) were prepared in accordance with GAAP and Borrower’s past accounting practices and (ii) present fairly the consolidated financial position of Borrower and Guarantors as of the dates thereof and the consolidated results of Borrower’s and Guarantors’ operations for the periods then ended. Since December 31, 2018, Borrower’s and Guarantors’ businesses have been operated in the ordinary course thereof consistent with past practices and there has not occurred, and no event, occurrence or condition exists, which was or could reasonably be determined to be a Material Adverse Event. Borrower and Guarantors maintain a system of internal controls sufficient to provide reasonable assurance that (i) transactions are executed with management’s general or specific authorizations; and (ii) transactions are recorded as necessary to permit preparation of financial statements of Borrower and Guarantors and to maintain accountability for assets, in each case, which are reasonable and customary for Borrower’s and Guarantors’ businesses.
(c)    Borrower has also delivered to Agent certain projections of profits and losses (the “Projections”) of Borrower’s consolidated profit and loss statement for fiscal year 2019. The Projections represent estimates of Borrower’s and Guarantors’ future consolidated financial performance for the periods set forth therein, and Borrower believes such estimates are fair and reasonable in light of the current and reasonably foreseeable future conditions.
SECTION 3.24.    Absence of Undisclosed Liabilities. To Borrower’s knowledge, neither Borrower nor any Guarantor has any material obligations or liabilities other than (i) those set forth or adequately provided for in the Current Financials, and (ii) those incurred in the ordinary course of business since December 31, 2018 and consistent with past practices.
SECTION 3.25.    Employee Matters . To the knowledge of Borrower, (i) no employee of a Borrower or Guarantor is currently represented by any labor union, neither Borrower nor any Guarantor is a party to any collective bargaining agreement, and there is no organizational effort presently being made or threatened by or on behalf of any labor unions with respect to employees of Borrower or any Guarantor, (ii) there is no unfair labor practice complaint against Borrower or any Guarantor pending before the National Labor Relations Board, and (iii) there is no labor strike, dispute, slow down, walkout, work stoppage, representation campaign other concerted interruption of operations pending or threatened by the employees of Borrower or any Guarantor or otherwise against any Borrower or Guarantor.
SECTION 3.26.    Compliance with Anti-Corruption Law . Each Loan Party, any Subsidiary or, to the knowledge of the Loan Party or such Subsidiary any of their respective officers, directors, brokers and agents of such Loan Party or such Subsidiaries, have been and are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of the Loan Parties, any Subsidiary or, to the knowledge of the Loan Party or such Subsidiary, any of their respective directors, officers, employees, agents or representatives, is (i) a Sanctioned Person, or is involved in any transaction through which it is likely to become a Sanctioned Person, or (ii) subject to or involved in any inquiry, claim, action, suit, proceeding or investigation against it with respect to any Anti-Corruption Laws or applicable

Sanctions. To the knowledge of each Loan Party, any agent of Borrower or any Subsidiary that will act in any capacity in connection with or benefit from any credit facility established hereby, is a Sanctioned Person. No Revolving Loan or issuance of any Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Laws or applicable Sanctions.
SECTION 3.27.    Compliance with Anti-Terrorism Law.
(a)    No Loan Party, any of its Subsidiaries or to the knowledge of each Loan Party, any of the Affiliates or respective officers, directors, brokers or agents of such Loan Party, Subsidiary or Affiliate (i) has violated any Anti-Terrorism Laws or (ii) has engaged in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated by the Organization for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering.
(b)    No Loan Party, any of its Subsidiaries or, to the knowledge of each Loan Party, any of the Affiliates or respective officers, directors, employees, brokers or agents of such Loan Party, Subsidiary or Affiliate is a Person that is, or is owned or controlled by Persons that are: (i) the subject of any Sanctions, or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions.
(c)    No Loan Party, any of its Subsidiaries or, to the knowledge of each Loan Party, any of the Affiliates or respective officers, directors, brokers or agents of such Loan Party, Subsidiary or Affiliate acting or benefiting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of goods, services or money to or for the benefit of any Person, or in any country or territory, that is the subject of any Sanctions, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
(d)    Each Loan Party and each of their Subsidiaries have adopted and maintain adequate policies, procedures and controls to ensure that each Loan Party and any of their Subsidiaries have complied and are in compliance with all Anti-Terrorism Laws.
ARTICLE IV

Conditions
SECTION 4.01.    To Closing. The Prior Loan Agreement became effective once all parties executed and delivered the Prior Loan Agreement.

SECTION 4.02.    To Prior Agent.
(a)    Prior Agent received all of the following items, each fully executed and in Proper Form:
(i)    executed counterparts to the Prior Loan Agreement in form acceptable to Agent, from Borrower and Lenders;
(ii)    the Notes, executed by Borrower in favor of each Lender in the face amount of such Lender’s Commitment;
(iii)    [Reserved];
(iv)    the WC Revolving Notes, executed by Borrower in favor of each Lender in the face amount of such Lender’s WC Revolving Credit Commitment;
(v)    the Security Agreement, and a Perfection Certificate delivered thereunder;
(vi)    the Intellectual Property Security Agreement;
(vii)    the Continuing and Unconditional Guaranty executed by each Guarantor;
(viii)    the Equity Pledge Agreement;
(ix)    [reserved];
(x)    the Closing Statement;
(xi)    Opinion of Borrower’s Legal Counsel;
(xii)    Financial Statements;
(xiii)    if Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification;
(xiv)    a certificate of the secretary or Responsible Officer of Borrower, certifying as to the organizational documents of Borrower, the incumbency of its officers executing Loan Documents and their specimen signatures and resolutions adopted by its board of managers authorizing the Loan Documents to which it is a party at the Closing;
(xv)    a certificate of the secretary or Responsible Officer of each Guarantor certifying as to the organizational documents of each Guarantor, the incumbency of its officers executing Loan Documents and their specimen signatures and resolutions adopted by its board of directors/managers authorizing the Loan Documents to which it is a party at the Closing;

(xvi)    evidence that all material consents, permits and approvals (governmental or otherwise) required for the execution, delivery and performance by Borrower and Guarantors of the Loan Documents have been duly obtained and are in full force and effect;
(xvii)    evidence that all agreements executed by Borrower, Guarantors, and/or their Equityholders between themselves or with third parties prior to the date hereof have been amended, supplemented, or terminated to the extent necessary (and such amended agreements are in Proper Form) so as to not be in contravention of or conflict with the provisions of any such agreement, any Loan Document or any other agreement executed in connection herewith or therewith; and
(xviii)    [reserved].
(b)    Agent shall have received each of the following in Proper Form:
(i)    UCC-1 Financing Statements with respect to the Collateral referenced in the Security Documents;
(ii)    Lien search reports from the state and county UCC records, tax lien records, bankruptcy records for each of the jurisdictions where Borrower or any Guarantor is organized or authorized to do business or does business, which show no Liens on the Collateral other than Permitted Liens, including from the Florida Secretary of State and Delaware Secretary of State;
(iii)    Certificates of Existence and Good Standing for Borrower and each Guarantor;
(iv)    Certificates of Insurance or other proof, satisfactory to Agent, that Borrower and Guarantors have the insurance coverage required by Section 5.08;
(v)    all collateral assignments of insurance policies required by Section 5.08, if any;
(vi)    appropriate collateral filings with respect to registered intellectual property, as required by Agent; and
(vii)    such other certificates, documents and agreements as Agent or Lenders may reasonably request.
(c)    Each of the following has been completed, satisfied, or is true and correct as of the date of such funding:
(i)    all of the representations and warranties of Borrower and Guarantors in the Loan Documents are true and correct in all material respects;
(ii)    no Material Adverse Event exists;

(iii)    no material Litigation exists;
(iv)    no Default or Potential Default exists;
(v)    the Senior Leverage Ratio as of the Closing Date shall not exceed 3.50 to 1.00;
(vi)    the Total Leverage Ratio as of the Closing Date shall not exceed 6.00 to 1.00;
(vii)    Borrower’s balance sheet as of the Closing Date shall reflect minimum available cash of at least $2,500,000;
(viii)    Borrower has arranged to pay the fees under Section 2.13 and the fees and expenses under Section 5.11 at funding; and
(ix)    Borrower shall pay to the Agent, on the Closing Date, the fees payable to Agent as set forth in a Fee Letter dated on or about the Closing Date.
(d)    Borrower’s delivery to Lenders of an executed copy of this Agreement constitutes a representation and warranty by Borrower to Agent and Lenders that the statements in this Section 4.02 are true and correct in all respects.
For purposes of determining compliance with the conditions set forth in Section 4.02, each Lender that has signed this Agreement shall be deemed to have consent to, approved or accepted or be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
SECTION 4.03.    To Revolving Loans. On and after the Amended and Restated Effective Date, the obligation of Lenders to make any Revolving Loan pursuant to Section 2.02 shall be subject to the following terms and conditions precedent, each of which shall be satisfactory in all respects to Lenders and their counsel:
(a)    Such Revolving Loan shall be in an amount greater than or equal to $100,000.
(b)    Such Revolving Loan shall be in an amount less than or equal to Availability.
(c)    Agent shall have received the Loan Request for such Revolving Loan fully executed and in Proper Form.
(d)    [Reserved.]
(e)    Each of the following has been completed, satisfied, or is true and correct as of the applicable Loan Date:

(i)    all of the representations and warranties of Borrower and Guarantors in the Loan Documents are true and correct in all material respects; provided that any such representations and warranties that by their express terms are made as of a specific date shall be true and correct in all material respects as of such specific date;
(ii)    the Current Financials are in compliance with the representations, warranties, covenants and certifications set forth in Section 3.23 and Section 5.01;
(iii)    no Material Adverse Event exists;
(iv)    no Default or Potential Default shall exist immediately before or immediately after giving effect to the extension of the Loan; and
(v)    Borrower has arranged to pay the fees under Section 2.13 and the fees and expenses under Section 5.11.
Borrower’s delivery of the Loan Request for any such Revolving Loan to Agent shall constitute a representation and warranty by Borrower to Agent and Lenders that the statements in this Section 4.03 are true and correct in all respects.
SECTION 4.04.    No Waiver. Each condition precedent in this Agreement is material to the transactions contemplated by this Agreement, and time is of the essence with respect to each condition precedent.
ARTICLE V

Affirmative Covenants
Borrower covenants that, except with the prior written consent of Agent, for so long as all or any portion of the Loans or any other Obligation remains outstanding and until all Obligations have been terminated or expired and no Lender has any obligation to make any Loan:
SECTION 5.01.    Items to be Furnished. Borrower shall cause the following to be furnished to Agent from time to time:
(a)    Promptly after preparation and no later than ninety (90) days after the last day of each fiscal year of Borrower, audited annual financial statements of Borrower and its consolidated subsidiaries, together with related notes (including statements of income, cash flows and stockholders’ equity, and balance sheet) showing the consolidated financial condition and results of operations of Borrower and its consolidated subsidiaries as of, and for the year ended on, that last day (together with schedules showing the financial performance of Borrower and all Subsidiaries and Affiliates with reconciliation to the audited financial statements), accompanied by:

(i)    the opinion of an Accounting Firm, based on an audit using generally accepted standards, that no material modifications are required to the financial statements in order for the financial statements to conform with GAAP; and
(ii)    a Compliance Certificate with respect to such financial statements certifying (A) as to Borrower’s and Guarantors’ compliance with the Financial Covenants and (B) that such financial statements were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition and results of operations of Borrower and Guarantors.
(b)    Promptly after preparation and no later than forty-five (45) days after the last day of each fiscal quarter of Borrower, internally-certified quarterly financial statements of Borrower and its consolidated subsidiaries (including statements of income, a balance sheet, key operating statistics and detailed notes, as well as comparison to compare quarterly period in the previous fiscal year and to budget) showing the consolidated financial condition and results of operations of Borrower, and its consolidated subsidiaries as of, and for the quarter and year-to-date (together with schedules showing the financial performance of Borrower and all Subsidiaries and Affiliates with reconciliation to the interim financial statements). Borrower’s certificate included with the unaudited financial statements will, at a minimum, include a statement that such financial statements (i) were prepared in accordance with GAAP and on a basis consistent with Borrower’s and Guarantors historical financial statements and (ii) present fairly, in all material respects, the consolidated financial condition and results of operations of Borrower and Guarantors.
(c)    Promptly after preparation, and no later than 90 calendar days following each subject fiscal year, an annual budget for Borrower (and its Subsidiaries) for the current fiscal year, that (i) includes a statement of all of the material assumptions on which such budget is based, (ii) income statements and statements of cash flows for such fiscal year, as well as comparisons of such items to the corresponding quarters in the prior fiscal year, and (iii) integrates sales, gross profits, operating expenses, operating profit and cash flow projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management’s good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities.
(d)    Concurrently with delivery of financial statements pursuant to Section 5.01(b), a Compliance Certificate, showing (x) Borrower’s and Guarantors’ compliance with the Financial Covenants including the calculations required to establish whether Borrower was in compliance with Section 6.22 of this Agreement and (y) a reconciliation of EBITDA to the Borrower’s publicly reported EBITDA to the extent it differs from the definition of EBITDA.
(e)    Promptly after receipt, a copy of each interim or special audit or review report and management letter issued by independent accountants with respect to Borrower or any Guarantor or their financial records.

(f)    Notice, promptly after Borrower or any Guarantor receives notice of, or otherwise becomes aware of, (i) the institution of any Litigation involving Borrower or any Guarantor which, if adversely determined, could reasonably be expected to result in a Material Adverse Event, (ii) any other event which could reasonably be expected to cause a Material Adverse Event, (iii) the obligation of Borrower or any Guarantor to remedy any violation of Environmental and Safety Law, (iv) any liability or alleged liability under any Environmental and Safety Law arising out of, or directly affecting, the properties or operations of such Borrower or any Guarantor, or (v) any Default or Potential Default, specifying the nature thereof and what action Borrower, and each Guarantor, has taken and is taking or proposes to take.
(g)    [Reserved.]
(h)    Promptly upon reasonable request by any Lender (x) information and documents not otherwise required to be furnished under the Loan Documents respecting the business affairs, assets and liabilities of Borrower and Guarantors and (y) information and documentation reasonably requested by the Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.
Agent shall provide to each Lender copies of the documents, certificates, reports and written notices provided to Agent under this Section 5.01. Notwithstanding the foregoing, the obligations to deliver financial statements in Sections 5.01(a) and (b) may be satisfied by furnishing (i) the applicable financial statements of BRP Group or (ii) Borrower’s or BRP Group’s, as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to clauses (i) and (ii), to the extent such information relates to BRP Group, such information is accompanied by information that explains in reasonable detail any material differences between the information relating to BRP Group, on the one hand, and the information relating to Borrower and Subsidiaries on a standalone basis, on the other hand which explanation may be qualitative if appropriate or can indicate that there are no material differences if accurate).
SECTION 5.02.    Books and Records. Borrower and each Guarantor shall maintain books, records, and accounts necessary to prepare the financial statements required by Section 5.01. Borrower and Guarantors shall maintain a system of internal controls sufficient to provide reasonable assurance that (i) transactions are executed with management’s general or specific authorizations; and (ii) transactions are recorded as necessary to permit preparation of financial statements of Borrower and Guarantors and to maintain accountability for assets, in each case, which are reasonable and customary for Borrower’s and Guarantors’ businesses.
SECTION 5.03.    Inspections. Upon reasonable notice, which notice shall be at least five (5) Business Days in advance, Borrower and each Guarantor shall allow Agent (or its Representatives) during business hours to inspect any of its properties, to review reports, files, books, accounts and other records, to make and take away copies, and, to discuss, from time to time, any of such Borrower’s or Guarantor’s affairs, conditions and finances with its directors, managers, officers, and certified public accountants; provided that Agent’s right to inspect shall be limited to one (1) time in any four fiscal quarter period so long as no Default or Potential Default has occurred and is continuing.

SECTION 5.04.    Taxes. Borrower and each Guarantor will promptly pay and discharge when due any and all of its material Taxes, other than Taxes that are being contested in good faith by lawful proceedings diligently conducted, against which reserves or other provisions required by GAAP have been made, and in respect of which levy and execution of any Lien are stayed. Borrower and each Guarantor will file all material Tax returns that it is required to file, and if Borrower or any Guarantor becomes aware that it has failed to timely file any Tax return, such Borrower or Guarantor shall promptly file such Tax return and pay and discharge any delinquent Taxes associated therewith.
SECTION 5.05.    Payment of Obligations and Compliance with Contracts. Borrower and each Guarantor (i) will pay and perform all of the Obligation as the same becomes due and payable or enforceable and (ii) will promptly pay and perform (or renew and extend) all of its other material obligations as they become due (unless such obligations are being contested in good faith by lawful proceedings diligently conducted, against which reserves or other provisions required by GAAP have been made). Borrower and each Guarantor will use its best efforts to comply with the terms of, and to perform its obligations under, the Loan Documents and each contract with its customers.
SECTION 5.06.    Indemnification.
(a)    BORROWER AGREES TO INDEMNIFY, DEFEND, AND HOLD HARMLESS EACH INDEMNIFIED PARTY (AS DEFINED HEREIN) FROM AND AGAINST (AND WILL REIMBURSE EACH INDEMNIFIED PARTY AS THE SAME ARE INCURRED) ALL CLAIMS ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION OR PROCEEDING OR PREPARATION OF A DEFENSE IN CONNECTION THEREWITH) (I) THE LOANS, THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (II) ANY PERMITTED ACQUISITION, PERMITTED MINORITY ACQUISITION, FOLLOW ON CONTROL PURCHASE, FOLLOW ON MINORITY PURCHASE, PERMITTED JOINT VENTURE, OR ANY DOCUMENTS OR AGREEMENTS RELATED TO ANY PERMITTED ACQUISITION, PERMITTED MINORITY ACQUISITION, FOLLOW ON CONTROL PURCHASE, FOLLOW ON MINORITY PURCHASE, PERMITTED JOINT VENTURE, OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, (III) THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE LOANS, (IV) THE DIRECT OR INDIRECT RESULT OF THE VIOLATION BY BORROWER OR ANY GUARANTOR OF ANY LAW, (V) BORROWER’S OR ANY GUARANTOR’S GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL OR PRESENCE OF A HAZARDOUS SUBSTANCE AT, TO OR FROM ANY OF ITS PROPERTIES, (VI) ANY PERSONAL INJURY TO AGENT’S, LENDERS’ OR BORROWER’S OR ANY GUARANTOR’S RESPECTIVE REPRESENTATIVES, INVITEES, OR LICENSEES, (VIII) ANY LETTER OF CREDIT OR USE OR PROPOSED USE OF PROCEEDS THEREFROM (INCLUDING ANY REFUSAL BY ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION THEREWITH DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT), AND (IX) ANY DAMAGE TO BORROWER’S OR ANY GUARANTOR’S ASSETS, OTHER THAN SUCH IN CONSEQUENCE OF BANK REGULATORY REQUIREMENTS.

(b)    BORROWER AGREES NOT TO (AND AGREES NOT TO PERMIT ANY GUARANTOR TO) ASSERT ANY CLAIM AGAINST ANY INDEMNIFIED PARTY ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS OR THE ACQUISITION DOCUMENTS OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE LOANS.
(c)    BORROWER IS NOT OBLIGATED TO INDEMNIFY ANY INDEMNIFIED PARTY UNDER THE LOAN DOCUMENTS TO THE EXTENT A CLAIM IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM ANY INDEMNIFIED PARTY’S ERROR, GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR AN INTENTIONAL BREACH OF INDEMNIFIED PARTY’S OBLIGATIONS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.
(d)    FOR PURPOSES OF THIS SECTION, (I) “INDEMNIFIED PARTY” MEANS ANY LENDER, AGENT, ISSUING BANK AND THEIR RESPECTIVE AFFILIATES, PARTNERS, OFFICERS, MEMBERS OR OTHER EQUITYHOLDERS, MANAGERS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES, ADVISORS, SUCCESSORS AND ASSIGNS, AND (II) “CLAIM” MEANS ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, PENALTIES, COSTS, OBLIGATIONS, ACTIONS, JUDGMENTS, LITIGATION, INVESTIGATIONS, ORDERS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ AND PARALEGAL FEES AND EXPENSES, WHETHER OR NOT SUIT IS FILED) INCURRED BY, ASSERTED AGAINST, OR AWARDED AGAINST ANY INDEMNIFIED PARTY.
(e)    IN THE CASE OF ANY INVESTIGATION, LITIGATION OR PROCEEDING TO WHICH THE INDEMNITY PROVIDED FOR IN THIS SECTION 5.06 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY BORROWER, ANY GUARANTOR, BORROWER’S OR ANY GUARANTOR’S EQUITYHOLDERS OR CREDITORS OR ANY INDEMNIFIED PARTY AND WHETHER OR NOT THE LOANS ARE CONSUMMATED OR, IF CONSUMMATED, HAVE BEEN REPAID.
(f)    IN ADDITION TO THE INDEMNITY OBLIGATIONS SET FORTH IN SUBSECTION (A) ABOVE AND ELSEWHERE IN THIS AGREEMENT, BORROWER SHALL ALSO INDEMNIFY AND HOLD AGENT AND ANY LENDER HARMLESS FROM, ANY LOSS, COST OR EXPENSE WHICH AGENT OR A LENDER MAY SUSTAIN OR INCUR AS A RESULT OF, OR IN CONNECTION WITH, (I) THE FAILURE OF BORROWER TO BORROW, CONVERT, CONTINUE OR PREPAY A EURODOLLAR LOAN ON THE DATE SPECIFIED IN ANY NOTICE DELIVERED PURSUANT HERETO, (II) THE PAYMENT OF ANY PRINCIPAL OF ANY EURODOLLAR LOAN OTHER THAN ON THE LAST DAY OF AN INTEREST PERIOD APPLICABLE THERETO (INCLUDING AS A RESULT OF AN EVENT OF DEFAULT), (III) THE CONVERSION OF ANY EURODOLLAR

LOAN OTHER THAN ON THE LAST DAY OF THE INTEREST PERIOD APPLICABLE THERETO, OR (IV) THE ASSIGNMENT OF ANY EURODOLLAR LOAN OTHER THAN ON THE LAST DAY OF THE INTEREST PERIOD APPLICABLE THERETO AS RESULT OF ANY REQUEST BY BORROWER AGREED TO BY A LENDER. SUCH INDEMNIFICATION MAY INCLUDE AN AMOUNT DETERMINED BY AGENT OR SUCH LENDER TO BE EQUAL TO THE EXCESS, IF ANY, OF (Y) THE AMOUNT OF INTEREST THAT WOULD HAVE ACCRUED ON THE PRINCIPAL AMOUNT OF SUCH EURODOLLAR LOAN IF NONE OF THE EVENTS SPECIFIED IN CLAUSES (I) THROUGH (IV) ABOVE HAD OCCURRED AT THE EURODOLLAR THAT WOULD HAVE BEEN APPLICABLE FOR SUCH LOAN, FOR THE PERIOD FROM THE DATE OF SUCH EVENT TO THE LAST DAY OF THE THEN CURRENT INTEREST PERIOD THEREFOR (OR, IN THE CASE OF A FAILURE TO BORROW, CONVERT OR CONTINUE, FOR THE PERIOD THAT WOULD HAVE BEEN THE INTEREST PERIOD FOR SUCH LOAN) OVER (Z) THE AMOUNT OF INTEREST THAT WOULD ACCRUE ON SUCH PRINCIPAL AMOUNT FOR SUCH PERIOD AT THE INTEREST RATE WHICH SUCH LENDER WOULD BID WERE IT TO BID AT THE COMMENCEMENT OF THE INTEREST PERIOD, FOR DOLLAR DEPOSITS OF A COMPARABLE AMOUNT AND PERIOD FROM OTHER BANKS IN THE INTERBANK EURODOLLAR MARKET. A CERTIFICATE AS TO ANY AMOUNTS PAYABLE PURSUANT TO THIS SUBSECTION (F) SUBMITTED TO BORROWER BY AGENT OR A LENDER SHALL BE CONCLUSIVE IN THE ABSENCE OF MANIFEST ERROR.
(g)    ALL COVENANTS AND AGREEMENTS MADE IN THIS AGREEMENT SHALL SURVIVE AND CONTINUE IN EFFECT AFTER THE AMENDED AND RESTATED EFFECTIVE DATE. THE INDEMNITY PROVISIONS SET OUT IN THIS SECTION 5.06 AND ITS TERMS AND PROVISIONS SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND THE TERMINATION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
(h)    AMOUNTS PAYABLE UNDER THIS SECTION SHALL BE A PART OF THE OBLIGATION AND, IF NOT PAID UPON DEMAND, SHALL BEAR INTEREST AT THE DEFAULT RATE UNTIL PAID.
SECTION 5.07.    Maintenance of Existence, Assets and Business. Borrower will and shall cause each Guarantor to (a) preserve and maintain its existence and good standing in its jurisdiction of organization and its authority to transact business and good standing in all other jurisdictions where the nature and extent of its business and properties require due qualification and good standing and the failure to do so would result in a Material Adverse Event; (b) maintain all licenses, permits and franchises necessary for its business; (c) operate their business in the ordinary course of business, consistent with past practices (except as is prohibited by this Agreement or other Loan Documents); and (d) keep all of its assets that are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs and replacements. Borrower and each Guarantor shall (i) perform in all material respect such Borrower’s or Guarantor’s duties under and in connection with each transaction to which any of its accounts receivable, accounts, or contracts relates, so that the amounts thereof (net of any reserves established in the ordinary course of business in respect of such accounts receivable, accounts, or contracts) shall actually become payable in their entirety to such Borrower or Guarantor, (ii) maintain and store all its inventory with reasonable care, skill, and caution and repair and otherwise keep the same in good condition, and (iii) not relocate such Borrower’s or Guarantor’s chief executive office (or the location of such

Borrower’s or Guarantor’s books and records related to accounts) or any of such Borrower’s or Guarantor’s inventory, unless Borrower gives Lenders thirty (30) days prior written notice of such proposed relocation (such notice to include the address with the name of the county or parish and state of the new location).
SECTION 5.08.    Insurance.
(a)    Borrower shall maintain insurance with financially sound, responsible and reputable insurance companies or associations (or, as to workers’ compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) in such amounts and against such risks as is (i) required by all applicable Laws, (ii) customarily maintained by similar businesses operating in the same geographic region, and (iii) reasonably acceptable to Agent, it being acknowledged and agreed by Agent that the insurance maintained by Borrower and its Subsidiaries as of the Amended and Restated Effective Date is acceptable.
(b)    At a minimum, Borrower’s insurance must include (i) business interruption insurance, (ii) fire, property damage and extended coverage insurance covering all assets and naming Agent, for the benefit of Lenders, as mortgagee or loss payee, as applicable, (iii) workers compensation insurance, (iv) E&O and D&O insurance, and (v) general liability insurance naming Agent, for the benefit of Lenders, as an additional insured as its interest may appear, and, with respect to each such insurance policy, providing for at least thirty (30) days prior notice to Agent of any cancellation thereof ten (10) days’ notice for non-payment of premium). Satisfactory evidence of such insurance must be supplied to Agent on the Amended and Restated Effective Date and at least five (5) days prior to each policy renewal at Agent’s request. All general liability and property insurance policies shall be primary, and not excess or contributory, to any such policies of insurance that are maintained by Agent or any Lender.
(c)    Borrower shall execute and deliver to Agent, for the benefit of Lenders, collateral assignments, in form and substance satisfactory to Agent, of each business interruption insurance policy maintained by Borrower or any Guarantor. With regard to workers’ compensation insurance, nothing contained in this Section 5.08 shall prohibit Borrower from becoming a non-subscriber with the prior written consent of Agent. Nothing contained herein shall require a collateral assignment of any life insurance policies.
(d)    If Borrower fails to maintain insurance coverage required by this Agreement, Agent, after providing reasonable notice to Borrower, purchase insurance at Borrower’s expense to protect Agent’s (for the benefit of Lenders’) interests in Borrower Collateral. This insurance may, but need not, protect Borrower’s interests. The coverage that Agent purchases may, but need not, pay any claim that is made against Borrower or any Guarantor in connection with Borrower Collateral. Borrower may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that Borrower has obtained the insurance coverage required by this Agreement. If Agent purchases insurance for Borrower Collateral as set forth above, Borrower will be responsible for the costs of that insurance, including interest and any other charges that may be imposed with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance, and the costs of the insurance may be added to the principal amount of the Loans owing hereunder.

SECTION 5.09.    Further Assurances.
(a)    Borrower shall cause (i) each Guarantor on the Amended and Restated Effective Date, and each of its wholly owned domestic Subsidiaries created or acquired after the Amended and Restated Effective Date (within twenty (20) days of such Subsidiary’s creation or acquisition by Borrower, directly or indirectly), to execute and deliver to Agent, for the benefit of Lenders, a Continuing and Unconditional Guaranty, agreeing to become a Guarantor respecting the Loans, Loan Documents and Borrower’s other obligations under this Agreement, and (ii) each Guarantor on the Amended and Restated Effective Date, and each of its 100% owned Subsidiaries (directly or indirectly) created or acquired after the Amended and Restated Effective Date (within twenty (20) days of such Subsidiary’s creation or acquisition by Borrower, directly or indirectly), to execute and deliver to Agent, for the benefit of Lenders, the Security Agreement and the IP Security Agreement.
(b)    Borrower shall take such action as Agent may reasonably request to carry out more effectively the terms of Article 10 and all other terms of the Loan Documents, including executing, acknowledging, delivering and recording or filing additional instruments or documents. Borrower and each Guarantor will promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements and all other documents and papers Agent reasonably requests in connection with the obtaining of any consent, approval, registration, qualification, permit, license or authorization of any Governmental Authority or other Person necessary or appropriate for the effective exercise of any rights under the Loan Documents. Because Borrower agrees that Agent’s and the Lenders’ remedies at Law for failure of Borrower or a Guarantor to comply with the provisions of this section would be inadequate and that failure would not be adequately compensable in damages, Borrower agrees that the covenants of this Section 5.09 may be specifically enforced.
SECTION 5.10.    Compliance with Laws. Borrower, and each Guarantor shall conduct their business so as to comply in all material respects with all applicable Laws and shall promptly take corrective action to remedy any violation of any Law (including any Environmental and Safety Law of which it is aware), and shall immediately notify Agent of any claims or demands by any Governmental Authority or Person with respect to any material violation of Law (including any Environmental and Safety Law) or Hazardous Substance.
SECTION 5.11.    Expenses.
(a)    In addition to the pre-closing out-of-pocket expenses set forth in any commitment letter or term sheet, and the fees set forth in Section 2.13, Borrower shall promptly pay upon demand (a) all reasonable out-of-pocket costs, fees and expenses paid or incurred by Agent in connection with the arrangement and negotiation of the credit facilities evidenced by the Loan Documents and the negotiation, preparation, delivery and execution of the Loan Documents (including those incurred under Article 10) and any related or subsequent amendment, renewal, extensions, waiver, or consent (including in each case, without limitation, the reasonable fees and expenses of Agent’s counsel), (b) all reasonable out-of-pocket due diligence, closing, and post-closing costs including filing fees, recording costs, lien searches, corporate due diligence, third-party expenses, appraisals, title insurance, environmental surveys, and other related due diligence, closing and post-closing costs and expenses, (c) all out-of-pocket costs, fees and expenses of Agent incurred in connection with the interpretation and enforcement of the obligations of Borrower and any Guarantor arising under the Loan Documents or the exercise of any rights arising under the Loan Documents (including without limitation, reasonable attorneys’ fees, expenses and costs paid or incurred in connection with any negotiation, workout, or restructure and any action taken in connection with any Debtor Relief Laws), (d) all costs and expenses of Issuing Bank in connection with all amendments, modifications, renewals, extensions, waivers, and consents to this Agreement or any of the Loan Documents and costs and expenses incurred by Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder (including in each case, without limitation, the reasonable fees and expenses of Issuing Bank’s counsel), (e) all other costs and expenses incurred by Agent or Issuing Bank in connection with this Agreement or any other Loan Document, in connection with any litigation, dispute, suit proceeding or action, the enforcement of its rights and remedies, the protection of its interests in bankruptcy, insolvency or other legal proceedings, including, without limitation, all costs, expenses and other charges (including Agent’s and Issuing Bank’s internal charges) incurred in connection with evaluating, observing, collecting, examining, auditing, appraising, selling, liquidating or otherwise disposing of the Collateral or other assets of each Loan Party, and (f) all stamp or other similar documentary or recording Taxes which may be payable in connection with this Agreement and the other Loan Documents or the performance of any transactions contemplated hereby or thereby, all of which shall be a part of the Obligation and shall accrue interest, if not paid upon demand, at the Default Rate until repaid. All Obligations provided for in this Section 5.11 shall survive repayment of the Loans, cancellation of the Notes and termination of this Agreement.
(b)    To the extent Borrower for any reason fails to pay any amount required under Section 5.11(a) or Section 5.06 to be paid by it to Agent or Issuing Bank or any Affiliate thereof, each Lender severally agrees to pay to Agent or Issuing Bank or such Affiliate, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based upon each Lender’s Revolving Credit Exposure in comparison to other Lenders at that time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Agent or Issuing Bank or their Affiliate.
SECTION 5.12.    Application of Insurance Proceeds, Eminent Domain, Proceeds and Conditions to Disbursement.
(a)    Agent, Lenders and Borrower agree that all Insurance Proceeds shall, except as otherwise provided in subsections (b) and (c) below, be paid by the insurers directly to Agent (as loss payee or additional insured, as applicable) for the benefit of the Lenders. Borrower shall cause all Eminent Domain Proceeds to be paid by the condemning Governmental Authority directly to Agent for the benefit of the Lenders. Except as otherwise provided in subsections (b) and (c) below, if any Insurance Proceeds or Eminent Domain Proceeds are paid to Borrower or any Guarantor, such Insurance Proceeds or Eminent Domain Proceeds shall be received only in trust for Agent, shall be segregated from other funds of Borrower and Guarantors and shall promptly be paid over to Agent in the same form as received (with any necessary endorsement).
(b)    Unless a Default exists, any business interruption insurance proceeds received by Agent shall be paid to Borrower.
(c)    If the Insurance Proceeds payable for any single loss, damage or destruction of any asset of any Borrower or Guarantor do not exceed $500,000, such Insurance Proceeds shall be paid to Borrower and applied to the payment of the cost of the repair or restoration of such loss, damage or destruction, which repair or restoration shall be undertaken promptly by such Borrower and completed within a commercially reasonable time period.
(d)    Agent, Lenders and Borrower agree that, to the extent not prohibited by applicable Law and subject to Section 2.12, all Insurance Proceeds and all Eminent Domain Proceeds received by Agent (or which Agent is entitled to receive) shall be applied in accordance with Section 2.11.
SECTION 5.13.    Use of Proceeds. Borrower shall use the proceeds of the Loans only for the purposes represented in Section 3.14 or otherwise in this Agreement.
SECTION 5.14.    Bank Accounts. Borrower shall have established and shall maintain, and shall cause each Guarantor, within thirty (30) days after the equity of such Guarantor is to be pledged to Agent in accordance with the Loan Documents, to establish and maintain, all of their primary business depository accounts with any Lender, to include all operating, time deposits and money market accounts, but excluding payroll and other accounts with de minimis balances.
ARTICLE VI

Negative Covenants
Borrower covenants that, except with the prior written consent of Agent, for so long as all or any portion of the Loans or any other Obligation remains outstanding and until all commitments of Lenders hereunder have been terminated or expired:
SECTION 6.01.    Debt; Disqualified Stock. Neither Borrower, nor any Guarantor nor Galati Marine may create, incur, assume, guarantee or be or remain liable for, contingently or otherwise, or suffer to exist any Debt, except Permitted Debt. Except as otherwise set forth on Schedule 9.01, neither Borrower nor any Guarantor may issue or sell any Disqualified Stock to any Person without Agent’s prior written consent.
SECTION 6.02.    Liens. Neither Borrower, nor any Guarantor nor Galati Marine may create, assume, incur or suffer to be created any Lien upon any of its now owned or hereafter acquired assets (including any other Borrower’s or Guarantors’ Equity Securities that are owned by such Borrower or Guarantor), except Permitted Liens, and provided, further, that in the event that any financing statement that is not in connection with a Permitted Lien is filed Borrower or Guarantor, as applicable, shall file a termination statement promptly upon becoming aware of the existence of such unauthorized financing statement.
SECTION 6.03.    Compliance with Laws and Documents. Neither Borrower, nor any Guarantor nor Galati Marine may violate the provisions of any Laws applicable to it, any agreement to which it is a party, or the provisions of its organizational documents, if such violations individually or collectively could reasonably be expected to cause a Material Adverse Event.
SECTION 6.04.    Loans, Advances and Investments. Neither Borrower, nor any Guarantor nor Galati Marine may (i) make any loan, advance, extension of credit (other than in the ordinary course of business), support payment, or capital contribution to, (ii) make, hold, retain or maintain any investment in, or purchase or commit to purchase any stock or other securities of or interests in, or (iii) enter into any joint venture, partnership, or other similar arrangement with, any Person, other than:
(a)    marketable obligations issued or unconditionally guaranteed by the United States government or issued by any of its agencies and backed by the full faith and credit of the United States of America (and investments in mutual funds investing primarily in those obligations);
(b)    marketable obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof and rated “Aa2” or better by Moody’s or “AA” by S&P (and investments in mutual funds investing primarily in those obligations);
(c)    certificates of deposit or banker’s acceptances that are fully insured by the Federal Deposit Insurance Corporation or are issued by commercial banks having combined capital, surplus, and undivided profits of not less than $100,000,000 (as shown on its most recently published statement of condition (and investments in mutual funds investing primarily in those certificates of deposit or banker’s acceptances));
(d)    commercial paper and similar obligations rated “P-2” or better by Moody’s, or “A-2” or better by S&P (and investments in mutual funds investing primarily in those obligations);
(e)    checking and demand deposit accounts maintained in the ordinary course of business (provided the accounts are maintained with any Lenders or otherwise in accordance with the terms of this Agreement);
(f)    expense accounts or loans or advances to its directors, managers, officers or employees in the ordinary course of business for new hires, or relating to such Persons’ travels and other activities undertaken on behalf of Borrower and its businesses, which may not, in the aggregate, at any time exceed $25,000;
(g)    investments in securities purchased by Borrower or a Guarantor under repurchase obligations pursuant to which arrangements are made with selling financial institutions (being a financial institution having unimpaired capital and surplus of not less than $500,000,000 and with a rating of “A-1” by S&P or “P-1” by Moody’s) for such financial institutions to repurchase such securities within thirty (30) days from the date of purchase by such Borrower or Guarantor, and other similar short term investments made in connection with Borrower’s or a Guarantor’s cash management practices;
(h)    investments and loans by Borrower or any Guarantor in or to Borrower or any Guarantor;

(i)    investments and loans by Borrower or any Guarantor in any Subsidiary that is not a Loan Party, not to exceed in the aggregate $500,000;
(j)    cash and Cash Equivalents;
(k)    prepaid expenses incurred in the ordinary course of business;
(l)    accounts receivable created in the ordinary course of business;
(m)    guarantees permitted by the definition of Permitted Debt;
(n)    investments consisting of extensions of credit in the nature of accounts receivable arising from the grant of trade credit in the ordinary course of business, and investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(o)    deposits in cash made in the ordinary course of business to secure performance of operating leases; and
(p)    loans to employees of Borrower from time to time in the form of payroll advances, not to exceed in the aggregate $75,000.
SECTION 6.05.    Distributions. Neither Borrower nor any Guarantor may declare, make, or pay any Distribution, other than (a) dividends or distributions by any Guarantor to Borrower or any other Guarantor, (b) for any taxable period or portion thereof in which Borrower is a pass through entity for federal income tax purposes, dividends or distributions which are distributed to the members of Borrower to enable such members to timely make payments of federal, state and local taxes for such taxable period that are imposed with respect to the income of Borrower allocated to such member, (c) payments made pursuant to the Tax Receivable Agreement described in the final prospectus relating to the IPO, (d) any non- cash redemption pursuant to Article 10 of the BRP Operating Agreement, including any Equity Securities payable in connection therewith, and (e) provided no Default exists (or will occur as a result of such payment, before, at or after the time of the making of such payment), Distributions may be paid by Borrower from EBITDA (less any distributions made pursuant to clauses (b) or (c) above) for the trailing four fiscal quarter period such that the Debt Service Coverage Ratio For Distributions for that period is not less than 1.10x pro forma for the payment.
SECTION 6.06.    Acquisitions, Mergers and Dissolutions.
(a)    Except for a Permitted Acquisition, Permitted Minority Acquisition, Follow On Control Purchase, Follow On Minority Purchase, and Permitted Joint Ventures, and except as provided in this Section 6.06, neither Borrower nor any Guarantor may (i) acquire all or any portion of the Equity Securities issued by, or assets of, any other Person, (ii) merge or consolidate with any other Person, or (iii) liquidate, wind up or dissolve (or suffer any liquidation or dissolution).
(b)    Borrower or any Guarantor may merge or consolidate with or acquire the stock issued by, an interest in, or the assets of, another Guarantor (and, in the case of such merger or consolidation or, in the case of the conveyance or distribution of all of such assets, the non-

surviving or selling entity, as the case may be, may be liquidated, wound up or dissolved); provided, that if Borrower is a party to such transaction, Borrower must be the surviving entity.
(c)    Neither Borrower nor any Guarantor that is a Delaware limited liability company may permit the division of its entity into two or more separate limited liability companies or otherwise permit a Delaware LLC Division or suffer to become a Delaware Divided LLC.
SECTION 6.07.    Assignment. Neither Borrower nor any Guarantor may assign or transfer any of its rights, duties, or obligations under any of the Loan Documents.
SECTION 6.08.    Fiscal Year and Accounting Methods. Borrower may not change its fiscal year or its method of accounting (other than immaterial changes in methods or as required by GAAP).
SECTION 6.09.    Sale of Assets. Neither Borrower, nor any Guarantor nor Galati Marine may sell, assign, lease, transfer, or otherwise dispose of any of its assets or divide its assets pursuant to a Delaware LLC Division (including but not limited to in any case any Equity Securities of any Person that are held by such Borrower or Guarantor), other than (a) sales of inventory in the ordinary course of business, (b) the sale, discount, or transfer of its delinquent accounts receivable in the ordinary course of business for purposes of collection, (c) occasional dispositions of immaterial assets for consideration not less than fair market value, and dispositions of assets that are worn-out, surplus or obsolete, (d) dispositions of property or assets to Borrower or any Guarantor; (e) dispositions of any other property, including the sale of any equity interests in any Subsidiary (including any Guarantor) or joint venture, so long as (i) there is no Default hereunder at the time of or as a result of such disposition, (ii) such asset is sold at fair market value, and at least 90% of the total consideration for such disposition is paid in cash or Cash Equivalents, (iii) after giving effect to such disposition Borrower is in compliance with the Financial Covenants and (iv) with respect to the disposition of a Subsidiary, if the annual revenue of such Subsidiary is in excess of $2,000,000, a marketing process or other process reasonably acceptable to Agent and designed to assure the realization of full value is used in such sale; and (f) any other sales, dispositions, leases or transfers of assets not in excess of $100,000 in any four fiscal quarter period. Any non-cash portion of all Net Proceeds shall be pledged to Agent as Borrower Collateral concurrently with the applicable disposition. Borrower shall immediately notify Agent of any disposition of any asset or property under subsection (e) above.
SECTION 6.10.    New Businesses. Neither Borrower nor any Guarantor may engage in any business except the business in which it is engaged as of the Amended and Restated Effective Date and any business that is substantially similar to or ancillary to the business of Borrower and Guarantors; provided that this provision shall not prevent the creation of additional Subsidiaries provided that Borrower complies with Section 10.01(b) in respect thereof and the business of such additional Subsidiary complies with this Section 6.10.
SECTION 6.11.    Employee Plans. Borrower may not suffer or permit any of the events or circumstances described in Section 3.15 to occur.
SECTION 6.12.    Transactions with Affiliates; JV Subsidiaries. Neither Borrower nor any Guarantor may enter into any material transaction with any JV Subsidiary or any other Person in which Borrower or any Guarantor owns any Equity Securities that is not a Guarantor (a “Minority Subsidiary”) or any of the officers, directors, managers, employees, Equityholders or any of the respective Affiliates of Borrower, any Guarantor, any JV Subsidiary or other Minority Subsidiary, other than transactions in the ordinary course of business which are upon fair and reasonable terms not materially less favorable than such Borrower or Guarantor could obtain or could become entitled to in an arm’s-length transaction with a Person that is not a JV Subsidiary, Minority Subsidiary or one of Borrower’s, Guarantor’s, JV Subsidiary’s or Minority Subsidiary’s officers, directors, managers, employees, Equityholders or Affiliates. Borrower shall not agree to, make or permit any amendment, modification or restatement to the operating agreement of any

JV Subsidiary or any Minority Subsidiary which would have the effect of reducing Borrower’s percentage of cash distributions to which it is entitled, nor shall Borrower vote against any such distribution.
SECTION 6.13.    Taxes. Borrower may not use any portion of the proceeds of the Loans to pay the wages of employees, unless a timely payment to or deposit with the appropriate Governmental Authority of all amounts of Tax required to be deducted and withheld with respect to such wages is also made.
SECTION 6.14.    Prepayment of Debt; Subordinated Debt. Any and all Subordinated Debt shall be and hereby is fully subordinated to the Loan. Any payment made by Borrower or any Guarantor of Subordinated Debt in violation of this Agreement or any Subordination Agreement without the express prior written consent of Agent is prohibited. Neither Borrower nor any Guarantor may voluntarily prepay, redeem, defease, repurchase, acquire for value or make any sinking fund payment or other voluntary or optional payment with respect to any principal of, or interest on, any Debt other than (i) the Obligation, or (ii) the prepayment of any Capital Lease or any other lease in connection with entering into a new Capital Lease or other lease in respect of the same, similar or replacement property unless otherwise expressly agreed to in writing by the parties, including pursuant to an express provision in a Subordination Agreement.
SECTION 6.15.    Lease Obligations. No Borrower or Guarantor shall enter into any lease arrangement for real or personal property (unless capitalized and permitted under Section 6.16) if, after giving effect thereto, the aggregate amount of all rental and other payments under such lease and all other leases of Borrower and Guarantors then in effect would exceed for any fiscal year an amount equal to $2,000,000, other than any lease arrangements disclosed in Schedule 9.15, and any replacements, modification, amendments and renewals thereof (provided that the amounts due under such replacements, modifications, amendments or renewals are not increased except as set forth on Schedule 9.15), or otherwise approved in writing in advance by Agent.
SECTION 6.16.    Capital Expenditures. Neither Borrower nor any Guarantor shall make or incur any Capital Expenditures if, after giving effect thereto, the aggregate amount of all Capital Expenditures made by Borrower and Guarantors during any calendar year period would exceed $1,500,000.
SECTION 6.17.    JV Subsidiaries. All provisions in this Agreement or any other Loan Document applicable to Galati Marine shall be deemed to apply equally to any JV Subsidiary that becomes a Subsidiary through a Permitted Joint Venture.
SECTION 6.18.    Amendments or Changes in Agreements. Neither Borrower or any Guarantor shall (a) modify, alter, supplement, extend or amend any documents which create, evidence, secure or guaranty any Permitted Debt in a manner which would increase the maximum amount which Borrower or any Guarantor is permitted to borrow thereunder, or otherwise changes the terms or conditions of such documents or debt obligations, unless after such increase or other changes the debt still qualifies as Permitted Debt under this Agreement; or (b) modify, alter, supplement, extend, amend, lengthen or shorten or waive any of its rights under, or any of the terms or conditions of, any of its respective organizational documents in a manner that (i) is materially adverse to Agent or Lenders, (ii) diminishes Agent’s or any Lender’s rights granted hereunder or under any other Loan Document, or (iii) otherwise violates the terms of this Agreement.
SECTION 6.19.    Negative Pledge.
(a)    Borrower will not, nor will Borrower permit any of the Guarantors to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement, the other Loan Documents and pursuant to clause (c) of the definition of ”Permitted Debt”) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its property in favor of Agent or Lenders to secure the Obligation or which restricts any Guarantor from paying dividends or making distributions to Borrower, or which requires the consent of or notice to other Persons in connection therewith.
(b)    Borrower will not create, incur, assume or suffer to exist any Lien on the Equity Securities of such Borrower or any Guarantor other than the first priority Liens in favor of Agent, and in the event that any unauthorized financing statement is filed Borrower or Guarantor, as applicable, shall file a termination statement promptly upon becoming aware of the existence of such unauthorized financing statement.
(c)    Borrower shall not (and shall not permit any Guarantor or any of their respective Affiliates to), directly or indirectly, purchase, participate, receive an assignment of or in any way beneficially own any of the Obligations.
SECTION 6.20.    Hedge Agreements. Borrower shall not, nor shall it permit any Guarantor or Subsidiary to, enter into any Hedge Agreement or similar agreement, except (a) Hedge Agreements or similar agreements entered into to hedge or mitigate risks to which such Borrower, Guarantor or Subsidiary has actual exposure which have terms and conditions reasonably acceptable to Agent, or (b) other Hedge Agreements or similar agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any Debt of such Borrower, Guarantor or other Subsidiary.
SECTION 6.21.    Violation of Anti-Terrorism or Anti-Corruption Laws. None of the acts, events, violations or circumstances described in Section 3.26 or Section 3.27 shall occur.
SECTION 6.22.    Financial Covenants. Borrower covenants that, except with the prior written consent of Agent, for so long as all or any portion of the Loans or any other Obligation remains outstanding and until all commitments of Lenders hereunder have been terminated or expired:
(a)    Total Leverage Ratio. The Total Leverage Ratio may not exceed the ratio of 5.00 to 1:00. Notwithstanding the foregoing ratio, (a) on the third anniversary of the First Amendment Effective Date the foregoing ratio shall be reduced to 4.75 to 1.00, and (b) on the fourth anniversary of the First Amendment Effective Date the foregoing ratio shall be reduced to 4.50 to 1.00. Notwithstanding any of the foregoing, there will be a 0.50x increase in the required Total Leverage Ratio for the 1st quarter post Material Acquisition, and a 0.25x increase in the required Total Leverage Ratio for the 2nd quarter post Material Acquisition (the “Acquisition Total Leverage Holiday”); for avoidance of doubt, the Total Leverage Ratio shall not be increased pursuant to the Acquisition Total Leverage Holiday more than once for any applicable quarter irrespective of the number of Material Acquisitions respecting any given quarter.
(b)    Debt Service Coverage Ratio. The Debt Service Coverage Ratio may not be less than the ratio of 2.00 to 1.00. Notwithstanding the foregoing ratio, (a) on the third anniversary of the First Amendment Effective Date the foregoing ratio shall be increased to 2.25 to 1.00, and (b) on the fourth anniversary of the First Amendment Effective Date the foregoing ratio shall be increased to 2.50 to 1.00.
(c)    Senior Leverage Ratio. The Senior Leverage Ratio may not exceed the ratio of 4.50 to 1.00. Notwithstanding the foregoing ratio, (a) on the third anniversary of the First Amendment Effective Date the foregoing ratio shall be reduced to 4.25 to 1.00, and (b) on the fourth anniversary of the First Amendment Effective Date the foregoing ratio shall be reduced to 4.00 to 1.00. Notwithstanding any of the foregoing, there will be a 0.50x increase in the required Senior Leverage Ratio for the 1st quarter post Material Acquisition, and a 0.25x increase in the required Senior Leverage Ratio for the 2nd quarter post Material Acquisition (the “Acquisition Senior Leverage Holiday”); for avoidance of doubt, the Senior Leverage Ratio shall not be increased pursuant to the Acquisition Senior Leverage Holiday more than once for any applicable quarter irrespective of the number of Material Acquisitions respecting any given quarter.
Each of the covenants in this Section 6.22 shall be tested on a quarterly basis, as of the last day of each fiscal quarter of Borrower, commencing with the fiscal quarter ending December 31, 2019. Each of the covenants in this Section 6.22 may also be tested as of the date of any sale, transfer, acquisition, dissolution, liquidation or winding up of any Guarantor entity, in the discretion of Agent, and in any such case Agent may include and/or disregard the subject Guarantor entity with respect to any such covenant testing. On any date that the foregoing covenants are tested, Availability shall also be tested.
ARTICLE VII

Default
The occurrence of any one or more of the following events shall constitute a “Default” or “Event of Default” hereunder:
SECTION 7.01.    Payment of Obligation. The failure of Borrower to pay any principal, interest or any other portion of the Obligation (including, without any limitation, any mandatory prepayment) when it becomes due and payable under this Agreement or any other Loan Document, and such failure shall continue uncured for a period of three (3) days after notice from Agent or any Lender.
SECTION 7.02.    Covenants. The failure of Borrower or any Guarantor to punctually and properly perform, observe and comply with:
(a)    Any covenant, agreement, or condition contained in Section 5.08, Section 5.13 or Article VI or
(b)    Any other covenant, agreement, or condition contained in any Loan Document (other than the covenants to pay the Obligation and the covenants in clause (a) preceding), and such failure continues for thirty (30) days after the earlier of (i) delivery by Agent to Borrower of notice of such non-compliance or (ii) a Responsible Officer of Borrower becoming aware of such failure.
SECTION 7.03.    Debtor Relief. Borrower or any Guarantor (a) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, other than a voluntary liquidation or dissolution permitted by Section 9.06, (b) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law (other than as a creditor, claimant, purchaser, or party making a bid to purchase assets), and (i) the petition is not controverted within ten (10) days and is not dismissed within sixty (60) days, or (ii) an order for relief is entered under Title 11 of the United States Code, (c) makes an assignment for the benefit of creditors, (d) fails (or admits in writing its inability) to pay its debts generally as they become due, or (e) is not Solvent.
SECTION 7.04.    Judgments and Attachments. Borrower or any Guarantor fails, within thirty (30) days after entry, to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $100,000 in any one case or $250,000 in the aggregate or any warrant of attachment, sequestration or similar proceeding against Borrower’s or any Guarantor’s assets that is not (a) adequately covered by insurance, (b) stayed on appeal or (c) diligently contested in good faith by appropriate proceedings with adequate reserves being set aside on its books in accordance with GAAP.
SECTION 7.05.    Misrepresentation. Any representation or warranty made to Agent or any Lender (or its Representatives) by Borrower, any Guarantor or contained in any Loan Document at any time proves to have been incorrect in any material respect when made.
SECTION 7.06.    Default Under Other Agreements.
(a)    Except for trade accounts payable in the ordinary course of business, Borrower or any Guarantor fails to pay when due (after lapse of any applicable grace period) any amount (individually or in the aggregate) of Debt in an amount equal to $100,000 or more, or any default exists under any agreement which permits any Person to cause an amount (individually or in the aggregate) of Debt in an amount equal to $100,000 or more to become due and payable by Borrower or any Guarantor before its stated maturity; or
(b)    [Reserved]; or
(c)    An event of default occurs under any Subordinated Debt such that default(s) under Subordinated Debt are in excess of $250,000 in the aggregate.
SECTION 7.07.    Validity and Enforceability of Loan Documents . Except in accordance with its terms or as otherwise expressly permitted by this Agreement or consented to by Agent in writing (which consent may be granted or withheld in Agent’s sole discretion), any Loan Document at any time after its execution and delivery ceases to be in full force and effect in any material respect or is declared by a Governmental Authority to be null and void or its validity or enforceability is contested by Borrower or any Guarantor or Borrower or any Guarantor denies that it has any further liability or obligations under any Loan Document, unless such Borrower or Guarantor does not have any further liability or obligations under such Loan Document as a result of a transaction permitted by this Agreement.
SECTION 7.08.    Change of Control. A Change of Control occurs.
SECTION 7.01.    [Reserved].
SECTION 7.02.    Failure of Security Documents. If the Security Agreement, Equity Pledge Agreement or IP Security Agreement shall, for any reason, fail or cease to create a valid and perfected first priority Lien on the Collateral covered thereby, subordinate only to Permitted Liens, to the extent such Collateral may be perfected by filing a financing statement with the applicable filing office under Article 9 of the UCC or may be perfected by possession or control under Article 8 or Article 9 of the UCC.
SECTION 7.03.    Ownership of Guarantors. Except as explicitly permitted by this Agreement or consented to by Agent in writing (in Agent’s sole discretion), any Guarantor ceases to be owned,

beneficially and of record, with power to vote at least 90% of its issued and outstanding Equity Securities, by Borrower (except as a result of a disposition expressly permitted by this Agreement).
SECTION 7.04.    Subordination Agreements. If any material default by Borrower, any Guarantor or any subordinated creditor shall occur under any Subordination Agreement such that default(s) under Subordination Agreement(s) are with respect to Subordinated Debt in excess of $250,000 in the aggregate, or any such Subordination Agreement shall be terminated for any reason or shall cease to be legally valid, binding or enforceable.
ARTICLE VIII

The Agent
SECTION 8.01.    Authorization and Action.
(a)    Each Lender , on behalf of itself and any of its Affiliates that are Secured Parties and each Issuing Bank hereby irrevocably appoints the entity named as Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent and collateral agent under the Loan Documents and each Lender and each Issuing Bank authorizes the Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent under such agreements and to exercise such powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Lender and each Issuing Bank hereby grants to the Agent any required powers of attorney to execute and enforce any Security Document governed by the laws of such jurisdiction on such Lender’s or such Issuing Bank’s behalf. Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes the Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Agent is a party, and to exercise all rights, powers and remedies that the Agent may have under such Loan Documents.
(b)    As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank; provided, however, that the Agent shall not be required to take any action that (i) the Agent in good faith believes exposes it to liability unless the Agent receives an indemnification satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower, any other Loan Party, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(c)    In performing its functions and duties hereunder and under the other Loan Documents, the Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:
(i)    the Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuing Bank, any other Secured Party or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Agent based on an alleged breach of fiduciary duty by the Agent in connection with this Agreement and/or the transactions contemplated hereby;
(ii)    [Reserved];
(iii)    [Reserved]; and
(iv)    nothing in this Agreement or any Loan Document shall require the Agent to account to any Lender for any sum or the profit element of any sum received by the Agent for its own account;
(d)    The Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
(e)    No Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.
(f)    In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Agent (irrespective of whether the principal of any Loan or any reimbursement obligation in respect of any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(i)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Agent (including any claim under Sections 2.13, 2.14 2.16, 2.18 and 9.03) allowed in such judicial proceeding; and
(ii)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to the Agent any amount due to it, in its capacity as the Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.
(g)    The provisions of this Article are solely for the benefit of the Agent, the Lenders and the Issuing Banks, and, except solely to the extent of Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Continuing and Unconditional Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.

SECTION 8.02.    Agent’s Reliance, Indemnification, Etc.
(a)    Neither the Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder.
(b)    The Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Agent by Borrower, a Lender or an Issuing Bank, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Agent, or (vi) the creation, perfection or priority of Liens on the Collateral.
(c)    Without limiting the foregoing, the Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
SECTION 8.03.    Posting of Communications.
(a)    Borrower agrees that the Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic system chosen by the Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(b)    Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Agent from time to time (including, as of the Amended and Restated Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks and Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(c)    THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE.” THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE AGENT, ANY ARRANGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY

KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM, EXCEPT TO THE EXTENT THAT SUCH DAMAGES, ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH APPLICABLE PARTY.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.
(d)    Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
(e)    Each of the Lenders, each of the Issuing Banks and Borrower agrees that the Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Agent’s generally applicable document retention procedures and policies.
(f)    Nothing herein shall prejudice the right of the Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
SECTION 8.04.    The Agent Individually. With respect to its Commitment, Loans and Letters of Credit, the Person serving as the Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Banks,” “Lenders,” “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as the Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, any Loan Party, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Agent and without any duty to account therefor to the Lenders or the Issuing Banks.
SECTION 8.05.    Successor Agent.
(a)    The Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and Borrower, whether or not a successor Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent. Upon the acceptance of appointment as Agent by a successor Agent, the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Agent’s resignation hereunder as Agent, the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents.
(b)    Notwithstanding paragraph (a) of this Section, in the event no successor Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its intent to resign, the retiring Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Collateral Document and Loan Document, and, in the case of any Collateral in the possession of the Agent, shall continue to hold such Collateral, in each case until such time as a successor Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Agent for the account of any Person other than the Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Agent shall directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Agent’s resignation from its capacity as such, the provisions of this Article, Section 2.18(d) and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent and in respect of the matters referred to in the proviso under clause (a) above.

SECTION 8.06.    Acknowledgements of Lenders and Issuing Banks.
(a)    Each Lender represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and that it has, independently and without reliance upon the Agent, any Arranger, or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any Arranger, or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
(b)    Each Lender, by delivering its signature page to this Agreement on the Amended and Restated Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Agent or the Lenders on the Amended and Restated Effective Date or the effective date of any such Assignment and Assumption or any other Loan document pursuant to which it shall have become a Lender hereunder.
SECTION 8.07.    Collateral Matters.
(a)    Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Continuing and Unconditional Guaranty of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Agent on behalf of the Secured Parties in accordance with the terms thereof. In its capacity, the Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the UCC. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Obligations, the Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Agent on behalf of the Secured Parties.
(b)    In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of Banking Services the obligations under which constitute Obligations and no Hedge Agreement the obligations under which constitute Obligations, will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Banking Services or Hedge Agreement, as applicable, shall be deemed to have appointed the Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.
(c)    The Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.
SECTION 8.08.    Credit Bidding. The Secured Parties hereby irrevocably authorize the Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such a cquisition vehicle) as the Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
SECTION 8.09.    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and its respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments;
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.
(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Loan Party, that none of the Agent, or any Arranger, or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
(c)    The Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
SECTION 8.10.    Flood Laws. Chase has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and related legislation (the “Flood Laws”). Chase, as administrative agent or collateral agent on a syndicated facility, will post on the applicable electronic platform (or otherwise distribute to each Lender in the syndicate) documents that it receives in connection with the Flood Laws. However, Chase reminds each Lender and Participant in the facility that, pursuant to the Flood Laws, each federally regulated Lender (whether acting as a Lender or Participant in the facility) is responsible for assuring its own compliance with the flood insurance requirements.
ARTICLE IX

Miscellaneous
SECTION 9.01.    Notices.
(a)    Except in the case of notices and other communications expressly permitted to be given by telephone or Electronic Systems (and subject in each case to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or email, as follows:
(i)    if to any Loan Party, to it in care of Borrower at:

Baldwin Risk Partners, LLC
4010 W. Boy Scout Blvd., Suite 200
Tampa, Florida 33607
Attn:    Kris Wiebeck, Chief Financial Officer
    Trevor Baldwin, Chief Executive Officer
Tel. No.: (813) 386-3329
Email: kwiebeck@baldwinriskpartners.com
with a copy to (which shall not constitute notice):

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: Joseph P. Hadley
Phone No.: (212) 450-4007
Email: joseph.hadley@davispolk.com
(ii)    if to the Agent or Chase in its capacity as an Issuing Bank, to JPMorgan Chase Bank, N.A. at:
JPMorgan Chase Bank, N.A.
10 South Dearborn St.
Chicago, IL, 60603
Attention: Omolola Eneh
Fax No: (844) 490-5663
Phone No: (312) 954-1007
Email: Jpm.agency.cri@jpmorgan.com

With a copy to:

JPMorgan Chase Bank, N.A.
450 S Orange Ave, Floor 10
Orlando, FL 32801
Attention: Edyn Hengst
Phone No: (407) 236-7512
Email: edyn.hengst@jpmorgan.com
(iii)    if to any other Lender or Issuing Bank, to it at its address or fax number set forth in its Administrative Questionnaire.
All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail shall be deemed to have been given when received, (ii) sent by fax shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day of the recipient, or (iii) delivered through Electronic Systems or Approved Electronic Platforms, as applicable, to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.
(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by using Electronic Systems or Approved Electronic Platforms, as applicable, or pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Agent and the applicable Lender. Each of the Agent and Borrower (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by using Electronic Systems or Approved Electronic Platforms, as applicable, pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Agent otherwise proscribes, all such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient.
(c)    Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.
[SECTION 9.02.    Waivers; Amendments.
(a)    No failure or delay by the Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent, the Issuing Bank and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.
(b)    Except as expressly provided herein, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Borrower and the Required Lenders or (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that no such agreement shall (A) increase the Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender) (it being understood that, solely for purposes of this clause (A), a waiver of any condition precedent set forth in Section 4.03 or the waiver of any Default shall not constitute an extension or increase of any Commitment of any Lender), (B) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby (except that any amendment or modification of the financial covenants in this Agreement (or defined terms used in the financial covenants in this Agreement) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (B)), (C) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (D) change Section 2.19(b) or (d) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender (other than any Defaulting Lender), (E) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (other than any Defaulting Lender) directly affected thereby, (F) change Section 2.22, without the consent of each Lender (other than any Defaulting Lender), (G) release any Guarantor from its obligation under its Continuing and Unconditional Guaranty (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender (other than any Defaulting Lender), or (H) except as provided in clause (c) of this Section or in any Security Document, release all or substantially all of the Collateral without the written consent of each Lender (other than any Defaulting Lender); provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent, or the Issuing Bank hereunder without the prior written consent of the Agent or the Issuing Bank, as the case may be (it being understood that any amendment to Section 2.21 shall require the consent of the Agent and the Issuing Bank); provided, further that no such agreement shall amend or modify the provisions of Section 2.07 or any letter of credit application and any bilateral agreement between Borrower and the Issuing Bank regarding the Issuing Bank’s Issuing Bank Sublimit or the respective rights and obligations between Borrower and the Issuing Bank in connection with the issuance of Letters of Credit without the prior written consent of the Agent and the Issuing Bank, respectively. The Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04.
(c)    The Lenders and the Issuing Bank hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Liens granted to the Agent by the Loan Parties on any Collateral (i) upon the Payment in Full of all Obligations (other than contingent indemnification obligations), and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to each affected Lender (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Bank have been made), (ii) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being sold or disposed of constitutes 100% of the Equity Securities of a Subsidiary, the Agent is authorized to release any Continuing and Unconditional Guaranty provided by such Subsidiary, (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Agent and the Lenders pursuant to Article VII or (v) if such property is owned by a Guarantor, upon release of such Guarantor from its obligations under its Continuing and Unconditional Guaranty. Except as provided in the preceding sentence, the Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders; provided that the Agent may, in its discretion, release its Liens on Collateral valued in the aggregate not in excess of $5,000,000 during any calendar year without the prior written authorization of the Required Lenders (it being agreed that the Agent may rely conclusively on one or more certificates of Borrower as to the value of any Collateral to be so released, without further inquiry). Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery by the Agent of documents in connection with any such release shall be without recourse to or warranty by the Agent.
(d)    Notwithstanding anything to the contrary herein the Agent may, with the consent of Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.
(e)    If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but has not been obtained being referred to herein as a “Non-Consenting Lender”), then Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity (other than any Ineligible Institution) shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.16 and 2.18, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.17 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender. Each party hereto agrees that (a) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by Borrower, the Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Agent and such parties are participants), and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.
[SECTION 9.03.    Expenses; Indemnity; Damage Waiver.
(a)    Borrower, shall pay all reasonable out‑of‑pocket expenses incurred by the Agent and its Affiliates in accordance with Section 5.11.
(b)    Borrower shall indemnify each Indemnified Party as set forth in Section 5.06. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.
(c)    Each Lender severally agrees to pay any amount required to be paid by any Loan Party under paragraph (a) or (b) of this Section 9.03 to the Agent and each Issuing Bank, and each Related Party of any of the foregoing Persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Loan Parties and without limiting the obligation of any Loan Party to do so), ratably according to their respective Applicable Percentage in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been Paid in Full, ratably in accordance with such Applicable Percentage immediately prior to such date), from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent Indemnitee in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the Payment in Full of the Obligations.
(a)    To the extent permitted by applicable Law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnified Party, for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet). To the extent permitted by applicable Law, no party hereto shall assert, and each party hereto hereby waives, any claim against any party hereto on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this paragraph (d) shall relieve any Person of any obligation it may have to indemnify any other Person against special, indirect, consequential or punitive damages asserted against such Person by a third party.
(b)    All amounts due under this Section shall be payable promptly after written demand therefor.
[SECTION 9.04.    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:
(A)    Borrower, provided that, Borrower shall be deemed to have consented to an assignment of all or a portion of the Revolving Loans and Commitments unless it shall object thereto by written notice to the Agent within ten (10) Business Days after having received notice thereof, and provided, further, that no consent of Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;
(B)    the Agent; and
(C)    the Issuing Bank
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment,

the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000 unless each of Borrower and the Agent otherwise consent, provided that no such consent of Borrower shall be required if an Event of Default has occurred and is continuing;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C)    the parties to each assignment shall execute and deliver to the Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500; and
(D)    the assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about Borrower, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws.
For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Ineligible Institution” means a (a) natural person, (b) a Defaulting Lender or its Parent, (c) company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, with respect to clause (c), such company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business; provided that upon the occurrence and during the continuance of a Default, any Person (other than a Lender) shall be an Ineligible Institution if after giving effect to any proposed assignment to such Person, such Person would hold more than 25% of the then outstanding Aggregate Revolving Credit Exposure or Commitments, as the case may be or (d) a Loan Party or a Subsidiary or other Affiliate of a Loan Party.

(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)    The Agent, acting for this purpose as a non-fiduciary agent of Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Borrower, the Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower, the Issuing Bank and any Lender (solely with respect to such Lender’s interest), at any reasonable time and from time to time upon reasonable prior notice.
(v)    Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.06(d) or (e), 2.07(b), 2.19(d) or 9.03(c), the Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)    Any Lender may, without the consent of, or notice to, Borrower, the Agent or the Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) other than an Ineligible Institution in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) Borrower, the Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 (subject to the requirements and limitations therein, including the requirements under Sections 2.18(f) (it being understood that the documentation required under Section 2.18(f) shall be delivered solely to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.19 and 2.20 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.16 or 2.18 with respect to any participation than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.
Each Lender that sells a participation agrees, at Borrower’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 2.20(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.19(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
[SECTION 9.05.    Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.16, 2.17, 2.18 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.
[SECTION 9.06.    Counterparts; Integration; Effectiveness; Electronic Execution.
(a)    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Agent and (ii) increases or reductions of the Issuing Bank Sublimit of the Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(b)    Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Agent to accept electronic signatures in any form or format without its prior written consent.
[SECTION 9.07.    Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
[SECTION 9.08.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other obligations at any time owing, by such Lender, such Issuing Bank or any such Affiliate, to or for the credit or the account of any Loan Party against any and all of the Obligations owing to such Lender or such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Loan Parties may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or such Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The applicable Lender, the Issuing Bank or such Affiliate shall promptly notify Borrower and the Agent of such setoff or application; provided that the failure to give such notice shall not affect the validity of such setoff or application under this Section. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have.
[SECTION 9.09.    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the internal laws of the State of New York, but giving effect to federal laws applicable to national banks.
(b)    Each of the Lenders and the Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Agent by any Secured Party relating to this Agreement, any other Loan Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.
(c)    Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. federal or New York state court sitting in New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Documents, the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Agent or any of its Related Parties may only) be heard and determined in such state court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.
(d)    Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(e)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
[SECTION 9.10.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OR OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
[SECTION 9.11.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
[SECTION 9.12.    Confidentiality. Each of the Agent, the Issuing Bank and the Lenders (each, a “Lender Party”) agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners); provided that, unless prohibited by applicable Requirement of Law, each Lender Party shall use commercially reasonable efforts to notify Borrower of any request by such regulatory authority (other than any such request in connection with any examination of the financial condition or other examination of such Lender Party by such regulatory authority) for disclosure of any such Information prior to the actual disclosure thereof, provided that any failure to so notify shall not affect such Lender Party’s rights hereunder, (c) to the extent required by any Requirement of Law or by any subpoena or similar legal process; provided that, unless prohibited by applicable Requirement of Law, each Lender Party shall use commercially reasonable efforts to notify Borrower of such required disclosure prior to the actual disclosure of such Information, provided that any failure to so notify shall not affect such Lender Party’s rights hereunder, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (x) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of Borrower , (h) to holders of Equity Securities in Borrower, (i) to any Person providing a Continuing and Unconditional Guaranty of all or any portion of the Obligations,, or (j) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than Borrower. For the purposes of this Section, “Information” means all information received from Borrower relating to Borrower or its business, other than any such information that is available to the Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by Borrower and other than information pertaining to this Agreement provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from Borrower after the Amended and Restated Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. EACH LENDER ACKNOWLEDGES ITS OBLIGATIONS UNDER THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS ASSOCIATED THEREWITH WITH RESPECT TO TRADING WHILE IN POSSESSION OF MATERIAL NON-PUBLIC INFORMATION, AND CONFIRMS THAT EACH

LENDER HAS IN PLACE POLICIES AND PROCEDURES REASONABLY DESIGNED TO COMPLY WITH SUCH OBLIGATIONS.
[SECTION 9.13.    Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Federal Reserve Board) for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, neither the Issuing Bank nor any Lender shall be obligated to extend credit to Borrower in violation of any Requirement of Law.
[SECTION 9.14.    USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA PATRIOT Act.
[SECTION 9.15.    Disclosure. Each Loan Party, each Lender and the Issuing Bank hereby acknowledges and agrees that the Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with, any of the Loan Parties and their respective Affiliates.
[SECTION 9.16.    Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Agent and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control. Should any Lender (other than the Agent) obtain possession or control of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent’s request therefor shall deliver such Collateral to the Agent or otherwise deal with such Collateral in accordance with the Agent’s instructions.
[SECTION 9.17.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.
[SECTION 9.18.    No Fiduciary Duty, etc.
(a)    Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to Borrower with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, Borrower or any other person. Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby.

Additionally, Borrower acknowledges and agrees that no Credit Party is advising Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to Borrower with respect thereto.
(b)    Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, Borrower and other companies with which Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.
(c)    In addition, Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to Borrower, confidential information obtained from other companies.
[SECTION 9.19.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
ARTICLE X

Security
[SECTION 10.01.    Collateral; After-Acquired Property.
(a)    The complete payment and performance of the Obligation shall be secured by all of the items and types of property of Borrower and each Guarantor (collectively, the “Borrower Collateral”) described as collateral or otherwise secured in the Security Documents, including, without limitation, (i) all personal property, real property interests (including all ownership, leasehold, mineral or other interests), equity interests, accounts receivable, Debt securities, notes receivable, accounts, contracts, intellectual property, general intangibles, inventory, equipment and after-acquired property of Borrower and each Guarantor, and (ii) all Pledged Equity Securities. Borrower shall execute, and shall cause each Guarantor to execute, all applicable Security Documents and such additional documents and instruments as are necessary or appropriate to perfect Agent’s Liens in all of Borrower Collateral it owns.
(b)    Within fifteen (15) days after Borrower or any Guarantor creates any Subsidiary or acquires any Equity Securities or Debt securities of any Person after the Amended and Restated Effective Date, such Borrower or Guarantor shall grant a security interest in and pledge to Agent, pursuant to a pledge or joinder agreement acceptable to Agent, one hundred percent (100%) of its ownership in the Equity Securities and Debt securities of such Person.
(c)    Borrower shall notify Agent within fifteen (15) days after Borrower’s or any Guarantor’s acquisition or purchase of any ownership, leasehold, mineral or other interest in any real property after the Amended and Restated Effective Date, and, upon Agent’s request, such Borrower or Guarantor shall execute, deliver, record and file any mortgage, Landlord Subordination of Lien (and shall use commercially reasonable efforts to cause the applicable landlord to execute any such Landlord Subordination of Lien) and/or any other instruments or documents (in Proper Form) that are necessary to provide Agent a first priority Lien on such real property interest. Borrower acknowledges that the execution of such mortgage, Landlord Subordinations of Liens and other instruments and documents is a part of the bargained-for exchange between Lenders and Borrower and constitutes a part of the consideration for the Loans.

[SECTION 10.02.    Financing Statements. Borrower, for itself and the Guarantors, hereby authorizes Agent to execute or otherwise authenticate and file any financing statements, continuation statements, and termination statements recording Agent’s security interest in Borrower Collateral, and Borrower shall take (and cause the Guarantors to take) such other actions as are reasonably requested by Agent relating to Borrower Collateral, including, without limitation, initiating any Lien search reasonably required by Agent.
[SECTION 10.03.    Equity Pledge Agreement. The complete payment and performance of the Obligation shall be secured by any and all Pledged Equity Securities that are now owned or after acquired directly or indirectly by Borrower (the “Shareholder Collateral” and, collectively with Borrower Collateral, the “Collateral”), pursuant to the Equity Pledge Agreement.
[SECTION 10.04.    Priority.
(a)    Agent, for the benefit of the Lenders, shall have a first priority Lien on Borrower Collateral, subject to Permitted Liens on Borrower Collateral (other than Liens securing any Permitted Pari Passu Debt).
(b)    Agent, for the benefit of the Lenders, shall have a first priority Lien on the Shareholder Collateral.
[SECTION 10.05.    Guarantors. The Loans shall be unconditionally guaranteed by all current and future wholly owned domestic Subsidiaries of Borrower, pursuant to a Continuing and Unconditional Guaranty.
[SECTION 10.06.    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support,” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the

Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.
BALDWIN RISK PARTNERS, LLC,
a Delaware limited liability company

By:	Name: Title:
JPMORGAN CHASE BANK, N.A., individually, and as Agent, Collateral Agent and Issuing Bank

By:	Name: Title:

COMMITMENT SCHEDULE

Lender	Commitment
JPMorgan Chase Bank, N.A.	$80,000,000.00
Bank of America, N.A.	$45,000,000.00
Wells Fargo Bank, National Association	$45,000,000.00
Cadence Bank, N.A.	$35,000,000.00
Lake Forest Bank & Trust Company, N.A.	$20,000,000.00
Total	$225,000,000

SCHEDULE 1.01
Guarantors
Baldwin Krystyn Sherman Partners, LLC

(i)    BKS Partners Private Risk Group, LLC
(ii)    BRP Medicare Insurance Holdings, LLC
(iii)    BRP Medicare Insurance, LLC
(iv)    BRP Medicare Insurance II, LLC
(v)    BRP Medicare Insurance III, LLC
(vi)    BRP Main Street Insurance Holdings, LLC
(vii)    BRP Ryan Insurance, LLC
(viii)    BRP Bradenton Insurance, LLC
(ix)    BRP Affordable Home Insurance, LLC
(x)    BKS D&M Holdings, LLC
(xi)    BRP D&M Insurance, LLC
(xii)    BRP Insurance Intermediary Holdings, LLC
(xiii)    AB Risk Specialist, LLC
(xiv)    KB Risk Solutions, LLC
(xv)    BRP Black Insurance, LLC
(xvi)    BKS Financial Services Holdings, LLC
(xvii)    BKS Financial Investments, LLC
(xviii)    BKS Securities, LLC
(xix)    League City Office Building, LLC
(xx)    Millennial Specialty Insurance, LLC
(xxi)    BRP Foundation, LLC
(xxii)    The Villages Insurance Partners, LLC
(xxiii)    BRP Colleague Inc.
(xxiv)
Schedule 3.02

Section 11.    Subsidiaries

(a) Entity Name	(b) Subsidiary	(c) Jurisdiction	% Ownership
Section 12. Baldwin Risk Partners, LLC		Delaware
	Baldwin Krystyn Sherman Partners, LLC	Florida	100%
	BRP Colleague Inc.	Florida	100%
	BRP Insurance Intermediary Holdings, LLC	Florida	100%
	BRP Main Street Insurance Holdings, LLC	Florida	100%
	BRP Medicare Insurance Holdings, LLC	Florida	100%

Section 13. Baldwin Krystyn Sherman Partners, LLC		Florida
	BKS D&M Holdings, LLC	Florida	100%
	BRP D&M Insurance, LLC (Subsidiary of BKS D&M Holdings, LLC)	Florida	100%
	BKS – IPEO JV Partners, LLC	Florida	100%
Section 14.	BKS MS, LLC	Florida	60%
	BKS Partners Galati Marine Solutions, LLC	Florida	51%
	BKS Partners Private Risk Group LLC	Florida	100%
	BKS Smith, LLC	Florida	60%
	BKS Financial Services Holdings, LLC	Florida	100%
	BKS Financial Investments, LLC (Subsidiary of BKS Financial Services Holdings, LLC)	Florida	100%
	BKS Securities, LLC (Subsidiary of BKS Financial Services Holdings, LLC)	Florida	100%
	League City Office Building, LLC	Florida	100%

BRP Insurance Intermediary Holdings, LLC		Florida
	AB Risk Specialist, LLC	Florida	100%
	KB Risk Solutions, LLC (Subsidiary of AB Risk Specialist, LLC)	Florida	100%
	Millennial Specialty Insurance, LLC	Florida	100%

Section 15. BRP Main Street Insurance Holdings, LLC		Florida
	BRP Affordable Home Insurance, LLC	Florida	100%
	BRP Black Insurance, LLC	Florida	100%
	BRP Bradenton Insurance, LLC	Florida	100%
	BRP Ryan Insurance, LLC	Florida	100%
	Laureate Insurance Partners, LLC	Florida	45%
	The Villages Insurance Partners, LLC	Florida	100%
	BRP Foundation, LLC	Florida	100%

Section 16. BRP Medicare Insurance Holdings, LLC		Florida
	BRP Medicare Insurance, LLC	Florida	100%
	BRP Medicare Insurance II, LLC	Florida	100%
	BRP Medicare Insurance III, LLC	Florida	100%

Schedule 3.05(a)

Section 17.    Litigation

Ramos v. BRP Medicare Insurance III, LLC: An employment discrimination claim was made against BRP Medicare Insurance III, LLC. The company believes the claim is without merit. It is covered by insurance.

Schedule 3.05(b)

Section 18.    Outstanding Judgments

None.

Schedule 3.11

Section 19.    Insurance

See attached.

Schedule 3.18

Section 20.    Transactions with Family Members

1.	Account and Service Agreement dated as of March 24, 2016 between Baldwin Krystyn Sherman Partners, LLC and John Irving Baldwin.

2.	Account and Service Agreement dated as of March 24, 2016 between Baldwin Krystyn Sherman Partners, LLC and Walter A. Baldwin III.

3.
Advisor and Proceeds Sharing Agreement dated as of May 9, 2016 between Baldwin Krystyn Sherman Partners, LLC and Jennifer Baldwin as amended by the Amendment to Employment and Proceeds Sharing Agreement dated effective as of October 28, 2019.

4.
Trevor Baldwin and Lowry Baldwin are father/son and key executives. Tom Krystyn, a benefits advisor, is the brother to Elizabeth Krystyn, a founding shareholder. Matt Montoya, an advisor, is son to Will Montoya, who is a BKS shareholder.

Schedule 3.20(a)

Section 21.    Capitalization

Capitalization of Baldwin Risk Partners, LLC:

Name	Units	Percentage Share
Baldwin Insurance Group Holdings, LLC	18,933,907	30.5152%
Laura R. Sherman	2,862,542	4.6135%
Laura R. Sherman GRAT 2019-1 dated September 30, 2019	152,220	0.2453%
Laura R. Sherman GRAT 2019-2 dated September 30, 2019	76,113	0.1227%
Elizabeth H. Krystyn	2,481,998	4.0002%
Elizabeth H. Krystyn 2019 Grantor Retained Annuity Trust I dated September 30, 2019	304,439	0.4907%
Elizabeth H. Krystyn 2019 Grantor Retained Annuity Trust II dated September 30, 2019	304,439	0.4907%
Trevor L. Baldwin	120,172	0.1937%
Kristopher A. Wiebeck	1,177,904	1.8984%
Kristopher A. Wiebeck 2019 Grantor Retained Annuity Trust dated September 30, 2019	495,677	0.7989%
John A. Valentine	1,268,843	2.0450%
John A. Valentine 2019 Grantor Retained Annuity Trust dated September 30, 2019	190,326	0.3067%
Daniel Galbraith	1,376,592	2.2186%
Bradford L. Hale	120,171	0.1937%
Joseph D. Finney	337,852	0.5445%
The Villages Invesco, LLC	3,077,559	4.9600%
Christopher J. Stephens	1,927	0.0031%
Matthew Hammer	130,263	0.2099%
WMTHCS & Associates, LLC	202,765	0.3268%
Amy Ingram	36,052	0.0581%
Kelly Nash	20,995	0.0338%
William Taulbee	71,429	0.1151%
Mark Webb	13,004	0.0210%
Richard Russo	17,900	0.0288%
Fiduciary Partners Retirement Group, Inc.	45,536	0.0734%
KMW Consulting, LLC	35,751	0.0576%
W. David Cox	10,714	0.0173%
Michael P. Ryan	10,714	0.0173%
Insurance Affordable, Inc.	412,397	0.6646%
Brian Brennan	16,541	0.0267%
Clinton Durst	11,024	0.0178%
Ken Spraggins	11,024	0.0178%
Drew Armacost	11,024	0.0178%
Insurance Agencies of the Villages, Inc.	3,186,246	5.1352%
Ryan Insurance & Financial Services, Inc.	35,140	0.0566%
CRB Insurance, LLC	180,527	0.2909%
Robert J. Wentzell Family Partnership	16,076	0.0259%
Robert C. Wentzell	16,076	0.0259%
Foundation Insurance of Florida, LLC	371,429	0.5986%
Millennial Specialty Holdco, LLC	4,285,714	6.9071%
AB Risk Holdco, Inc.	663,686	1.0696%
Emmanuel Lauria	7,143	0.0115%
iPEO Solutions LLC	86,384	0.1392%
BRP Group, Inc.	18,859,300	30.3949%
TOTALS	62,047,535	100%

Direct and Indirect Subsidiaries of Baldwin Risk Partners, LLC:

(a) Entity Name	(b) Subsidiary	% Ownership
Section 22. Baldwin Risk Partners, LLC
	Baldwin Krystyn Sherman Partners, LLC	100%
	BRP Colleague Inc.	100%
	BRP Insurance Intermediary Holdings, LLC	100%
	BRP Main Street Insurance Holdings, LLC	100%
	BRP Medicare Insurance Holdings, LLC	100%

Section 23. Baldwin Krystyn Sherman Partners, LLC
	BKS D&M Holdings, LLC	100%
	BRP D&M Insurance, LLC (Subsidiary of BKS D&M Holdings, LLC)	100%
	BKS – IPEO JV Partners, LLC	100%
Section 24.	BKS MS, LLC	60%
	BKS Partners Galati Marine Solutions, LLC	51%
	BKS Partners Private Risk Group LLC	100%
	BKS Smith, LLC	60%
	BKS Financial Services Holdings, LLC	100%
	BKS Financial Investments, LLC (Subsidiary of BKS Financial Services Holdings, LLC)	100%
	BKS Securities, LLC (Subsidiary of BKS Financial Services Holdings, LLC)	100%
	League City Office Building, LLC	100%

BRP Insurance Intermediary Holdings, LLC
	AB Risk Specialist, LLC	100%
	KB Risk Solutions, LLC (Subsidiary of AB Risk Specialist, LLC)	100%
	Millennial Specialty Insurance, LLC	100%

Section 25. BRP Main Street Insurance Holdings, LLC
	BRP Affordable Home Insurance, LLC	100%
	BRP Black Insurance, LLC	100%
	BRP Bradenton Insurance, LLC	100%
	BRP Ryan Insurance, LLC	100%
	Laureate Insurance Partners, LLC	45%
	The Villages Insurance Partners, LLC	100%
	BRP Foundation, LLC	100%

Section 26. BRP Medicare Insurance Holdings, LLC
	BRP Medicare Insurance, LLC	100%
	BRP Medicare Insurance II, LLC	100%
	BRP Medicare Insurance III, LLC	100%

Schedule 3.20(b)-(c)

Section 27.    Planned Issuances; Voting and Transfer Rights; Preemptive Rights and Registration Rights

Operating agreements of the Loan Parties contain voting, transfer and preemptive provisions.

Members of Borrower have the redemption rights set forth in Article 10 of the BRP Operating Agreement.

Schedule 9.01

Section 28.    Disqualified Stock

Nothing to disclose

Schedule 9.15

Section 29.    Existing Lease Obligations

Section 30.
Section 31.

1.	4010 W Boy Scout Boulevard Suite 200 Tampa, FL 33607

2.	1277 N Semoran Blvd Orlando, FL 32807

3.	2625 McCormick Drive Suite 104 Clearwater, FL 33759

4.	6442 Commerce Park Drive Fort Myers, FL 33966

5.	9045 Strada Stell Court Naples, FL 34109

6.	1185 Immokalee Road Naples, FL 34110

7.	105 E Robinson St. Suite 500 Orlando, FL 32801

8.	42 Business Centre Drive Unit #401 Miramar Beach, FL 32550

9.	1400 Ballard Park Drive Bradenton, FL 34205

10.	302 W New York Avenue Deland, FL 32720

11.	117 N US Highway 441, Lady Lake, FL 32159

12.	8399 SW 80TH St, Suite 17 Ocala, FL 34481

13.	1916 Highland Oaks Boulevard Lutz, FL 33559

14.	1737 SW 17th St Ocala, FL 34471

15.	42880 Crescent Loop Suite 120, Babcock Ranch, FL 33982

16.	13630 Sachs Avenue, Suite 100

17.	235 Citrus Tower Blvd, Suite 103 Clermont, FL 34711

18.	3400 Southern Trace The Villages, FL 32160

19.	2619 & 2617 West Torch Lake Drive The Villages, FL 32162

20.	319 Colony Boulevard The Villages, FL 32162

21.	1031 Lake Sumter Landing The Villages, FL 32162

22.	8740 SE 165th Mulberry Lane The Villages, FL 32162

23.	3513 Wedgewood Lane The Villages, FL 32162

24.	973 Del Mar Drive The Villages, FL 32159

25.	5411 Beaumont Center Blvd. Tampa, FL 33634

26.	6600 US Highway 19 New Port Richey, FL 34652

27.	4211 West Boy Scout Boulevard Tampa, FL 33607

28.	2328 Strand Street, Suites 220 & 250 Galveston, TX 77550

29.	10260 Westheimer Rd Ste 180 Houston, TX 77042

30.	2100 Third Avenue North, Suite 1000 Birmingham, AL 35203

31.	4994 Lower Roswell Road Marietta, GA 30068

32.	4233 Pablo Professional Court, Jacksonville, FL 32224

33.	4010 W Boy Scout Boulevard, 5th Floor, Tampa, FL 33607

EXHIBIT A
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Fourth Amended and Restated Credit Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and other rights of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.    Assignor:        ______________________________

2.	Assignee: ______________________________
[and is an Affiliate/Approved Fund of [identify Lender]]

3.	Borrower: Baldwin Risk Partners, LLC

4.	Administrative Agent: JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.
Credit Agreement:    The Fourth Amended and Restated Credit Agreement dated as of December 19, 2019 among Baldwin Risk Partners, LLC, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Agent, and the other parties thereto

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans
	$	$	%
	$	$	%
	$	$	%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:______________________________
Name:____________________________
Title:_____________________________

ASSIGNEE

[NAME OF ASSIGNEE]

By:______________________________
Name:___________________________
Title:_____________________________

[Consented to] and Accepted:

JPMORGAN CHASE BANK, N.A., as
Agent and Issuing Bank

By:_________________________________
Name:______________________________
Title:_______________________________

[Consented to:]

BALDWIN RISK PARTNERS, LLC, as Borrower

By:________________________________
Name:_____________________________
Title:_______________________________

ANNEX 1 to
ASSIGNMENT AND ASSUMPTION

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 19, 2019 among Baldwin Risk Partners, LLC, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Agent, and the other parties thereto

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any Subsidiary or Affiliate or any other Person obligated in respect of any Loan Document, (iv) any requirements under applicable law for the Assignee to become a lender under the Credit Agreement or any other Loan Document or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Borrower, any Subsidiary or Affiliate, or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement and under applicable law that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Arranger, the Assignor or any other Lender or any of their respective Related Parties, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Arranger, the Assignor or any other Lender or any of their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature (as defined in the Credit Agreement) or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Approved Electronic Platform (as defined in the Credit Agreement) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B-1

FORM OF LOAN REQUEST

BALDWIN RISK PARTNERS, LLC

JPMorgan Chase Bank, N.A.
10 South Dearborn, Floor L2
Suite IL1-1145
Chicago, IL, 60603-2300
Attention: ___________________
Fax No: (312) ___________

Date:

Ladies and Gentlemen:

This Borrowing Request is furnished pursuant to Section 2.03 of that certain Fourth Amended and Restated Credit Agreement dated as of December 19, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) among Baldwin Risk Partners, LLC (the “Borrower”), the other Loan Parties, the lenders party thereto and JPMorgan Chase Bank, N.A. (“Chase”), as Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Borrowing Request have the meanings ascribed thereto in the Agreement. The Borrower represents that, as of this date, the conditions precedent set forth in Section 4.03 are satisfied.

The Borrower hereby notifies Chase of its request for the following Borrowing:

1.	Aggregate Amount of the Borrowing:
$_________________

2.	Borrowing Date of the Borrowing (must be a Business Day): ____________________

3.	The Borrowing shall be a ___ ABR Borrowing or ___ Eurodollar Borrowing

4.	If a Eurodollar Borrowing, the duration of Interest Period :
One Month __________
Three Months_________
Six Months__________

5.	If the Borrowing shall be part of the ___ Working Capital Sub-Facility

BALDWIN RISK PARTNERS, LLC

By: _______________________
Name:
Title:

EXHIBIT B-2

FORM OF INTEREST ELECTION REQUEST

BALDWIN RISK PARTNERS, LLC

JPMorgan Chase Bank, N.A.
10 South Dearborn, Floor L2
Suite IL1-1145
Chicago, IL, 60603-2300
Attention: ___________________
Fax No: (312) ___________

Date:

Ladies and Gentlemen:

This Interest Election Request is furnished pursuant to Section 2.08(c) of that certain Fourth Amended and Restated Credit Agreement dated as of December 19, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) among Baldwin Risk Partners, LLC (the “Borrower”), the other Loan Parties, the lenders party thereto and JPMorgan Chase Bank, N.A. (“Chase”), as Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Borrowing Request have the meanings ascribed thereto in the Agreement.

The Borrower is hereby requesting to convert or continue certain Borrowings as follows:

1.	Borrowing to which this Interest Election Request applies:
________________________________

2.	Date of conversion/continuation (must be a Business Day): __________________, 20____
2.     Amount of Borrowings being converted/continued:        $ _______________

3.	Nature of conversion/continuation:

*	a. Conversion of ABR Borrowings to Eurodollar Borrowings

*	b. Conversion of Eurodollar Borrowings to ABR Borrowings

*	c. Continuation of Eurodollar Borrowings as such

4.	If Borrowings are being continued as or converted to Eurodollar Borrowings, the duration of the new Interest Period that commences on the conversion/continuation date:
One Month     __________    Three Months    __________    Six Months    __________

5.	The undersigned officer of Borrower certifies that, both before and after giving effect to the request above, no Default or Event of Default has occurred and is continuing under the Agreement.

BALDWIN RISK PARTNERS, LLC

By: _______________________
Name:
Title:

EXHIBIT D-1

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Fourth Amended and Restated Credit Agreement dated as of December 19, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Baldwin Risk Partners, LLC, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) no payment in connection with any Loan Document is effectively connected with the undersigned’s conduct of a United States trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate prior to the first payment to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:_________________________
Name:_______________________
Title:________________________

Date: ________ __, 20[ ]

EXHIBIT D-2

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Fourth Amended and Restated Credit Agreement dated as of December 19, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Baldwin Risk Partners, LLC, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) no payment in connection with any Loan Document is effectively connected with the undersigned’s conduct of a United States trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate prior to the first payment to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:_________________________
Name:_______________________
Title:________________________

Date: ________ __, 20[ ]

EXHIBIT D-3

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Fourth Amended and Restated Credit Agreement dated as of December 19, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Baldwin Risk Partners, LLC, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its direct or indirect partners/members claiming the portfolio interest exemption (its “Applicable Partners/Members”) is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its Applicable Partners/Members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its Applicable Partners/Members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) no payment in connection with any Loan Document is effectively connected with the conduct of a United States trade or business by the undersigned or any of its Applicable Partners/Members.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by a withholding statement together with an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate prior to the first payment to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:_________________________
Name:_______________________
Title:________________________

Date: ________ __, 20[ ]

EXHIBIT D-4

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Fourth Amended and Restated Credit Agreement dated as of December 19, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Baldwin Risk Partners, LLC, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its direct or indirect partners/members claiming the portfolio interest exemption (its “Applicable Partners/Members”) is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its Applicable Partners/Members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its Applicable Partners/Members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) no payment in connection with any Loan Document is effectively connected conduct of a United States trade or business by the undersigned or any of its Applicable Partners/Members.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by a withholding statement together with an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate prior to the first payment to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:_________________________
Name:_______________________
Title:________________________

Date: ________ __, 20[ ]

EXHIBIT E

COMPLIANCE CERTIFICATE
JPMorgan Chase Bank, N.A.
10 South Dearborn St.
Chicago, IL, 60603
Attention: Omolola Eneh

To Whom it May Concern:

Reference is made to the Fourth Amended and Restated Credit Agreement dated as of December 19, 2019 (as amended, supplemented or restated, the “Loan Agreement”), among Baldwin Risk Partners, LLC, as Borrower, JPMorgan Chase Bank, N.A., as Agent, and the Lenders party thereto. Unless defined herein, all capitalized terms have the meanings given to such terms in the Loan Agreement.

The undersigned Borrower, pursuant to the Loan Agreement, hereby delivers this Compliance Certificate for the testing period ending , , 2019.

Borrower certifies and warrants to Agent that the statements, calculations and amounts set forth in Schedule 1 hereto (which schedule is hereby incorporated herein) are true, correct and complete in accordance with 6.22 and the other provisions of the Loan Agreement (each line item computed in accordance with the provisions more particularly set forth in the Loan Agreement). Borrower further certifies and warrants to Agent that Borrower and Guarantors’ are in compliance with the financial covenants set forth in Section 6.22 of the Loan Agreement.

Further, Borrower certifies and warrants to Agent that, as of the date hereof, (a) no Default or Potential Default exists, (b) no Litigation exists with respect to Borrower or any Guarantor which, if adversely determined, could reasonably be expected to result in a Material Adverse Event and (c) no Material Adverse Event exists and no event has occurred which could reasonably be expected to cause a Material Adverse Event.

IN WITNESS WHEREOF the Borrower has caused this Compliance Certificate to be executed and delivered by its duly authorized officer on , , 2019.

BORROWER:
BALDWIN RISK PARTNERS, LLC,
a Delaware limited liability company
By:
Kris Wiebeck, Chief Financial Officer

SCHEDULE 1
to Compliance Certificate
See attached.

EXHIBIT F
[RESERVED]

EXHIBIT G
LENDER: [●]
PRINCIPAL AMOUNT: $[●]
[FORM OF]

NOTE
New York, New York
[Date]
FOR VALUE RECEIVED, the undersigned, BALDWIN RISK PARTNERS, LLC., a Delaware limited liability company (“Borrower”), hereby severally promises to pay to the Lender set forth above (the “Lender”) or its registered assigns, in immediately available funds at the main office in New York, New York of the Agent (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Fourth Amended and Restated Credit Agreement, dated as of December 19, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, the Guarantors party thereto from time to time, JPMorgan Chase Bank, N.A., as Agent and Issuing Bank, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”)) (A) on the dates set forth in the Credit Agreement, the lesser of (i) the principal amount set forth above and (ii) the aggregate unpaid principal amount of all Revolving Loans made by the Lender to Borrower pursuant to the Credit Agreement, and (B) interest from the date hereof on the principal amount from time to time outstanding on each such Revolving Loan at the rate or rates per annum and payable on such dates, as provided in the Credit Agreement.
Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in (and to the extent required by) the Credit Agreement.
Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.
All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of Borrower under this note.
This note is one of the Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

BALDWIN RISK PARTNERS, LLC.
By:
Name:
Title:

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making the Notation

FOURTH AMENDED AND RESTATED
SECURITY AGREEMENT
THIS FOURTH AMENDED AND RESTATED SECURITY AGREEMENT (as amended, restated, modified or supplemented and in effect from time to time, this “Agreement”) is entered into as of December 19, 2019, by and among BALDWIN RISK PARTNERS, LLC, a Delaware limited liability company (the “Company” or “Borrower”), each entity identified on Exhibit A hereto (each a “Grantor”, and collectively, the “Grantors”), and the other debtors from time to time party to this Agreement (together with the Company and the Grantors, each, individually and collectively, “Debtor”), and JPMORGAN CHASE BANK, N.A., as Agent (as defined in the Loan Agreement), for the ratable benefit of the Lenders and the other Secured Parties (as each such term is defined in the Loan Agreement) (as successor to the Former Agent and together with any successor Agent under the Loan Agreement, the “Secured Party”).
W I T N E S S E T H:
WHEREAS, the Borrower, Agent and Lenders have entered into that certain Fourth Amended and Restated Credit Agreement of even date herewith, pursuant to an Amendment and Restatement Agreement of even date herewith among Borrower, the Agent, the Former Agent and the Lenders (as from time to time amended, restated, supplemented or otherwise modified, the “Loan Agreement”);
WHEREAS, this Agreement is executed and delivered pursuant to the requirements of the Loan Agreement, and this Agreement modifies, amends and restates (i) the Security Agreement between Cadence Bank, N.A. (the “Former Agent”) and Baldwin Risk Partners, LLC dated October 9, 2015, (ii) the Security Agreement between Former Agent and BRP Medicare Insurance, LLC dated October 9, 2015, (iii) the Security Agreement between Former Agent and BRP Medicare Insurance II, LLC dated October 9, 2015, (iv) the Security Agreement between Former Agent and Baldwin Krystyn Sherman Partners, LLC dated October 9, 2015, (v) the Security Agreement between Former Agent and BKS Partners Private Risk Group, LLC dated October 9, 2015, (vi) the Amended and Restated Security Agreement between Former Agent, Borrower and the Grantors party thereto dated April 18, 2016, (v) the Second Amended and Restated Security Agreement between Former Agent, Borrower and the Grantors party thereto dated May 31, 2018 and (vi) the Third Amended and Restated Security Agreement between Former Agent, Borrower and the Grantors party thereto dated March 13, 2019 (collectively, the “Prior Security Agreements”);
WHEREAS, Lenders are unwilling to extend the Loans or otherwise grant or continue any credit to the Company unless the Company and the Grantors execute this Agreement in favor of the Agent for the ratable benefit of the Lenders and the other Secured Parties (as defined in the Loan Agreement);
WHEREAS, each Grantor other than the Borrower is a subsidiary or affiliate of the Borrower and shares a community of economic interest and derives substantial economic benefit from dealings with the Borrower and will materially benefit from the Borrower receiving the Loans from Lenders;
WHEREAS, each Debtor has reviewed, understood and approved all of the terms and conditions of the Loan Agreement and all other Loan Documents, including, but not limited to, this Agreement, and each Debtor has been afforded the full and fair opportunity to consult with independent legal counsel of Debtor’s own choice with respect to each and all of such matters and documents and has done so to the extent deemed appropriate by Debtor; and
WHEREAS, the execution and delivery of this Agreement by Debtor is a condition precedent to the obligation of the Lenders to extend credit to the Company pursuant to the Loan Agreement.
NOW, THEREFORE, in consideration of the foregoing and as an inducement to Secured Party and Lenders to enter into the Loan Agreement and extend credit to the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Definitions.
(a)    When used herein, the terms Account, Account Debtor, Certificated Security, Chattel Paper, Commercial Tort Claim, Deposit Account, Document, Electronic Chattel Paper, Equipment, Financial Asset, Fixtures, Goods, Health-Care-Insurance Receivable, Inventory, Instrument, Investment Property, Letter of Credit Rights, Payment Intangibles, Proceeds, Security, Security Entitlement, Supporting Obligations and Uncertificated Security have the respective meanings assigned thereto in the UCC (as defined below).
(b)    Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Loan Agreement.
(c)    The following terms have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):
Collateral means all property and rights of Debtor in which a security interest is granted hereunder. Notwithstanding anything herein to the contrary, in no event shall “Collateral” include, and Debtor shall not be deemed to have granted a security interest in, (i) any contract, lease, license or other agreement which by its terms prohibits the granting of a security interest therein, (ii) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant, attachment or enforcement of a Lien thereon would, under applicable federal law, impair the registrability of such applications or the validity or enforceability of registrations issuing from such applications and (iii) motor vehicles and other assets subject to certificates of title; provided, however, that notwithstanding the foregoing, the term “Collateral” shall include any and all proceeds arising from such excluded property to the extent that the assignment or encumbering of such proceeds is not subject to the same or similar prohibitions or restrictions.
Computer Hardware and Software means all of Debtor’s rights (including rights as licensee and lessee) with respect to: (i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (ii) all software programs designed for use on the computers and electronic data processing hardware described in clause (i) above, including all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) any firmware associated with any of the foregoing; and (iv) any documentation for hardware, software and firmware described in clauses (i), (ii) and (iii) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.
Default means the occurrence of a Default under Article VII of the Loan Agreement.
Foreign Filing Offices is defined in Section 3.
General Intangibles means all of Debtor’s “general intangibles” as defined in the UCC and, in any event, includes, without limitation, all of Debtor’s Trademarks, Patents, copyrights, trade secrets, customer lists, inventions, designs, software, software programs, mask works, goodwill, registrations, licenses, franchises, tax refund claims, guarantee claims, Payment Intangibles, security interests and rights to indemnification.
Intellectual Property means all past, present and future: trade secrets and other proprietary information; Trademarks; copyrights (including copyrights for computer programs and software) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights; unpatented inventions (whether or not patentable); Patents; industrial designs, industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; and all common Law and other rights throughout the world in and to all of the foregoing.
Joinder Agreement means a joinder agreement in form and substance reasonably acceptable to Agent.
Non-Tangible Collateral means, collectively, Debtor’s Accounts and General Intangibles.
Obligation or Obligations means “Obligation” as defined in the Loan Agreement, which definition is hereby incorporated herein.
Obligor means a Person that, with respect to an obligation secured by a security interest in the Collateral, (a) owes payment or other performance on the obligation, (b) has provided property or other security or credit support other than the Collateral to secure payment or other performance of the obligation, or (c) is otherwise accountable in whole or in part for payment or other performance of the obligation. The term does not include issuers or nominated persons under a letter of credit.
Organizational I.D. Number means the organizational identification number assigned to Debtor by the applicable governmental unit or agency of the jurisdiction of organization for Debtor.
Patents means all of the following now owned or hereafter acquired by Debtor: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use, sell and/or exclude others from making, using and/or selling the inventions disclosed or claimed therein.
Permitted Liens is defined in the Loan Agreement.
Perfection Certificate means any perfection certificate required by Secured Party to be executed and delivered by any Debtor from time to time hereunder, in a form acceptable to Secured Party.
Receivable(s) means all Accounts and all right, title and interest in any returned goods, together with all right, title, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens, charges, encumbrances and pledges, whether voluntary or involuntary, in each ease whether now existing or owned or hereafter arising or acquired.
Security Interest is defined in Section 2.
Trademarks means all of the following now owned or hereafter acquired by a Debtor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, Internet domain names, fictitious business names, trade styles, trade dress, logos, slogans, indicia and other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, (b) all goodwill associated therewith or symbolized thereby, and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.
Type of Organization means the kind or type of entity of Debtor, such as a corporation, limited partnership or limited liability company.
UCC means the Uniform Commercial Code as in effect in the State of New York on the date of this Agreement, as it may be amended or modified from time to time hereafter; provided, however, that, as used in Section 5 hereof, UCC shall mean the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.
Section 2.    Grant of Security Interest.
As security for the payment and performance of the Obligation, Debtor hereby assigns to Secured Party, and grants to Secured Party, and confirms its prior grant to Secured Party of, a continuing security interest (the “Security Interest”) in, all of the assets and properties of Debtor whether now or hereafter existing or acquired, regardless of where located including, without limitation, all of Debtor’s:
(a)    Accounts (including also, without any limitation, any dividends, distributions, return of capital payments, profits, or other right to receive money from any subsidiary, affiliate or investment of any kind whatsoever, as well as any contract rights, health-care insurance receivables, and any and all other rights to payment of every kind now existing or at any time hereafter arising);
(b)    Certificated Securities;
(c)    Chattel Paper, including Electronic Chattel Paper;
(d)    Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;
(e)    Commercial Tort Claims;
(f)    Deposit Accounts;
(g)    Documents of Title;
(h)    Financial Assets;
(i)    General Intangibles;
(j)    Goods (including all of its Equipment, Fixtures and Inventory), and all embedded software, accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;
(k)    Instruments;
(l)    Intellectual Property;
(m)    Investment Property;
(n)    Letter of Credit Rights;
(o)    money (of every jurisdiction whatsoever);
(p)    Security Entitlements;
(q)    Supporting Obligations;
(r)    Uncertificated Securities; and
(s)    to the extent not included in the foregoing, all other personal property of any kind or description;
together with all books, records, writings, databases, information and other property of Debtor relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing; provided, however, that to the extent that the provisions of any lease or license of Computer Hardware and Software or Intellectual Property expressly prohibit the assignment thereof, or the grant of a security interest therein, Debtor shall not be deemed to have granted a security interest therein (other than in respect of the Proceeds thereof to the extent that the assignment or encumbering of such proceeds is not subject to the same or similar prohibitions or restrictions) for so long as such prohibition continues.
Section 3.    Representations and Warranties. Debtor represents and warrants to Secured Party, jointly and severally as of the Amendment and Restatement Effective Date, that:
(a)    Except as disclosed to Secured Party in writing by the Company prior to the Closing Date, no financing statement (other than any which may have been filed on behalf of Secured Party) with respect to Debtor or the Collateral is on file in any public office.
(b)        Debtor is and will be the lawful owner of the Collateral, free of all liens, claims, security interests and encumbrances whatsoever, other than the security interest hereunder and Permitted Liens, and Debtor has full power and authority to execute this Agreement and perform its obligations hereunder, and to subject the Collateral to the security interest hereunder.
(c)    All information with respect to Collateral and Account Debtors set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by Debtor to Secured Party pursuant to this Agreement is and will be true, correct and complete in all material respects as of the date furnished.
(d)    The execution and delivery of this Agreement and the performance by Debtor of its obligations hereunder (i) are within Debtor’s corporate, company or partnership powers, (ii) have been duly authorized by all necessary corporate, company or partnership action, as applicable, (iii) do not require action by, or filing with, any Governmental Authority or any action by any other Person (other than any action taken or filing made on or before the Closing Date), (iv) do not violate any provision of Law, and (v) do not materially violate, or constitute a material breach of, the articles of incorporation, certificate of formation, by-laws, limited liability company agreement, limited partnership agreement or any similar governing documents of Debtor or of any material agreement, indenture, instrument or other document, or any material judgment, order or decree, which is binding upon Debtor.
(e)    This Agreement is a legal, valid and binding obligation of Debtor, enforceable in accordance with its terms, except that the enforceability of this Agreement may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at Law).
(f)    The Security Interest in the Collateral created by this Agreement will be duly perfected once the action required for perfection under applicable Law has been taken. The creation, attachment and perfection of the Security Interest do not require the consent of any third party (other than with respect to the attachment and perfection of any Security Interest which requires control under the UCC (including deposit and securities accounts)). Once perfected, the Security Interest will constitute a first priority lien on the Collateral.
(g)    Debtor’s chief executive office and principal place of business are located at, and the Collateral is located or domiciled at, 4010 W. Boy Scout Blvd., Suite 200, Tampa, Florida 33607. The failure of the description of locations of Collateral to be accurate or complete will not impair the Security Interest in such Collateral.
(h)    Each Debtor is duly organized, validly existing and in good standing under the Laws of the state of its organization.
(i)    Debtor’s exact legal name is as set forth on the signature pages of this Agreement.
(j)    To Debtor’s knowledge, Schedule 1 attached hereto contains a true and complete listing of all of Debtor’s Intellectual Property that is subject to registration statutes. To the knowledge of Debtor, (i) there is no pending or threatened claim by any third party that any of the material Intellectual Property Collateral owned, held or used by Debtor is invalid or unenforceable, and (ii) all material registrations are valid and in full force and effect.
(k)    To Debtor’s knowledge, Schedule 2 hereto contains a complete listing of all of Debtor’s Instruments, Investment Property, Letter-of-Credit Rights, Chattel Paper, Documents of Title and Commercial Tort Claims.
(l)    Schedule 3 hereto contains a complete listing of all of Debtor’s Deposit Accounts and other bank accounts, including locations and applicable account numbers.
(m)    Debtor has good and indefeasible and merchantable title to and ownership of all of its Equipment. None of Debtor’s Equipment is (i) a Fixture to real estate unless such real estate is owned by Debtor and is subject to a mortgage in favor of Secured Party, or if such real estate is leased, is subject to a landlord’s agreement in favor of Secured Party, or (ii) an accession to other personal property unless such personal property is subject to a first priority lien in favor of Secured Party.
(n)    To Debtor’s knowledge, the amounts due Debtor under the Collateral are not subject to any material setoff, counterclaim, defense, allowance or adjustment (other than discounts for prompt payment shown on the invoice) or to any material dispute, objection or complaint by any Account Debtor or other Obligor.
(o)    To Debtor’s knowledge, Debtor has full rights to use the Patents and Trademarks and all Patents and Trademarks owned, controlled or acquired by Debtor or which Debtor has a right to use are: (i) subsisting and have not been adjudged or claimed to be invalid or unenforceable (either in whole or in part) and Debtor is not aware of any basis for such a claim, (ii) valid and enforceable, (iii) in the name of Debtor, (iv) properly recorded and/or filed in the United States Patent and Trademark Offices, and (v) Debtor has taken all necessary steps to properly record or file ownership in the name of Debtor in the proper foreign filing offices (the “Foreign Filing Offices”) with respect to foreign Patents and Trademarks, as appropriate.
(p)    To Debtor’s knowledge, no claim has been made that the ownership or use of any of the Patents and Trademarks owned by Debtor, or the manufacture, use or sale of any product made in accordance therewith or service rendered thereunder, does or may violate the rights of any third Person, and Debtor has no knowledge of any third party rights which may be infringed or otherwise violated by the use of any of the Patents and Trademarks.
(q)    The delivery at any time by Debtor to Secured Party of Collateral or of additional specific descriptions of certain Collateral will constitute a representation and warranty by Debtor to Secured Party under this Agreement that the representations and warranties in this Section 3 are true and correct in all material respects with respect to each item of such delivered Collateral.
(r)    To Debtor’s knowledge, Debtor has properly completed all required filings, payments, renewals and obligations in the United States Patent and Trademark Office or the appropriate Foreign Filing Office, as the case may be, to maintain its Patents and Trademarks as fully valid and enforceable.
(s)    The statements, information and representations made or included in any certificate or any other certificate delivered under or pursuant to this Agreement are true, correct and complete.
Section 4.    Certificates, Schedules and Reports. At any time, and from time to time, Debtor shall complete, execute and deliver to Secured Party a Perfection Certificate upon the reasonable request of Secured Party, within 10 days of any such request. Debtor will from time to time deliver to Secured Party such schedules, certificates and reports respecting all or any of the Collateral at the time subject to the security interest hereunder, and the items or amounts received by Debtor in full or partial payment of any of the Collateral, as Secured Party may request. Any such schedule, certificate or report shall be executed by a duly authorized officer of Debtor and shall be in such form and detail as Secured Party may reasonably specify.
Section 5.    Agreements of Debtor.
(a)    Debtor, at Secured Party’s request, at any time and from time to time, shall execute and deliver to Secured Party such financing statements, amendments and any other documents, including Instruments, and do such acts as Secured Party deems reasonably necessary in order to establish and maintain valid, attached and perfected first priority security interests in the Collateral in favor of Secured Party, free and clear of all Liens and claims and rights of third parties whatsoever except Permitted Liens. Debtor hereby irrevocably authorizes Secured Party at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto that (i) indicate the Collateral (A) as “all assets of Debtor,” “the Collateral described in the Security Agreement” or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed, or (B) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including, without limitation, (A) whether Debtor is an organization, the Type of Organization and the Organization ID Number issued to Debtor and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral to be extracted or timber to be cut, a sufficient description of the real property to which the Collateral relates. Debtor further ratifies and affirms its authorization for any financing statements and/or amendments thereto that Secured Party has filed in any jurisdiction prior to the date of this Agreement relating to the Collateral.
(b)    During the term of this Agreement, Debtor agrees to:
(i)    Comply with the requirements set forth in Section 3.01 of the Loan Agreement, which are incorporated herein;
(ii)    keep its records concerning the Non-Tangible Collateral in such a manner as will enable Secured Party or its designees to reasonably determine at any time the status of the Non-Tangible Collateral;
(iii)    maintain a current record of the location of all Collateral and furnish Secured Party such information concerning Debtor, the Collateral and the Account Debtor as Secured Party may from time to time reasonably request;
(iv)    comply with Section 5.03 of the Loan Agreement;
(v)    upon request of Secured Party, stamp on its records concerning the Collateral, and add on all Chattel Paper and Instruments constituting a portion of the Collateral, a notation, in Proper Form, of the security interest of Secured Party hereunder;
(vi)    promptly notify Secured Party after Debtor becomes aware of any Default or Potential Default;
(vii)    not incur, create or permit to exist any Lien on any Collateral other than Permitted Liens;
(viii)    keep all of its Inventory and other Goods insured in accordance with the requirements of Sections 3.11 and 5.08 of the Loan Agreement;
(ix)    [reserved];
(x)    [reserved];
(xi)    promptly pay when due all license fees, registration fees, taxes, assessments and other charges which may be levied upon or assessed against the ownership, operation, possession, maintenance or use of its Equipment and other Goods except to the extent the validity thereof is being contested in good faith and adequate reserves are being maintained in connection therewith;
(xii)    [reserved];
(xiii)    [reserved];
(xiv)    take all steps reasonably necessary to protect, preserve and maintain all of its rights in the Collateral;
(xv)    keep all of the tangible Collateral in the United States;
(xvi)    upon the request of Secured Party, promptly execute such other documents, and do such other acts or things deemed appropriate by Secured Party to deliver to Secured Party control with respect to any Collateral obtained after the date hereof (other than property excluded pursuant to the terms of Section 2) consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights or Electronic Chattel Paper;
(xvii)    upon the request of Secured Party, promptly execute such other documents, and do such other acts or things deemed appropriate by Secured Party to deliver to Secured Party possession of any Documents of Title obtained after the date hereof which are negotiable and Instruments, and, with respect to nonnegotiable Documents of Title obtained after the date hereof, to have such nonnegotiable Documents of Title issued in the name of Secured Party;
(xviii)    [reserved];
(xix)    [reserved];
(xx)    comply with the requirements of Section 5.14 of the Loan Agreement;
(xxi)    take other action reasonably requested by Secured Party to ensure the attachment, perfection and, first priority of, and the ability of Secured Party to enforce, the security interests in any and all of the Collateral including, without limitation:
(1)    executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that Debtor’s signature thereon is required therefor;
(2)    complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Secured Party to enforce, the security interests in such Collateral;
(3)    using commercially reasonable efforts to obtain governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other Person obligated on Collateral;
(4)    using commercially reasonable efforts to obtain waivers from mortgagees and landlords in form and substance satisfactory to Secured Party; and
(5)    taking all actions required by the UCC in effect from time to time or by other Law, as applicable in any relevant UCC jurisdiction, or by other Law as applicable in any foreign jurisdiction;
(xxii)    not change its state of formation or organization or Type of Organization without providing Secured Party with at least ten (10) days’ prior written notice; and
(xxiii)    not change its legal name without providing Secured Party with at least thirty (30) days’ prior written notice.
(c)    Any reasonable expenses incurred in protecting, preserving or maintaining any Collateral shall be borne by Debtor. Except as otherwise expressly set forth in Section 2, whenever a Default shall be existing, Secured Party shall have the right to bring suit to enforce any or all of the Intellectual Property or licenses thereunder, in which event Debtor shall at the request of Secured Party do any and all lawful acts and execute any and all proper documents required by Secured Party in aid of such enforcement and Debtor shall promptly, upon demand, reimburse and indemnify Secured Party for all costs and expenses incurred by Secured Party in the exercise of its rights under this Section 5. Notwithstanding the foregoing, Secured Party shall have no obligation or liability regarding the Collateral or any part thereof by reason of, or arising out of, this Agreement.
Section 6.    Default; Rights and Remedies of Secured Party upon a Default. If a Default shall have occurred and be continuing, Secured Party shall have the following rights and remedies:
(a)    Secured Party may exercise any or all of the remedies available to it under this Agreement, the other Loan Documents, at Law, in equity or otherwise;
(b)    Secured Party may request that Debtor direct that all Receivables be paid directly to a lock box account established with, or for the benefit of, Secured Party;
(c)    Debtor shall hold in trust (and not commingle with its other assets) for Secured Party all Collateral that is Chattel Paper, Instruments or Documents of Title at any time received by it and promptly deliver same to Secured Party, unless Secured Party at its option gives Debtor written permission to retain such Collateral; at Secured Party’s request, each contract, Chattel Paper, Instrument or Document so retained shall be marked to state that it is assigned to Secured Party and each instrument shall be endorsed to the order of Secured Party (but failure to so mark or endorse shall not impair the Security Interest);
(d)    So long as a Default is continuing, Debtor irrevocably appoints Secured Party its true and lawful attorney with full power of substitution, in the name of Debtor, for the sole use and benefit of Secured Party, but at Debtor’s expense, to the extent permitted by Law, to file claims under any insurance policies of Debtor, to receive, receipt and give acquittance for any payments that may be payable under any insurance policy or contract (and to collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return), and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies;
(e)    So long as a Default is continuing, Debtor irrevocably appoints Secured Party its true and lawful attorney with full power of substitution, in the name of Debtor, for the sole use and benefit of Secured Party, but at Debtor’s expense, to the extent permitted by Law, to exercise, all or any of the following powers with respect to all or any of Debtor’s Collateral (to the extent necessary to pay the Obligations in full):
(i)    to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof;
(ii)    to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;
(iii)    to take control of, sell, lease, license or otherwise dispose of the same or the Proceeds thereof, as fully and effectually as if Secured Party were the absolute owner thereof;
(iv)    to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto;
(v)    to endorse Debtor’s name on any notes, acceptances, checks, drafts, money orders or other evidences of payment on Collateral that may come into Secured Party’s possession;
(vi)    to sign Debtor’s name on any invoice or bill of lading relating thereto, on any drafts against Obligors or other Persons making payment with respect thereto, on assignments and verifications of accounts or other Collateral and on notices to Obligors making payment with respect thereto;
(vii)    to send requests for verification of obligations to any Obligor; and
(viii)    to do all other acts and things reasonably necessary to carry out the intent of this Agreement;
(f)    provided, however, that, except in the case of Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give Debtor at least ten (10) days’ prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made. If, following the occurrence of a Default, any Obligor or Account Debtor fails to make payment on any Collateral when due, Secured Party is authorized, in its sole discretion, either in its own name or in Debtor’s name, to take such action as Secured Party reasonably shall deem appropriate for the collection of any amounts owed with respect to Collateral or upon which a delinquency exists. Regardless of any other provision of this Agreement, however, Secured Party shall not be liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to Collateral except for its own fraud, gross negligence, or willful misconduct, nor shall it be under any duty to anyone except Debtor to account for funds that it shall actually receive under this Agreement. A receipt given by Secured Party to any Obligor or Account Debtor shall be a full and complete release, discharge, and acquittance to such Obligor or Account Debtor, to the extent of any amount so paid to Secured Party. Secured Party may apply or set off amounts paid and the deposits against any liability of Debtor to Secured Party.
(g)    Secured Party’s sale of less than all the Collateral shall not exhaust Secured Party’s rights under this Agreement and Secured Party is specifically empowered to make successive sales until all the Collateral is sold. If the proceeds of a sale of less than all the Collateral shall be less than the Obligations, this Agreement and the Security Interest shall remain in full force and effect as to the unsold portion of the Collateral just as though no sale had been made. In the event any sale under this Agreement is not completed or is, in Secured Party’s opinion, defective, such sale shall not exhaust Secured Party’s rights under this Agreement and Secured Party shall have the right to cause a subsequent sale or sales to be made. Any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale under this Agreement as to nonpayment of the Obligations, or as to the occurrence of any Default, or as to Secured Party’s having declared all of such Obligations to be due and payable, or as to notice of time, place and terms of sale and the properties to be sold having been duly given, or as to any other act or thing having been duly done by Secured Party, shall be taken as prima facie evidence of the truth of the facts so stated and recited. Secured Party may appoint or delegate any one or more Persons as agent to perform any act or acts necessary or incident to any sale held by Secured Party, including the sending of notices and the conduct of sale, but such acts must be done in the name and on behalf of Secured Party. In connection with the sale of Collateral that constitutes Securities, Secured Party is authorized, but not obligated, to limit prospective purchasers to the extent deemed necessary or desirable by Secured Party to render such sale exempt from registration requirements of the Securities Act of 1933, as amended, and any applicable state securities Laws, and no sale so made in good faith by Secured Party shall be deemed not be “commercially reasonable” because so made.
(h)    In addition to any and all other rights afforded to Secured Party in this , Secured Party may exercise all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Collateral and, if cash shall be insufficient to pay all the Obligations in full, sell, lease, license or otherwise dispose of the Collateral or any part thereof in accordance with the provisions of the UCC. Notice of any such sale or other disposition shall be given to Debtor as required under this Section 6.
Section 7.    Application of Proceeds.
(a)    If a Default shall have occurred and be continuing, Secured Party may apply the proceeds of any sale or other disposition of all or any part of the Collateral, in the following order of priorities:
(i)    first, to pay the expenses of such sale or other disposition, including reasonable attorneys’ fees and other expenses, liabilities and advances incurred or made by Secured Party in connection with this Agreement, and any other amounts then due and payable in connection with this Agreement;
(ii)    second, in the order of priority and application set forth in Section 2.19(b) of the Loan Agreement; and
(iii)    finally, to pay to Debtor, or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds of the Collateral.
Secured Party may make such distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.
(b)    All distributions made by Secured Party pursuant to this section shall be final (except in the event of manifest error).
Section 8.    Existence of Default. Regarding the existence of any Default for purposes of this Agreement, Debtor agrees that the Obligors or Account Debtors on any Collateral may rely upon written certification from Secured Party that such a Default exists and Debtor expressly agrees that Secured Party shall not be liable to Debtor for any claims, damages, costs, expenses or causes of action of any nature whatsoever in connection with, arising out of, or related to Secured Party’s exercise of any rights, powers or remedies under any Loan Document except for its own fraud, gross negligence, or willful misconduct or intentional breach by Secured Party of this Agreement or the Loan Agreement.
Section 9.    Limitation on Duty in Respect of Collateral.
(a)    Beyond the exercise of reasonable care in the custody and preservation thereof, Secured Party will have no duty as to any Collateral in its possession or control or in the possession or control of any bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. Secured Party will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any bailee selected by Secured Party in good faith or by reason of any act or omission by Secured Party pursuant to instructions from Debtor, except to the extent that such liability arises from Secured Party’s gross negligence or willful misconduct.
(b)    To the extent that applicable Law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, Debtor acknowledges and agrees that it is not commercially unreasonable for Secured Party (i) to fail to incur expenses reasonably deemed significant by Secured Party to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other Law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, including, without limitation, any warranties of title, (xi) to purchase insurance of credit enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral, or to provide to Secured Party a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Collateral. Debtor acknowledges that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by Secured Party would not be commercially unreasonable in Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this section. Without limitation upon the foregoing, nothing contained in this section shall be construed to grant any right to Debtor or to impose any duties on Secured Party that would not have been granted or imposed by this Agreement or by applicable Law in the absence of this section.
(c)    The Security Interest is given to secure the prompt, unconditional and complete payment and performance of the Obligation when due, and is given as security only. Secured Party does not assume, and shall not be liable for, any of Debtor’s liabilities, duties or obligations under, or in connection with, the Collateral. Secured Party’s acceptance of this Agreement, or its taking any action in carrying out this Agreement, does not constitute Secured Party’s approval of the Collateral or Secured Party’s assumption of any obligation under or in connection with the Collateral. This Agreement does not affect or modify Debtor’s obligations with respect to the Collateral.
Section 10.    Fraudulent Conveyance. Notwithstanding anything contained in this Agreement to the contrary, Debtor agrees that if, but for the application of this Section 10, the Obligations or any Security Interest would constitute a preferential transfer under 11 U.S.C.
§ 547, a fraudulent conveyance under 11 U.S.C. § 548 (or any successor section of that statute) or a fraudulent conveyance or transfer under any state fraudulent conveyance or fraudulent transfer Law or similar Law in effect from time to time (each a “Fraudulent Conveyance”), then the Obligations and each affected Security Interest will be enforceable to the maximum extent possible without causing the Obligations or any Security Interest to be a Fraudulent Conveyance, and shall be deemed to have been automatically amended to carry out the intent of this Section 10.
Section 11.    Actions by Secured Party. Article VIII of the Loan Agreement shall govern the taking of any actions or exercise of any right or remedy by Agent in its capacity as
(a) Agent for the ratable benefit of the Lenders under the Loan Agreement, and (b) the “Secured Party” under this Agreement.
Section 12.    General.
(a)    This Agreement and the Security Interest shall remain in full force and effect until, and will terminate upon, the date on which all of the Obligation has been Paid in Full. Upon such termination, the Secured Party, will execute any termination statement with respect to any financing statement or other security document executed and filed pursuant to this Agreement. If at any time all or any part of any payment applied by Secured Party to any Obligation is or must be rescinded or returned by Secured Party for any reason whatsoever (including the insolvency, bankruptcy or reorganization of Debtor), such Obligation shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by Secured Party, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Obligation, all as though such application by Secured Party had not been made.
(b)    To the extent a Subsidiary of Debtor that is created or acquired after the Closing Date is required to join this Agreement pursuant to the Loan Agreement, Debtor agrees that it will cause each such Subsidiary, within twenty (20) days of such Subsidiary’s creation or acquisition by Debtor, to (i) execute and deliver a Joinder Agreement, agreeing to become a Debtor under this Agreement, together with supplements to the schedules hereto setting forth all relevant information with respect to such party as of the date of such delivery, (ii) execute and deliver a Perfection Certificate hereunder, if requested by Secured Party, and (iii) execute and deliver a Continuing and Unconditional Guaranty of the Obligation to the Secured Party, in the form and substance of the Continuing and Unconditional Guaranty delivered by the Guarantors to Secured Party on the date of this Agreement. Upon execution of such Joinder Agreement by each such Subsidiary, such Subsidiary shall become a Debtor for all purposes of this Agreement.
(c)    Any notice from Secured Party to Debtor, shall be delivered, and be effective, in accordance with Section 9.01 of the Loan Agreement at the address or addresses provided therein, or at such other address as Debtor shall have specified in writing to Secured Party as its address for notices hereunder.
(d)    Debtor agrees to pay all expenses, including reasonable attorney’s fees and expenses paid or incurred by Secured Party in endeavoring to collect the Obligations of Debtor, or any part thereof, and in enforcing this Agreement against Debtor, and such obligations will themselves be Obligations.
(e)    No delay on the part of Secured Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Secured Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.
(f)    THIS AGREEMENT, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE LOAN AGREEMENT), INCLUDING BUT NOT LIMITED TO, THE PROVISIONS RELATING TO GOVERNING LAW, JURY WAIVER, VENUE, AND SERVICE OF PROCESS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THE RECITALS TO THIS AGREEMENT ARE TRUE AND CORRECT AND ARE HEREBY INCORPORATED HEREIN.
(g)    The rights and privileges of Secured Party hereunder shall inure to the benefit of its successors, participants and assigns. Debtor may not assign or transfer its rights hereunder or any interest herein or delegate its duties hereunder without the prior written consent of Secured Party.
(h)    This Agreement may be executed and delivered (including by facsimile or Portable Document Format (pdf) transmission) in any number of counterparts with the same effect as if all signatories had signed the same document. Facsimile and other electronic copies of manually-signed originals shall have the same effect as manually-signed originals and shall be binding on Debtor and Secured Party. All counterparts must be construed together to constitute one and the same instrument.
(i)    At any time after the date of this Agreement, one or more additional Persons may become parties hereto by executing and delivering to Secured Party a Joinder Agreement (as provided in clause (b) above) or a counterpart of this Agreement, together with schedules or certificates setting forth all relevant information with respect to such party as of the date of such delivery. Immediately upon such execution and delivery (and without any further action), each such additional Person will become a party to, and will be bound by all the terms of, this Agreement.
(j)    It is the agreement and intent of the parties hereto that (i) this Agreement is an amendment and restatement of each of the Prior Security Agreements and neither this Agreement nor any of the other documents whose execution is contemplated hereby shall constitute a novation or in any way impair the first priority of the lien and security interest of the Prior Security Agreements and other Existing Security Documents, and (ii) that any and all sums advanced in connection with the Loan Documents shall be secured by this Agreement and the other Security Documents with the same priority as the sums originally advanced under the Original Loans and Original Loan Documents, and all existing security interests of Agent respecting all Collateral continue in full force and effect. Each Debtor acknowledges and agrees that the liens and security interests created and granted by any Debtor under the Prior Security Agreements shall continue to exist and remain valid and subsisting and shall not be impaired or released hereby and shall be governed by this Agreement.
(k)
(l)    This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, but giving effect to federal laws applicable to national banks.
[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, this Fourth Amended and Restated Security Agreement has been duly executed as of the day and year first above written.
AGENT:

JPMORGAN CHASE BANK, N.A.
By:    /s/ Edyn Hengst
Name:Edyn Hengst
Title:Authorized Officer

DEBTORS:
BALDWIN RISK PARTNERS, LLC
a Delaware limited liability company
By:    /s/ Kristopher A. Wiebeck
Name:    Kristopher A. Wiebeck
Title:    Authorized Representative
BRP MEDICARE INSURANCE, LLC
a Florida limited liability company
By:    /s/ Kristopher A. Wiebeck
Name:    Kristopher A. Wiebeck
Title:    Authorized Representative
BRP MEDICARE INSURANCE II, LLC
a Florida limited liability company
By:    /s/ Kristopher A. Wiebeck
Name:    Kristopher A. Wiebeck
Title:    Authorized Representative
BRP MEDICARE INSURANCE III, LLC
a Florida limited liability company
By:    /s/ Kristopher A. Wiebeck
Name:    Kristopher A. Wiebeck
Title:    Authorized Representative
BRP MEDICARE INSURANCE HOLDINGS,
LLC
a Florida limited liability company
By:    /s/ Kristopher A. Wiebeck
Name:    Kristopher A. Wiebeck
Title:    Authorized Representative
BALDWIN KRYSTYN SHERMAN PARTNERS, LLC
a Florida limited liability company
By:    /s/ Kristopher A. Wiebeck
Name:    Kristopher A. Wiebeck
Title:    Authorized Representative
BKS PARTNERS PRIVATE RISK GROUP,
LLC
a Florida limited liability company
By:    /s/ Kristopher A. Wiebeck
Name:    Kristopher A. Wiebeck
Title:    Authorized Representative
BRP MAIN STREET INSURANCE
HOLDINGS, LLC
a Florida limited liability company
By:    /s/ Kristopher A. Wiebeck
Name:    Kristopher A. Wiebeck
Title:    Authorized Representative
BRP RYAN INSURANCE, LLC
a Florida limited liability company
By:    /s/ Kristopher A. Wiebeck
Name:    Kristopher A. Wiebeck
Title:    Authorized Representative
BRP BRADENTON INSURANCE, LLC
a Florida limited liability company
By:    /s/ Kristopher A. Wiebeck
Name:    Kristopher A. Wiebeck
Title:    Authorized Representative
BRP AFFORDABLE HOME INSURANCE,
LLC
a Florida limited liability company
By:    /s/ Kristopher A. Wiebeck
Name:    Kristopher A. Wiebeck
Title:    Authorized Representative
BKS D&M HOLDINGS, LLC, LLC
a Florida limited liability company
By:    /s/ Kristopher A. Wiebeck
Name:    Kristopher A. Wiebeck
Title:    Authorized Representative

BRP D&M INSURANCE, LLC
a Florida limited liability company
By:    /s/ Kristopher A. Wiebeck
Name:    Kristopher A. Wiebeck
Title:    Authorized Representative
BRP INSURANCE INTERMEDIARY
HOLDINGS, LLC
a Florida limited liability company
By:    /s/ Kristopher A. Wiebeck
Name:    Kristopher A. Wiebeck
Title:    Authorized Representative
AB RISK SPECIALIST, LLC
a Florida limited liability company
By:    /s/ Kristopher A. Wiebeck
Name:    Kristopher A. Wiebeck
Title:    Authorized Representative
KB RISK SOLUTIONS, LLC
a Florida limited liability company
By:    /s/ Kristopher A. Wiebeck
Name:    Kristopher A. Wiebeck
Title:    Authorized Representative
BRP BLACK INSURANCE, LLC
a Florida limited liability company
By:    /s/ Kristopher A. Wiebeck
Name:    Kristopher A. Wiebeck
Title:    Authorized Representative
BRP COLLEAGUE INC.
a Florida corporation
By:    /s/ Kristopher A. Wiebeck
Name:    Kristopher A. Wiebeck
Title:    Authorized Representative
BKS FINANCIAL SERVICES HOLDINGS, LLC
a Florida limited liability company
By:    /s/ Kristopher A. Wiebeck
Name:    Kristopher A. Wiebeck
Title:    Authorized Representative
BKS FINANCIAL INVESTMENTS, LLC
a Florida limited liability company
By:    /s/ Kristopher A. Wiebeck
Name:    Kristopher A. Wiebeck
Title:    Authorized Representative
BKS SECURITIES, LLC
a Florida limited liability company
By:    /s/ Kristopher A. Wiebeck
Name:    Kristopher A. Wiebeck
Title:    Authorized Representative
LEAGUE CITY OFFICE BUILDING, LLC
a Florida limited liability company
By:    /s/ Kristopher A. Wiebeck
Name:    Kristopher A. Wiebeck
Title:    Authorized Representative
MILLENNIAL SPECIALTY INSURANCE, LLC
a Florida limited liability company
By:    /s/ Kristopher A. Wiebeck
Name:    Kristopher A. Wiebeck
Title:    Authorized Representative
BRP FOUNDATION, LLC
a Florida limited liability company
By:    /s/ Kristopher A. Wiebeck
Name:    Kristopher A. Wiebeck
Title:    Authorized Representative
THE VILLAGES INSURANCE PARTNERS, LLC
a Florida limited liability company
By:    /s/ Kristopher A. Wiebeck
Name:    Kristopher A. Wiebeck
Title:    Authorized Representative

EXHIBIT A
TO SECURITY AGREEMENT
Grantors:
Baldwin Risk Partners, LLC, a Delaware limited liability company
Baldwin Krystyn Sherman Partners, LLC, a Florida limited liability company
BKS Partners Private Risk Group, LLC, a Florida limited liability company
BRP Medicare Insurance Holdings, LLC, a Florida limited liability company
BRP Medicare Insurance, LLC, a Florida limited liability company
BRP Medicare Insurance II, LLC, a Florida limited liability company
BRP Medicare Insurance III, LLC, a Florida limited liability company
BRP Main Street Insurance Holdings, LLC, a Florida limited liability company
BRP Ryan Insurance, LLC, a Florida limited liability company
BRP Bradenton Insurance, LLC, a Florida limited liability company
BRP Affordable Home Insurance, LLC, a Florida limited liability company
BKS D&M Holdings, LLC, a Florida limited liability company
BRP D&M Insurance, LLC, a Florida limited liability company
BRP Insurance Intermediary Holdings, LLC, a Florida limited liability company
AB Risk Specialist, LLC, a Florida limited liability company
KB Risk Solutions, LLC, a Florida limited liability company
BRP Black Insurance, LLC, a Florida limited liability company
BKS Financial Services Holdings, LLC, a Florida limited liability company
BKS Financial Investments, LLC, a Florida limited liability company
BKS Securities, LLC, a Florida limited liability company
League City Office Building, LLC, a Florida limited liability company
Millennial Specialty Insurance, LLC, a Florida limited liability company
BRP Foundation, LLC, a Florida limited liability company
The Villages Insurance Partners, LLC, a Florida limited liability company
BRP Colleague Inc., a Florida corporation
SCHEDULE 1
Intellectual Property
Registered Trademarks:

Mark	Reg. No. or Serial No.	Reg. Date or Filing Date	Goods / Services	Current Owner
AFFORDABLE HOME INSURANCE	87/785,706	2/6/2018	Insurance agencies; Insurance agency and brokerage; Insurance brokerage.	BRP Affordable Home Insurance, LLC
	4,375,312	7/30/2013	Insurance agencies; Insurance agency and brokerage; Insurance brokerage.	BRP Affordable Home Insurance, LLC
INSIGHT BEYOND INSURANCE	4,474,670	1/28/2014	Insurance brokerage services.	Baldwin Risk Partners, LLC
FLORIDA MEDICARE OPTIONS	4,906,412	2/23/2016	Insurance agencies in the field of Medicare, Individual Health, Group Health, Dental and Life Insurance.	BRP Medicare Insurance III, LLC

SCHEDULE 2

Instruments, Investment Property, Letter-of-Credit Rights, Chattel Paper, Documents of Title and
Commercial Tort Claims
None.

SCHEDULE 3
Deposit Accounts

Bank	Acct#	Bank Account Name

See additional accounts identified in Perfection Certificate of even date herewith.

FOURTH AMENDED AND RESTATED EQUITY PLEDGE AGREEMENT
THIS FOURTH AMENDED AND RESTATED EQUITY PLEDGE AGREEMENT (as amended, restated, or supplemented from time to time, this “Agreement”) is executed as of December 19, 2019 (the “Closing Date”), by and among BALDWIN RISK PARTNERS, LLC, a Delaware limited liability company (“Borrower” or the “Company”), and each of the other Persons listed on the signature pages hereto or joining this Agreement in the capacity of “Pledgor” following the Closing Date, if any (together with Borrower, each, a “Pledgor” and, collectively, “Pledgors”), and JPMORGAN CHASE BANK, N.A., as Agent (as defined in the Loan Agreement), for the ratable benefit of the Lenders and the other Secured Parties (as each such term is defined in the Loan Agreement) (as successor to the Former Agent and together with any successor Agent under the Loan Agreement, the “Agent”).
RECITALS
A.    This Agreement is entered into in connection with that certain Fourth Amended and Restated Credit Agreement dated as of the date hereof (as amended, restated or supplemented from time to time, the “Loan Agreement”), pursuant to an Amendment and Restatement Agreement of even date herewith among Borrower, the Agent, the Former Agent and the Lenders, by and among Borrower, Agent and the Lenders, together with certain other Loan Documents, pursuant to which Lenders have agreed to make certain Loans to the Borrower on the terms and subject to the conditions set forth therein.
B.    This Agreement amends, modifies and restates (i) the Assignment and Pledge between Borrower and Cadence Bank, N.A. (the “Former Agent”) dated October 9, 2015, (ii) the Agreement not to Encumber or Transfer Equity Interests between Borrower and Former Agent dated October 9, 2015, (iii) the Amended and Restated Equity Pledge Agreement between Former Agent, Borrower and the other Pledgors thereto dated April 18, 2016, (iv) the Second Amended and Restated Equity Pledge Agreement between Former Agent, Borrower and the other Pledgors thereto dated May 31, 2018 and (v) the Third Amended and Restated Equity Pledge Agreement between Former Agent, Borrower and the other Pledgors thereto dated March 13, 2019 (the “Prior Equity Pledge Agreements”).
C.    Pledgors are the sole owners, directly or indirectly, of the Pledged Equity Securities.
D.    Pledgors have agreed to grant to Agent for the benefit of the Lenders and the other Secured Parties (as each such term is defined in the Loan Agreement) a security interest in, and pledge and assign to Agent, the Collateral described herein, to secure the payment and performance of the Obligations when due.
E.    Where applicable, the managing members, members of the board of managers, board of directors or other applicable governing body of each Pledgor have determined that such Pledgor’s execution, delivery and performance of this Agreement may reasonably be expected to benefit such Pledgor, directly or indirectly, and are in the best interests of such Pledgor.
F.    It is expressly understood among Pledgors and Agent that the execution and delivery of this Agreement is a condition precedent to the obligations of the Lenders to extend or continue credit under the Loan Agreement.
NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:
1.Certain Definitions. CAPITALIZED TERMS USED, BUT NOT DEFINED, IN THIS AGREEMENT HAVE THE MEANINGS GIVEN THEM IN THE LOAN AGREEMENT OR IN THE UCC. If the definition given a term in the Loan Agreement conflicts with the definition given that term in the UCC, the Loan Agreement definition shall control to the extent allowed by Law. If the definition given a term in Article 9 of the UCC conflicts with the definition given that term in any other article of the UCC, the Article 9 definition shall control. As used in this Agreement:
“Agent” is defined in the introductory paragraph hereto.
“Agreement” is defined in the introductory paragraph hereto.
“Borrower” is defined in the introductory paragraph hereto.
“Closing Date” is defined in the introductory paragraph hereto.
“Collateral” is defined in Section 3.
“Company” is defined in the introductory paragraph hereto.
“Default” means a “Default” under, and as defined in, the Loan Agreement.
“Equity Power” means a stock power or equity power, as applicable, substantially in the form of Annex A to this Agreement, executed and delivered by a Pledgor to Agent pursuant to the terms of this Agreement.
“Equity Securities” is defined in the Loan Agreement.
“Foreign Subsidiary” means any Pledged Issuer that constitutes a “controlled foreign corporation” under the Tax Code (including but not limited to Section 957 thereof).
“Fraudulent Conveyance” is defined in Section 5 of this Agreement.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government and includes a private mediation or arbitration board or panel.
“Joinder Agreement” means a joinder agreement in form and substance reasonably acceptable to Agent, executed and delivered pursuant to the terms of this Agreement.
“Lenders” is defined in the introductory paragraph hereto.
“Loan” and “Loans” are defined in the Loan Agreement.
“Loan Agreement” is defined in the Recitals.
“Obligation” is defined in the Loan Agreement.
“Person” is defined in the Loan Agreement.
“Pledged Equity Securities” is defined in the Loan Agreement.
“Pledged Interests” is defined Section 3(a).
“Pledged Issuer” means individually, and “Pledged Issuers” means collectively, each of the “Pledged Issuers” set forth on Schedule 1.
“Pledgor” and “Pledgors” are defined in the introductory paragraph hereto and include, without limitation, each Pledgor as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party hereafter appointed for any Pledgor or all or substantially all of any Pledgor’s assets pursuant to any liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Law from time to time in effect affecting the rights of creditors generally.
“Schedule 1” means Schedule 1 attached to this Agreement, as amended, restated or supplemented from time to time.
“Secured Party” is defined in the Loan Agreement.
“Securities Act” means the Securities Act of 1933, as in effect from time to time.
“Security Interest” means the security interests granted and the transfers, pledges and collateral assignments made under Section 3 of this Agreement.
“Tax Code” means the Internal Revenue Code of 1986, as amended, and related rules and regulations.
“UCC” means (a) generally, and with respect to the definitions above, the Uniform Commercial Code, as adopted in New York, as amended from time to time, and (b) with respect to rights in states other than New York, the Uniform Commercial Code as enacted in the applicable state, as amended from time to time. UCC section references refer to the Official Uniform Commercial Code, and are to be translated into the comparable sections of the version of the UCC adopted in the applicable state.
2.Loan Agreement. This Agreement is being executed and delivered pursuant to the terms and conditions of the Loan Agreement and the other Loan Documents. Each Security Interest is a “Lien” referred to in the Loan Agreement.
3.Security Interest. In order to secure the full and complete payment and performance of the Obligation when due, each Pledgor hereby grants to Agent, and each Pledgor hereby confirms its prior grant to Agent, for the ratable benefit of the Lenders and the other Secured Parties, a continuing security interest in, and pledges and collaterally assigns to Agent, and each Pledgor hereby confirms its prior pledge and collateral assignment to Agent, for the ratable benefit of the Lenders and the other Secured Parties, all of its rights, title and interest in and to the following (collectively, the “Collateral”):
(a)    the Pledged Equity Securities described in Schedule 1 (the “Pledged Interests”), whether or not evidenced or represented by any stock certificate, unit certificate, certificated security or other instrument, the certificates representing the Pledged Interests (if any), all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property (including, but not limited to, any stock or other equity dividends and any distributions in connection with a stock or other equity split) from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Interests;
(b)    any other Equity Securities of any Pledgor (or of any new or future Subsidiary of any Pledgor) acquired at any time after the Closing Date and/or acquired from time to time by such Pledgor, the certificates representing such Equity Securities (if any), all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property (including, but not limited to, any stock or other equity dividends and any distributions in connection with a stock or other equity split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;
(c)    all security entitlements of such Pledgor in any and all of the foregoing; and
(d)    all proceeds (including proceeds of proceeds) of any and all of the foregoing;
in each case, howsoever its interest therein may arise or appear (whether by ownership, security interest, Lien, claim or otherwise).
4.No Assumption or Modification. The Security Interest is given to secure the prompt, unconditional and complete payment and performance of the Obligation when due, and is given as security only. Neither Agent nor any of the Secured Parties hereby assumes or shall be liable for any Pledgor’s liabilities, duties, or obligations under or in connection with the Collateral. Neither Agent’s acceptance of this Agreement nor its taking any action in carrying out this Agreement shall constitute Agent’s or any Secured Party’s approval of the Collateral or Agent’s or any Secured Party’s assumption of any obligation under or in connection with the Collateral. This Agreement does not affect or modify any Pledgor’s obligations with respect to the Collateral.
5.Fraudulent Conveyance. Notwithstanding anything contained in this Agreement to the contrary, each Pledgor agrees that if, but for the application of this Section 5, the Obligation or any Security Interest would constitute a preferential transfer under 11 U.S.C. § 547, a fraudulent conveyance under 11 U.S.C. § 548 (or any successor section) or a fraudulent conveyance or transfer under any state fraudulent conveyance or fraudulent transfer Law or similar Law in effect from time to time (each a “Fraudulent Conveyance”), then the Obligation and each affected Security Interest will be enforceable against such Pledgor to the maximum extent possible without causing the Obligation or any Security Interest to be a Fraudulent Conveyance, and shall be deemed to have been automatically amended to carry out the intent of this Section 5.
6.Representations and Warranties. Each Pledgor hereby represents and warrants to Agent, jointly and severally, for the ratable benefit of the Secured Parties, as follows:
(a)    Each Pledgor who is a natural person has full power and capacity to execute and deliver this Agreement and to perform fully its obligations hereunder. The execution, delivery and performance by each Pledgor of this Agreement and each Pledgor’s performance of its obligations under this Agreement (i) are within its corporate, company or partnership power (if such Pledgor is an entity), (ii) have been duly authorized by the board of directors, board of managers, general partner, managing member or other applicable governing body of such Pledgor (if such Pledgor is an entity), and no other corporate or company action on the part of any Pledgor is necessary to authorize this Agreement, (iii) do not require action by, or filing with, any Governmental Authority or any action by any other Person (other than any action taken or filing made on or before the Closing Date), (iv) do not violate any provision of any Pledgor’s organizational documents (if such Pledgor is an entity), (v) do not violate any material provision of Law or any order of any Governmental Authority, in each case applicable to any Pledgor, (vi) do not materially violate, or constitute a material breach of, any material agreements to which it is a party, and (vii) will not result in the creation or imposition of any Lien on any asset of any Pledgor other than Liens in favor of Agent.
(b)    This Agreement has been duly executed and delivered by each Pledgor and constitutes the legal, valid, and binding obligation of such Pledgor, enforceable against such Pledgor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, and similar laws affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding in equity or at law), and except to the extent the indemnification provisions contained herein may be limited by applicable federal or state securities laws.
(c)    Each Pledgor has received and will receive the benefits of the Loans, and such benefits constitute good and valuable consideration for the Security Interest.
(d)    The Pledged Interests are duly authorized, validly issued, fully paid and non-assessable, and transfer thereof is not subject to any restrictions other than restrictions imposed by applicable securities and corporate laws or by such Pledged Issuer’s operating agreement.
(e)    Each Pledgor owns the Collateral set forth on Schedule 1 (as indicated with respect to such Pledgor on Schedule 1) free and clear of all Liens except for the first priority Liens created hereunder.
(f)    The information contained on Schedule 1 is a true, accurate and complete description of all Pledged Equity Securities of any Pledgor that are held by such Pledgor.
(g)    Each Pledgor has reviewed this Agreement and the other Loan Documents and has had the opportunity to review its rights and responsibilities thereunder with counsel. Each Pledgor understands these rights and responsibilities and shall comply fully therewith.
(h)    The Security Interest in the Collateral created by this Agreement will be duly perfected once the action required for perfection under applicable Law has been taken.
(i)    The Pledged Interests in existence as of the date of this Agreement are not evidenced by equity interest certificates and no Pledged Issuer has “opted in” under Article 8 of the UCC with respect to any Pledged Interests (in each case, other than the Pledged Interests in BRP Colleague Inc., a Florida corporation, pledged by Borrower).
7.Covenants. Each Pledgor shall:
(a)    Notify Agent of any material change in any fact or circumstances represented or warranted by any Pledgor with respect to any of the Collateral, as contemplated in the Loan Agreement.
(b)    Notify Agent of any Equity Securities of any Pledgor (or any new or future Subsidiary of any of them) that are acquired by any Pledgor subsequent to the execution of this Agreement, as contemplated in the Loan Agreement.
(c)    Promptly notify Agent of any claim, action or proceeding challenging the Security Interest or adversely affecting title to all or any portion of the Collateral and, at the request of Agent, appear in and defend, at Pledgors’ expense, any such action or proceeding.
(d)    Not sell, assign or otherwise dispose of any Collateral, except as expressly permitted by the terms of the Loan Agreement.
(e)    Not create, incur or suffer to exist any other Lien upon any of the Collateral, except as expressly permitted by the terms of the Loan Agreement.
(f)    At Pledgors’ expense and Agent’s reasonable request, file or cause to be filed such applications and take such other actions to obtain the consent or approval of any Governmental Authority to Agent’s rights hereunder, including, without limitation, the right to sell all the Collateral upon a Default without additional consent or approval from such Governmental Authority (and, because each Pledgor agrees that Agent’s remedies at law for failure of any Pledgor to comply with this provision would be inadequate and that such failure would not be adequately compensable in damages, each Pledgor agrees that its covenants in this provision may be specifically enforced).
(g)    Not permit (i) any of the organizational documents governing the Pledged Interests to be amended to "opt-in" to Article 8 of the UCC or to otherwise be amended in a manner that prejudices the Agent or the enforcement of the Agent’s rights hereunder, or (ii) any of the Collateral to become certificated (other than with respect to the Pledged Interests in BRP Colleague Inc., a Florida corporation, pledged by Borrower, which are certificated as of the date hereof).
(h)    Each Pledgor hereby agrees that if any of the Pledged Interests are at any time not evidenced by certificates of ownership, then Pledgors shall cause the applicable Pledged Issuer with respect to such Pledged Interests to record such pledge on the equityholder register or the books of the issuer and, upon Agent’s request, shall cause such Pledged Issuer to execute and deliver to Agent an acknowledgement of the pledge of such Pledged Interests in a form reasonably satisfactory to Agent.
(i)    To the extent a Subsidiary that is created or acquired after the Closing Date is required to join this Agreement pursuant to the Loan Agreement, each Pledgor agrees that it will cause each such Subsidiary, within twenty (20) days after such Subsidiary’s creation or acquisition by Pledgor (directly or indirectly), to (y) execute and deliver a Joinder Agreement, agreeing to become a Pledgor under this Agreement, together with supplements to the schedules, appendices and exhibits hereto setting forth all relevant information with respect to such party as of the date of such delivery, and (z) if applicable, execute and deliver to Agent an Equity Power hereunder. Upon execution of such Joinder Agreement by each such Subsidiary, such Subsidiary shall become a Pledgor for all purposes under this Agreement. Further, each Pledgor acknowledges and agrees that any Equity Interests in any Subsidiary of any Pledgor created or acquired after the Closing Date shall be Pledged Interests hereunder, and within twenty (20) days after such Subsidiary’s creation or acquisition by Pledgor to execute and deliver to Agent an Equity Power hereunder.
8.Default; Remedies. Should a Default occur and be continuing, Agent may, at its election, exercise any and all rights available to a secured party under the UCC, in addition to any and all other rights afforded by the Loan Documents, at law, in equity, or otherwise, including, without limitation, exercising any or all Equity Powers delivered to Agent with respect to the Pledged Interests or applying by appropriate judicial proceedings for appointment of a receiver for all or part of the Collateral (and each Pledgor hereby consents to any such appointment).
9.Notice. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Pledgors and to any other person entitled to notice under the UCC; provided, that if any of the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Agent may sell or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind. It is agreed that notice sent or given not less than ten (10) calendar days prior to the taking of the action to which the notice relates is reasonable for the purposes of this Section 9.
10.Sales of Securities. Each Pledgor recognizes that Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Interests or any other securities constituting Collateral. Agent is authorized, but not obligated, to limit prospective purchasers to the extent deemed necessary or desirable by Agent to render such sale exempt from the registration requirements of the Securities Act, and any applicable state securities laws, and no sale so made in good faith by Agent shall be deemed not to be “commercially reasonable” because so made. Agent may make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that Agent shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act. Each Pledgor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of Tampa, Florida (to the extent that such an offer may be so advertised without prior registration under the Securities Act) or (ii) made privately in the manner described above to not less than fifteen (15) bona fide offerees shall be deemed to involve a “public disposition” for the purposes of Section 9-610(c) of the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and that Agent and/or any Secured Party or Secured Parties may, in such event, bid for the purchase of such securities.
11.Application of Proceeds. Agent shall apply the proceeds of any sale or other disposition of the Collateral in the following order: first, to the payment of all its expenses incurred in retaking, holding and preparing any of the Collateral for sale(s) or other disposition, in arranging for such sale(s) or other disposition, and in actually selling or disposing of the same (all of which are part of the Obligation); second, toward repayment of amounts expended by Agent under this Agreement; and third, toward payment of the balance of the Obligations in accordance with Section 2.19(b) of the Loan Agreement. Any surplus remaining shall be delivered to Pledgors or as a court of competent jurisdiction may direct.
12.Other Rights of Agent.
(a)    Performance. In the event any Pledgor shall fail to perform any of its obligations hereunder with respect to the Collateral, then Agent may, at its option, but without being required to do so, and after five (5) Business Days’ notice to the Pledgors, take such action which such Pledgor is required, but has failed or refused, to take. Any sum which may be expended or paid by Agent under this Section 12(a) (including, without limitation, court costs and reasonable attorneys’ fees) shall bear interest from the dates of demand for payment at the Default Rate (as defined in the Loan Agreement) until paid and, together with such interest, shall be payable by Pledgors upon demand and shall be part of the Obligation.
(b)    Collection. Upon notice from Agent, each Person obligated with respect to any of the Collateral, whether as an issuer, account debtor or otherwise (an “Obligor”) is hereby authorized and directed by each Pledgor to make payments on any of the Collateral (including, without limitation, dividends and other distributions) directly to Agent, regardless of whether any Pledgor was previously making collections thereon. Subject to Section 12(e) hereof, until such notice is given, each Pledgor is authorized to retain and expend all payments made on Collateral. Agent shall have the right in its own name or in the name of any Pledgor to compromise or extend time of payment with respect to all or any portion of the Collateral for such amounts and upon such terms as Agent may determine; to demand, collect, receive, receipt for, sue for, compound and give acquittances for any and all amounts due or to become due with respect to Collateral; to take control of cash and other proceeds of any Collateral; to endorse the name of any Pledgor on any notes, acceptances, checks, drafts, money orders or other evidences of payment on Collateral that may come into the possession of Agent; to send requests for verification of obligations to any Obligor; and to do all other acts and things necessary to carry out the intent of this Agreement. If any Obligor fails or refuses to make payment on any Collateral when due, Agent is authorized, in its sole reasonable discretion, either in its own name or in the name of any Pledgor, to take such action as Agent shall deem appropriate for the collection of any such amounts. The foregoing rights granted to Agent under this Section 12(b) may only be exercised when a Default has occurred and is continuing. Regardless of any other provision hereof, Agent shall never be liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to Collateral, nor shall Agent be under any duty whatsoever to anyone except Pledgors to account for funds that Agent shall actually receive hereunder. Without limiting the generality of the foregoing, Agent shall have no responsibility for ascertaining any maturities, calls, conversions, exchanges, offers, tenders or similar matters relating to any Collateral, or for informing Pledgors with respect to any of such matters (irrespective of whether Agent actually has, or may be deemed to have, knowledge thereof). The receipt of Agent to any Obligor shall be a full and complete release, discharge and acquittance to such Obligor, to the extent of any amount so paid to Agent.
(c)    Record Ownership of Securities. When a Default has occurred and is continuing, Agent at any time may have the Collateral registered in its name, or in the name of its nominee or nominees, as pledgee, and be admitted as an equity owner of the Pledged Issuers, with all attendant rights thereto, without the taking of any further action by any Person, all notwithstanding any provision or requirement to the contrary in any such Pledged Issuer’s governing documents. Each Pledgor shall execute and deliver to Agent all such proxies, powers of attorney, dividend coupons or orders and other documents as Agent may reasonably request for the purpose of enabling Agent to exercise the voting rights and powers which it is entitled to exercise hereunder and to receive the dividends and other payments which it is authorized to receive and retain hereunder.
(d)    Voting of Securities. So long as no Default has occurred and is continuing, Pledgors shall be entitled to exercise all voting rights pertaining to the Collateral. After the occurrence and during the continuance of a Default, the right to vote the Collateral shall be vested exclusively in Agent. To this end, so long as a Default is continuing, each Pledgor irrevocably appoints Agent the proxy and attorney-in-fact of such Pledgor, with full power of substitution, to vote and to act with respect to the Collateral, subject to the understanding that such proxy may not be exercised unless a Default has occurred and is continuing. The proxy herein granted is coupled with an interest, is irrevocable, and shall continue until the Obligation has been paid and performed in full.
(e)    Certain Proceeds. No Pledgor may declare, make, receive, accept or permit any Distribution respecting any Pledged Interests other than as expressly permitted by Section 6.05 of the Loan Agreement. Upon the occurrence and during the continuance of a Default, any cash proceeds of Collateral shall be applied to the Obligation.
(f)    Financing Statements. Each Pledgor hereby irrevocably authorizes Agent at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto that (i) (A) indicate the Collateral as “the Collateral described in the Equity Pledge Agreement” or such other reasonable description as Agent may use, (B) describe the Collateral in terms similar to those used in Section 3, or (C) otherwise describe the Collateral as being of an equal or lesser scope or with greater detail, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed, and/or as “investment property,” “general intangibles,” and “financial assets,” and (ii) contain any other information required by Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment. Each Pledgor further ratifies and affirms its authorization for any financing statements and/or amendments thereto that Agent has filed in any jurisdiction prior to the date of this Agreement with respect to the Collateral.
(g)    No Novation. It is the agreement and intent of the parties hereto that neither this Agreement nor any of the other documents whose execution is contemplated hereby shall constitute a novation or in any way impair the first priority of the lien and security interest of the Existing Security Documents.
13.Dispute Resolution.
(a)     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, THE TRANSACTIONS RELATING HERETO OR THERETO, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PAR-TIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY (AND ANY SUCH CLAIMS, CROSS-CLAIMS OR THIRD PARTY CLAIMS BROUGHT AGAINST THE AGENT OR ANY OF ITS RELATED PARTIES MAY ONLY) BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE AGENT, THE ISSUING BANK OR ANY SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(b)    EACH LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGAL-LY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(c)    EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.01 OF THE LOAN AGREEMENT. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
14.Miscellaneous.
(a)    Term. Upon Payment in Full of the Obligation, this Agreement shall terminate; provided, that no Obligor on any of the Collateral shall be obligated to inquire as to the termination of this Agreement, but shall be fully protected in making payment directly to Agent.
(b)    Notice. Any notice or communication required or permitted under this Agreement must be given as prescribed in the Loan Agreement. Each Pledgor hereby agrees that it may receive any such notice at the address for Borrower as stated in the Loan Agreement.
(c)    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, but giving effect to federal laws applicable to national banks.
(d)    Loan Agreement. In the event of any conflict between the terms hereof and the Loan Agreement, the terms of the Loan Agreement shall control.
(e)    Multiple Counterparts and Facsimile Signatures. This Agreement may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. This Agreement may be transmitted and signed by electronic mail and facsimile, and (.pdf) and facsimile copies of manually-signed originals shall have the same effect as manually-signed originals and shall be binding on Pledgors and Agent.
(f)    Binding Effect; Survival. This Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective successors and permitted assigns. Unless otherwise provided, all covenants, agreements, indemnities, representations and warranties made in any of the Loan Documents survive and continue in effect until Payment in Full of the Obligations.
(g)    Amendments. This Agreement may be amended, modified, supplemented or be the subject of a waiver only by a writing executed by Agent and Pledgors.
(h)    WAIVER OF RIGHT TO TRIAL BY JURY. PLEDGORS HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN AGENT (OR ANY SECURED PARTY), AND PLEDGORS (OR ANY PLEDGOR) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY LOAN DOCUMENT OR ANY RELATIONSHIP BETWEEN AGENT, ANY SECURED PARTY, ANY BORROWER OR ANY PLEDGOR. THIS PROVISION IS A MATERIAL INDUCEMENT TO SECURED PARTIES TO PROVIDE THE FINANCING DESCRIBED IN THIS AGREEMENT.
(i)    ENTIRETY. IT IS THE AGREEMENT AND INTENT OF THE PARTIES HERETO THAT (I) THIS AGREEMENT IS AN AMENDMENT AND RESTATEMENT OF EACH OF THE PRIOR EQUITY PLEDGE AGREEMENTS AND NEITHER THIS AGREEMENT NOR ANY OF THE OTHER DOCUMENTS WHOSE EXECUTION IS CONTEMPLATED HEREBY SHALL CONSTITUTE A NOVATION OR IN ANY WAY IMPAIR THE FIRST PRIORITY OF THE LIEN AND SECURITY INTEREST OF THE PRIOR EQUITY PLEDGE AGREEMENTS AND OTHER EXISTING SECURITY DOCUMENTS, AND (II) THAT ANY AND ALL SUMS ADVANCED IN CONNECTION WITH THE LOAN DOCUMENTS SHALL BE SECURED BY THIS AGREEMENT AND THE OTHER SECURITY DOCUMENTS WITH THE SAME PRIORITY AS THE SUMS ORIGINALLY ADVANCED UNDER THE ORIGINAL LOANS AND ORIGINAL LOAN DOCUMENTS, AND ALL EXISTING SECURITY INTERESTS OF AGENT RESPECTING ALL COLLATERAL CONTINUE IN FULL FORCE AND EFFECT. EACH DEBTOR ACKNOWLEDGES AND AGREES THAT THE LIENS AND SECURITY INTERESTS CREATED AND GRANTED BY ANY DEBTOR UNDER THE PRIOR EQUITY PLEDGE AGREEMENTS SHALL CONTINUE TO EXIST AND REMAIN VALID AND SUBSISTING AND SHALL NOT BE IMPAIRED OR RELEASED HEREBY AND SHALL BE GOVERNED BY THIS AGREEMENT.
(j)    THIS AGREEMENT, THE LOAN AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[Signatures appear on the following pages.]

IN WITNESS WHEREOF, the parties have executed and delivered this Fourth Amended and Restated Equity Pledge Agreement as of the date first written above.
AGENT:
JPMORGAN CHASE BANK, N.A.

By:	/s/Edyn Hengst Name: Edyn Hengst Title: Authorized Officer

Address:	450 S. Orange Ave. Ste. 1000
Orlando, FL 32801-3336

Attention: Edyn Hengst	Fax No.: 407-218-5182

PLEDGORS:
Baldwin Risk Partners, LLC
By:    /s/ Kristopher A. Wiebeck
    Name:Kristopher A. Wiebeck
    Title:Authorized Representative
SCHEDULE 1
Pledged Interests

Pledgor	Pledged Issuers	Pledged Interests
Baldwin Risk Partners, LLC	BRP Medicare Insurance Holdings, LLC	100% of membership interests
Baldwin Risk Partners, LLC	Baldwin Krystyn Sherman Partners, LLC	100% of membership interests
Baldwin Risk Partners, LLC	BRP Main Street Insurance Holdings, LLC	100% of membership interests
Baldwin Risk Partners, LLC	BRP Insurance Intermediary Holdings, LLC	100% of membership interests
Baldwin Risk Partners, LLC	BRP Colleague Inc.	100% of capital stock
Baldwin Risk Partners, LLC	BKS D&M Holdings, LLC	89% of membership interests
BRP Medicare Insurance Holdings, LLC	BRP Medicare Insurance, LLC	100% of membership interests
BRP Medicare Insurance Holdings, LLC	BRP Medicare Insurance II, LLC	100% of membership interests
BRP Medicare Insurance Holdings, LLC	BRP Medicare Insurance III, LLC	100% of membership interests
Baldwin Krystyn Sherman Partners, LLC	BKS Partners Private Risk Group, LLC	100% of membership interests
BRP Main Street Insurance Holdings, LLC	BRP Ryan Insurance, LLC	75% of membership interests
BRP Main Street Insurance Holdings, LLC	BRP Affordable Home Insurance, LLC	60% of membership interests
BRP Main Street Insurance Holdings, LLC	BRP Black Insurance, LLC	60% of membership interests
BRP Main Street Insurance Holdings, LLC	BRP Bradenton Insurance, LLC	90% of membership interests
BRP Insurance Intermediary Holdings, LLC	AB Risk Specialist, LLC	60% of membership interests
AB Risk Specialist, LLC	KB Risk Solutions, LLC	40% of membership interests
BKS D&M Holdings, LLC	BRP D&M Insurance, LLC	80% of membership interests
Baldwin Krystyn Sherman Partners, LLC	BKS Financial Services Holdings, LLC	100% of membership interests
BKS Financial Services Holdings, LLC	BKS Financial Investments, LLC	100% of membership interests
BKS Financial Services Holdings, LLC	BKS Securities, LLC	100% of membership interests
Baldwin Krystyn Sherman Partners, LLC	League City Office Building, LLC	100% of membership interests
BRP Insurance Intermediary Holdings, LLC	Millennial Specialty Insurance, LLC	100% of membership interests
BRP Main Street Insurance Holdings, LLC	BRP Foundation, LLC	100% of membership interests
BRP Main Street Insurance Holdings, LLC	The Villages Insurance Partners, LLC	100% of membership interests

ANNEX A

TO

EQUITY PLEDGE AGREEMENT

FORM OF EQUITY POWER

(See attached.)

[Signature Page to Fourth Amended and Restated Equity Pledge Agreement]

EQUITY POWER
FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto                                   , (                 ) of                                            , a [Florida limited liability company] (the “company”), registered in its name on the books of the company, and does hereby irrevocably constitute and appoint                                   as its attorney to transfer said [shares/membership units] on the books of the company with full power of substitution in the premises.
Dated:                ,

a

By:	Name: Title:
IN THE PRESENCE OF

[WITNESS]

CONTINUING AND UNCONDITIONAL GUARANTY
THIS CONTINUING AND UNCONDITIONAL GUARANTY (the “Guaranty”) is made as of December 19, 2019, by each entity identified on Exhibit A hereto or otherwise executing a signature page hereto (each, a “Guarantor”, and collectively, the “Guarantors”), in favor of JPMORGAN CHASE BANK, N.A., as Agent (as defined in the Loan Agreement), for the benefit of itself as Agent and the Lenders (as defined in the Loan Agreement) (collectively, the “Secured Parties”).
RECITALS
A.In accordance with the terms and provisions of that certain Fourth Amended and Restated Credit Agreement of even date herewith by and between BALDWIN RISK PARTNERS, LLC, a Delaware limited liability company (“Borrower”), Agent, and Lenders (as amended, modified or supplemented from time to time, the “Loan Agreement”), pursuant to an Amendment and Restatement Agreement of even date herewith among Borrower, the Agent, the Existing Agent (as defined therein) and the Lenders, Borrower has requested that Lenders extend certain credit facilities as more particularly described in the Loan Agreement (collectively, the “Loans”). Capitalized terms not otherwise defined in this Guaranty shall have the meanings assigned to those terms in the Loan Agreement.

B.Lenders are unwilling to extend the Loans or otherwise grant or continue any credit to Borrower unless the undersigned Guarantors guarantee the Obligations of Borrower to Secured Parties.

C.Each Guarantor is a subsidiary or affiliate of Borrower and shares a community of economic interest and derives substantial economic benefit from dealings with Borrower and will benefit from Borrower receiving the Loans and other accommodations from Secured Parties.

D.Each Guarantor has reviewed, understood and approved all of the terms and conditions of the Loan Agreement, the Notes (as defined in the Loan Agreement) and all other Loan Documents (as defined in the Loan Agreement), including, but not limited to, this Guaranty, and each Guarantor has been afforded the full and fair opportunity to consult with independent legal counsel of Guarantors’ own choice with respect to each and all of such matters and documents and has done so to the extent deemed appropriate by Guarantors.
NOW THEREFORE, in consideration of the premises and of other good and valuable consideration and in order to induce the Secured Parties from time to time, in their sole discretion, to extend or continue credit to or enter into other transactions with Borrower, each Guarantor agrees as follows:
AGREEMENT

1.	The foregoing recitals are true and correct and are incorporated by reference into and made a part of this Guaranty.

2.
Each Guarantor, jointly and severally, absolutely and unconditionally, guarantees to the Secured Parties performance and payment when due, whether by acceleration or otherwise, of any and all of the Obligations (as defined in the Loan Agreement, which definition is hereby incorporated herein), together with all interest and charges related thereto, and reasonable attorneys’ fees, costs and expenses of collection incurred by the Secured Parties in enforcing the Obligations or this Guaranty, subject to the provisions contained herein.

3.
This Guaranty is a continuing guaranty, shall remain in force irrespective of any interruptions in the business relations of Borrower with Secured Parties and shall apply to and guarantee any balance which shall remain due by Borrower to any of the Secured Parties.

4.    The Secured Parties may at any time and from time to time, in the exercise of their sole discretion, either before or after default by Borrower or revocation or termination of this Guaranty, without the consent of or notice to any Guarantor, and without incurring responsibility to any Guarantor, or releasing or impairing the liability of any Guarantor, or any security available to the Secured Parties, upon or without any terms or conditions:

a.
Change the manner, place, or terms of payment (including payment amounts and rate of interest) and/or change or extend the time of payment and/or renew or alter any Obligation, any collateral or security therefore, or any Obligation incurred directly or indirectly in respect thereof, and this Guaranty shall apply to the Obligation as so changed, extended, renewed or altered;

b.
Sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any collateral or security at any time held by or available to the Secured Parties for any Obligation, or for any obligations of any Guarantor or any person secondarily or otherwise liable for any of the Obligation; Secured Parties shall have full authority to adjust, compromise and receive less than the amount due upon any such collateral;

c.	Exercise or refrain from exercising any rights against Borrower, any Guarantor or others, or otherwise act or refrain from acting;

d.	Release, compromise, or agree not to sue, in whole or in part, Borrower, any Guarantor or any other party obligated on any of the Obligation;

e.
Apply any sums received by it from any source to any Obligations, in such order of application as the Secured Parties may elect, regardless of what Obligations remain unpaid. All payments shall be conclusively presumed to have been made by Borrower, and no payment shall operate to reduce the obligation of any Guarantor unless, at the time such payments are made, written notice is delivered to an officer of Agent that such payments are made by a Guarantor in reduction of Guarantor’s liability hereunder, and such payments are actually made by Guarantor; and

f.
Fail to set off and release, in whole or in part, any balance of any deposit account or credit on its books in favor of Borrower, or any other person liable for any of the Obligation, and may extend further credit in any manner to Borrower, and generally deal with Borrower or any security or other person liable for any of the Obligation as Secured Parties, in their sole discretion, may see fit.

5.    [reserved].
6.    Each Guarantor waives notice of future advances and notice of acceptance of the guaranty and notice, including notice of default, on any Obligation to which it may apply and waives notice of presentment and demand for payment of any of the Obligation, suit or other action taken by Secured Parties against, and any other notice to, each Guarantor or to any other party liable for the Obligation. Each Guarantor waives all defenses, offsets and counterclaims which Guarantor may at any time have to any claim of Secured Parties against Borrower. This is an unconditional guaranty, and the liability of each Guarantor to the Secured Parties shall not be terminated or in any way limited by reason or as the result of anything set forth or contained in any writing evidencing all or any part of the Obligation, nor shall it be limited to a proportionate part of the total of the Obligation. This is a guaranty of payment and not of collection, and each Guarantor waives any right to require that any action be brought against Borrower or any other person or to require that resort be had to any security or to any balance of any deposit account or credit on the books of the Secured Parties in favor of Borrower or any other person and agrees that the Secured Parties are not responsible for the validity, perfection, recordation or enforceability of any collateral or security for the Obligation.
7.Each Guarantor hereby ratifies, confirms and adopts all the terms, conditions, agreements and stipulations of all notes and other evidences of the Obligation heretofore or hereafter executed. Without in any way limiting the generality of the foregoing, each Guarantor waives and renounces any and all homestead exemption right Guarantor may have under or by virtue of the Constitution or laws of any state, or the United States, as against the obligation hereby created, and each Guarantor does hereby transfer, convey and assign, and direct any trustee in bankruptcy or receiver to deliver to the Secured Parties, a sufficient amount of property or money in any homestead exemption that may be allowed to Guarantor to pay any Obligation in full and all costs of collection. Each Guarantor waives and renounces any defense to any of the Obligation which may be available to or could be asserted by Borrower, except for payment.
8.Each Guarantor subordinates all indebtedness of Borrower owing to Guarantor, whether now existing or hereafter arising, to the Obligation. Each Guarantor further agrees that it shall not be subrogated to, and will not enforce on its behalf, any right of action which any of the Secured Parties may have against Borrower until every Obligation shall have been Paid in Full. Upon the occurrence and during the continuance of a Default, the Secured Parties shall have the right, immediately and without further action by it, to set off against any obligation of any Guarantor to the Secured Parties, all money owed by any of the Secured Parties in any capacity to any Guarantor, whether or not due.
9.A subsequent guaranty by any Guarantor shall not be deemed to be in lieu of or to supersede or terminate this Guaranty but shall be construed as an additional or supplementary guaranty unless otherwise expressly provided therein; and in the event any Guarantor, or any other guarantor, has given to any of the Secured Parties a previous guaranty or guaranties (including, without limitation, any Guaranty executed October 9, 2015, any Continuing and Unconditional Guaranty executed April 18, 2016, any Continuing and Unconditional Guaranty executed May 31, 2018 or any Continuing and Unconditional Guaranty executed March 13, 2019 by any Guarantor respecting the Original Loans), this Guaranty shall be construed to be an additional or supplemental guaranty and not to be in lieu thereof or to terminate such previous guaranty or guaranties unless expressly so provided herein.
10.This Guaranty shall be binding on each Guarantor, notwithstanding the failure of any further contemplated guarantor(s) to execute similar instruments and notwithstanding the fact that the signature of one or more other parties guaranteeing the Obligation or any other existing or future signature shall be forged or unauthorized. The revocation of this Guaranty by a Guarantor or any other party guaranteeing the Obligation, or the release by the Agent of any one or more parties guaranteeing the Obligation, or the dissolution or death, as applicable, of Borrower or any Guarantor or any other party guaranteeing the Obligation, shall not affect or limit the liability of any other Guarantor, and the Secured Parties shall be under no duty to notify Guarantors of any such revocation, release, dissolution or death.
11.Each Guarantor warrants to the Agent, for the benefit of the Secured Parties, that Guarantor has adequate means to obtain from Borrower, on a continuing basis, information concerning the financial condition of Borrower and that Guarantor is not relying on the Secured Parties to provide such information either now or in the future. Each Guarantor waives all errors and omissions in connection with Agent’s administration of the Obligations except behavior which amounts to gross negligence or willful misconduct.
12.No invalidity, irregularity or unenforceability of all or any part of the Obligation or of any collateral or security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty is a primary obligation of each Guarantor.

13.
No delay on the part of any of the Secured Parties in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights; no notice to or demand on any Guarantor shall be deemed to be a waiver of the obligation of any Guarantor or of the right of the Secured Parties to take further action without notice or demand as provided herein; nor in any event shall any modification or waiver of the provisions of this Guaranty be effective unless in writing signed by the Agent nor shall any such waiver be applicable except in the specific instance for which given.

14.	Each Guarantor agrees to provide to Agent the financial information required by Section 5.01 of the Loan Agreement.

15.
Notwithstanding the fact that the Obligation of Borrower may have been Paid in Full and this Guaranty may have been returned to any Guarantor, the obligations of each Guarantor hereunder shall continue in full force and effect with respect to any amounts that any of the Secured Parties may ever be required to repay under any bankruptcy or insolvency laws.

16.
Each Guarantor agrees to pay all reasonable costs and expenses of every kind incurred by Agent (including, without limitation, reasonable attorneys’ and legal assistants’ fees incurred by Agent for, or in connection with, advice, suit, or appeal of any proceeding, including any insolvency or other proceedings under the Bankruptcy Code, or otherwise) in connection with any enforcement of this Guaranty.

17.	This Guaranty shall not be construed to impose any obligation on any of the Secured Parties to extend or continue any credit at any time.

18.
WAIVER OF JURY TRIAL. EACH GUARANTOR AND THE SECURED PARTIES HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY AND ANY OTHER DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTIES ENTERING INTO OR ACCEPTING THIS GUARANTY. FURTHER, EACH GUARANTOR HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE AGENT, NOR AGENT’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SECURED PARTIES WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

19.
Each reference herein to Borrower shall be deemed to include Borrower and its successors and assigns. Each reference herein to any of the Agent or any of the other Secured Parties shall be deemed to include its successors, participants and assigns, in whose favor the provisions of this Guaranty shall also inure; any of the Secured Parties may assign or otherwise transfer all or any portion of its rights and obligations under the Loan Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such of the Secured Parties herein or otherwise, in each case as and to the extent provided in Section 9.04 of the Loan Agreement. Each reference herein to any Guarantor shall be deemed to include that Guarantor’s successors and assigns, all of whom shall be bound by the provisions of this Guaranty.

20.Each Guarantor agrees that certain material events and occurrences relating to this Guaranty bear a reasonable relationship to the laws of New York. This Guaranty shall be governed by the laws of such jurisdiction and, unless applicable law provides otherwise, in the event of any legal proceeding arising out of or related to this Guaranty, each Guarantor consents to the jurisdiction and venue of any U.S. federal or New York state court sitting in New York, New York, and any appellate court from any thereof. To the extent that any provision in this Guaranty is inconsistent with applicable law, the Secured Parties will comply with applicable law.
21.The execution, delivery and performance by each Guarantor of this Guaranty and the other Loan Documents executed in connection with the Loans to which it is a party are within its powers and have been duly authorized by all necessary corporate or entity action.
[SIGNATURE PAGES TO FOLLOW]

EXHIBIT A
TO CONTINUING AND UNCONDITIONAL GUARANTY
Guarantors:

Baldwin Krystyn Sherman Partners, LLC, a Florida limited liability company
BKS Partners Private Risk Group, LLC, a Florida limited liability company
BRP Medicare Insurance Holdings, LLC, a Florida limited liability company
BRP Medicare Insurance, LLC, a Florida limited liability company
BRP Medicare Insurance II, LLC, a Florida limited liability company
BRP Medicare Insurance III, LLC, a Florida limited liability company
BRP Main Street Insurance Holdings, LLC, a Florida limited liability company
BRP Ryan Insurance, LLC, a Florida limited liability company
BRP Bradenton Insurance, LLC, a Florida limited liability company
BRP Affordable Home Insurance, LLC, a Florida limited liability company
BKS D&M Holdings, LLC, a Florida limited liability company
BRP D&M Insurance, LLC, a Florida limited liability company
BRP Insurance Intermediary Holdings, LLC, a Florida limited liability company
AB Risk Specialist, LLC, a Florida limited liability company
KB Risk Solutions, LLC, a Florida limited liability company
BRP Black Insurance, LLC, a Florida limited liability company
BKS Financial Services Holdings, LLC, a Florida limited liability company
BKS Financial Investments, LLC, a Florida limited liability company
BKS Securities, LLC, a Florida limited liability company
League City Office Building, LLC, a Florida limited liability company
Millennial Specialty Insurance, LLC, a Florida limited liability company
BRP Foundation, LLC, a Florida limited liability company
The Villages Insurance Partners, LLC, a Florida limited liability company
BRP Colleague Inc., a Florida corporation